Exhibit 10.65

AGREEMENT

Effective as of September 1, 2001

by and between

D&E SYSTEMS, INC.

and

VERIZON PENNSYLVANIA INC.,
f/k/a Bell Atlantic – Pennsylvania, Inc.

FOR THE COMMONWEALTH
OF PENNSYLVANIA

TABLE OF CONTENTS

AGREEMENT		1

1.	The Agreement	1

2.	Term and Termination	1

3.	Glossary and Attachments	2

4.	Applicable Law	2

5.	Assignment	3

6.	Assurance of Payment	3

7.	Audits	4

8.	Authorization	5

9.	Billing and Payment; Disputed Amounts	5

10.	Confidentiality	6

11.	Counterparts	8

12.	Default	8

13.	Discontinuance of Service by D&E	8

14.	Dispute Resolution	9

15.	Force Majeure	9

16.	Forecasts	10

17.	Fraud	10

18.	Good Faith Performance	10

19.	Headings	10

20.	Indemnification	10

21.	Insurance	12

22.	Intellectual Property	13

23.	Joint Work Product	14

24.	Law Enforcement	14

25.	Liability	14

26.	Network Management	16

i

27.	Non-Exclusive Remedies	16

28.	Notice of Network Changes	17

29.	Notices	17

30.	Ordering and Maintenance	18

31.	Performance Standards	18

32.	Point of Contact for D&E Customers	19

33.	Predecessor Agreements	19

34.	Publicity and Use of Trademarks or Service Marks	19

35.	References	20

36.	Relationship of the Parties	20

37.	Reservation of Rights	21

38.	Subcontractors	21

39.	Successors and Assigns	21

40.	Survival	21

41.	Taxes	21

42.	Technology Upgrades	24

43.	Territory	24

44.	Third Party Beneficiaries	24

45.	251 and 271 Requirements	24

46.	252(i) Obligations	24

47.	Use of Service	25

48.	Waiver	25

49.	Warranties	25

50.	Withdrawal of Services	25

GLOSSARY		28

1.	General Rule	28

2.	Definitions	28

ADDITIONAL SERVICES ATTACHMENT		42

1.	Alternate Billed Calls	42

2.	Dialing Parity - Section 251(b)(3)	42

3.	Directory Assistance (DA) and Operator Services	42

4.	Directory Listing and Directory Distribution	42

5.	Information Services Traffic	44

6.	Intercept and Referral Announcements	45

7.	Originating Line Number Screening (OLNS)	46

8.	Operations Support Systems (OSS)	46

9.	Poles, Ducts, Conduits and Rights-of-Way	52

10.	Telephone Numbers	52

INTERCONNECTION ATTACHMENT		54

1.	General	54

2.	Points of Interconnection (POI) and Trunk Types	54

3.	Alternative Interconnection Arrangements	59

4.	Initiating Interconnection	59

5.	Transmission and Routing of Telephone Exchange Service Traffic	59

6.	Traffic Measurement and Billing over Interconnection Trunks	60

7.	Reciprocal Compensation Arrangements Pursuant to Section 251(b)(5) of the Act	61

8.	Other Types of Traffic	64

9.	Transmission and Routing of Exchange Access Traffic	65

10.	Meet-Point Billing Arrangements	66

11.	Toll Free Service Access Code (e.g.,800/888/877) Traffic	69

12.	Tandem Transit Traffic	70

13.	Number Resources, Rate Centers and Routing Points	71

14.	Joint Network Implementation and Grooming Process; and Installation, Maintenance, Testing and Repair	72

15.	Number Portability - Section 251(B)(2)	74

RESALE ATTACHMENT		78

1.	General	78

2.	Use of Verizon Telecommunications Services	78

3.	Availability of Verizon Telecommunications Services	79

4.	Responsibility for Charges	79

5.	Operations Matters	79

UNBUNDLED NETWORK ELEMENTS (UNEs) ATTACHMENT		81

1.	General	81

2.	Verizon’s Provision of UNEs	82

3.	Loop Transmission Types	83

4.	Line Sharing	89

5.	Line Splitting	95

6.	Sub-Loop	95

7.	Inside Wire	98

8.	Dark Fiber	99

9.	Network Interface Device	102

10.	Unbundled Switching Elements	103

11.	Unbundled Interoffice Facilities	104

12.	Signaling Networks and Call-Related Databases	104

13.	Operations Support Systems	106

14.	Availability of Other UNEs on an Unbundled Basis	106

15.	Maintenance of UNEs	107

16.	Rates and Charges	108

17.	Combinations	108

COLLOCATION ATTACHMENT		109

1.	Verizon’s Provision of Collocation	109

2.	D&E’s Provision of Collocation	109

911 ATTACHMENT		110

1.	911/E-911 Arrangements	110

2.	Electronic Interface	110

3.	911 Interconnection	111

4.	911 Facilities	111

5.	Local Number Portability for use with 911	111

6.	PSAP Coordination	111

7.	911 Compensation	111

8.	911 Rules and Regulations	111

PRICING ATTACHMENT		112

1.	General	112

2.	Verizon Telecommunications Services Provided to D&E for Resale Pursuant to the Resale Attachment	112

3.	D&E Prices	114

4.	Section 271	114

5.	Regulatory Review of Prices	114

APPENDIX A TO THE PRICING ATTACHMENT		115

v

AGREEMENT

PREFACE

This Agreement (“Agreement”) is effective as of September 1, 2001 (the “Effective Date”), between D&E Systems, Inc., (D&E), a corporation organized under the laws of the State of Delaware, with offices at 124 East Main Street, P.O. Box 458, Ephrata, Pennsylvania 17522-0458 and Verizon Pennsylvania Inc., f/k/a Bell Atlantic – Pennsylvania, Inc. (“Verizon”), a corporation organized under the laws of the Commonwealth of Pennysylvania with offices at 1717 Arch Street, Philadelphia, Pennsylvania 19103.

In consideration of the mutual promises contained in this Agreement, and intending to be legally bound, Verizon and D&E hereby agree as follows:

1.	The Agreement

1.1

This Agreement includes: (a) the Principal Document; (b) the Tariffs of each Party applicable to the Services that are offered for sale by it in the Principal Document (which Tariffs are incorporated and made a part hereof this Agreement by reference); and, (c) an Order by a Party that has been accepted by the other Party.

1.2

Conflicts among provisions in the Principal Document, Tariffs, and an Order by a Party which has been accepted by the other Party, shall be resolved in accordance with the following order of precedence, where the document identified in subsection “(a)” shall have the highest precedence: (a) the Principal Document; (b) the Tariffs; and, (c) an Order by a Party that has been accepted by the other Party. The fact that a provision appears in the Principal Document but not in a Tariff, or in a Tariff but not in the Principal Document, shall not be interpreted as, or deemed grounds for finding, a conflict for the purposes of this Section 1.2.

1.3

This Agreement constitutes the entire agreement between the Parties on the subject matter hereof, and supersedes any prior or contemporaneous agreement, understanding, or representation, on the subject matter hereof. Except as otherwise provisioned in the Principal Document, the Principal Document may not be waived or modified except by a written document that is signed by the Parties. Subject to the requirements of Applicable Law, a Party shall have the right to add, modify, or withdraw, its Tariff(s) at any time, without the consent of, or notice to, the other Party.

2.	Term and Termination

2.1

This Agreement shall be effective as of the Effective Date and, unless cancelled or terminated earlier in accordance with the terms hereof, shall continue in effect until September 1, 2003 (the “Initial Term”). Thereafter, this Agreement shall continue in force and effect unless and until cancelled or terminated as provided in this Agreement.

2.2

Either D&E or Verizon may terminate this Agreement effective upon the expiration of the Initial Term or effective upon any date after expiration of the Initial Term by providing written notice of termination at least ninety (90) days in advance of the date of termination.

	2.3	If either D&E or Verizon provides notice of termination pursuant to Section 2.2 and on or before the proposed date of termination either D&E or Verizon has requested negotiation of a new interconnection agreement, unless this Agreement is cancelled or terminated earlier in accordance with the terms hereof (including, but not limited to, pursuant to Section 12), this Agreement shall remain in effect until the earlier of: (a) the effective date of a new interconnection agreement between D&E and Verizon; or, (b) the date one (1) year after the proposed date of termination.

2.4

If either D&E or Verizon provides notice of termination pursuant to Section 2.2 and by 11:59 PM Eastern Time on the proposed date of termination neither D&E nor Verizon has requested negotiation of a new interconnection agreement, (a) this Agreement will terminate at 11:59 PM Eastern Time on the proposed date of termination, and (b) the Services being provided under this Agreement at the time of termination will be terminated, except to the extent that the Purchasing Party has requested that such Services continue to be provided pursuant to an applicable Tariff or SGAT.

3.	Glossary and Attachments

The Glossary and the following Attachments are a part of this Agreement:

Additional Services Attachment

Interconnection Attachment

Resale Attachment

UNE Attachment

Collocation Attachment

911 Attachment

Pricing Attachment

4.	Applicable Law

4.1

The construction, interpretation and performance of this Agreement shall be governed by (a) the laws of the United States of America and (b) the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws rules. All disputes relating to this Agreement shall be resolved through the application of such laws.

	4.2	Each Party shall remain in compliance with Applicable Law in the course of performing this Agreement.

	4.3	Neither Party shall be liable for any delay or failure in performance by it that results from requirements of Applicable Law, or acts or failures to act of any governmental entity or official.

4.4

Each Party shall promptly notify the other Party in writing of any governmental action that limits, suspends, cancels, withdraws, or otherwise materially affects, the notifying Party’s ability to perform its obligations under this Agreement.

4.5

If any provision of this Agreement shall be invalid or unenforceable under Applicable Law, such invalidity or unenforceability shall not invalidate or render unenforceable any other provision of this Agreement, and this Agreement shall be construed as if it did not contain such invalid or unenforceable provision; provided, that if the invalid or unenforceable provision is a material provision of this Agreement, or the invalidity or unenforceability materially affects the rights or obligations of a Party hereunder or the ability of a Party to perform any material provision of this Agreement, the Parties shall promptly renegotiate in good faith and amend in writing this Agreement in order to make such mutually acceptable revisions to this Agreement as may be required in order to conform the Agreement to Applicable Law.

4.6

If any legislative, regulatory, judicial or other governmental decision, order, determination or action, or any change in Applicable Law, materially affects any material provision of this Agreement, the rights or obligations of a Party hereunder, or the ability of a Party to perform any material provision of this Agreement, the Parties shall promptly renegotiate in good faith and amend in writing this Agreement in order to make such mutually acceptable revisions to this Agreement as may be required in order to conform the Agreement to Applicable Law.

4.7

Notwithstanding anything in this Agreement to the contrary, if, as a result of any legislative, judicial, regulatory or other governmental decision, order, determination or action, or any change in Applicable Law, Verizon is not required by Applicable Law to provide any Service, payment or benefit, otherwise required to be provided to D&E hereunder, then Verizon may discontinue the provision of any such Service, payment or benefit, and D&E shall reimburse Verizon for any payment previously made by Verizon to D&E that was not required by Applicable Law. Verizon will provide thirty (30) days prior written notice to D&E of any such discontinuance of a Service, unless a different notice period or different conditions are specified in this Agreement (including, but not limited to, in an applicable Tariff) or Applicable Law for termination of such Service in which event such specified period and/or conditions shall apply.

5.	Assignment

Neither Party may assign this Agreement or any right or interest under this Agreement, nor delegate any obligation under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted assignment or delegation in violation of this Section 5 shall be void and ineffective and constitute default of this Agreement.

6.	Assurance of Payment

	6.1	Upon request by Verizon, D&E shall provide to Verizon adequate assurance of payment of amounts due (or to become due) to Verizon hereunder.

6.2

Assurance of payment of charges may be requested by Verizon if D&E (a) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, does not have established credit with Verizon, (b) in Verizon’s reasonable judgment, at the Effective Date or at any time thereafter, is unable to demonstrate that it is creditworthy, (c) fails to timely pay a bill rendered to D&E by Verizon, or (d) admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had a case commenced against it) under the U.S. Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding.

6.3

Unless otherwise agreed by the Parties, the assurance of payment shall, at Verizon’s option, consist of (a) a cash security deposit in U.S. dollars held by Verizon or (b) an unconditional, irrevocable standby letter of credit naming

Verizon as the beneficiary thereof and otherwise in form and substance satisfactory to Verizon from a financial institution acceptable to Verizon. The cash security deposit or letter of credit shall be in an amount equal to two (2) months anticipated charges (including, but not limited to, both recurring and non-recurring charges), as reasonably determined by Verizon, for the Services to be provided by Verizon to D&E in connection with this Agreement.

6.4

To the extent that Verizon elects to require a cash deposit, the Parties intend that the provision of such deposit shall constitute the grant of a security interest in the deposit pursuant to Article 9 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

6.5

If payment of interest on a cash deposit is required by an applicable Verizon Tariff or by Applicable Law, interest will be paid on any such cash deposit held by Verizon at the higher of the interest rate stated in such Tariff or the interest rate required by Applicable Law.

6.6

Verizon may (but is not obligated to) draw on the letter of credit or cash deposit, as applicable, upon notice to D&E in respect of any amounts to be paid by D&E hereunder that are not paid within thirty (30) days of the date that payment of such amounts is required by this Agreement.

6.7

If Verizon draws on the letter of credit or cash deposit, upon request by Verizon, D&E shall provide a replacement or supplemental letter of credit or cash deposit conforming to the requirements of Section 6.2.

6.8

Notwithstanding anything else set forth in this Agreement, if Verizon makes a request for assurance of payment in accordance with the terms of this Section, then Verizon shall have no obligation thereafter to perform under this Agreement until such time as D&E has provided Verizon with such assurance of payment.

6.9

The fact that a deposit or a letter of credit is requested by Verizon hereunder shall in no way relieve D&E from compliance with the requirements of this Agreement (including, but not limited to, any applicable Tariffs) as to advance payments and payment for Services, nor constitute a waiver or modification of the terms herein pertaining to the discontinuance of Services for nonpayment of any amounts payment of which is required by this Agreement.

7.	Audits

7.1

Except as may be otherwise specifically provided in this Agreement, either Party (“Auditing Party”) may audit the other Party’s (“Audited Party”) books, records, documents, facilities and systems for the purpose of evaluating the accuracy of the Audited Party’s bills. Such audits may be performed once in each Calendar Year; provided, however, that audits may be conducted more frequently (but no more frequently than once in each Calendar Quarter) if the immediately preceding audit found previously uncorrected net inaccuracies in billing in favor of the Audited Party having an aggregate value of at least $1,000,000.

7.2

The audit shall be performed by independent certified public accountants selected and paid by the Auditing Party. The accountants shall be reasonably acceptable to the Audited Party. Prior to commencing the audit, the accountants shall execute an agreement with the Audited Party in a form reasonably acceptable to the Audited Party that protects the confidentiality of the information disclosed by the Audited Party to the accountants. The audit shall take place at a time and place agreed upon by the Parties; provided, that the Auditing Party may require that the audit commence no later than sixty (60) days after the Auditing Party has given notice of the audit to the Audited Party.

7.3

Each Party shall cooperate fully in any such audit, providing reasonable access to any and all employees, books, records, documents, facilities and systems, reasonably necessary to assess the accuracy of the Audited Party’s bills.

7.4

Audits shall be performed at the Auditing Party’s expense, provided that there shall be no charge for reasonable access to the Audited Party’s employees, books, records, documents, facilities and systems necessary to assess the accuracy of the Audited Party’s bills.

8.	Authorization

8.1

Verizon represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

8.2

D&E represents and warrants that it is a corporation duly organized in the State of Delaware, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and operating under a Certificate of Public Necessity and Convenience issued by the PA Public Utility Commission, with offices at 124 East Main Street, Ephrata, PA 17522, and has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

	8.3	D&E Certification

Notwithstanding any other provision of this Agreement, Verizon shall have no obligation to perform under this Agreement until such time as D&E has obtained such FCC and Commission authorization as may be required by Applicable Law for conducting business in Pennsylvania. D&E shall not place any orders under this Agreement until it has obtained such authorization. D&E shall provide proof of such authorization to Verizon upon request.

9.	Billing and Payment; Disputed Amounts

9.1

Except as otherwise provided in this Agreement, each Party shall submit to the other Party on a monthly basis in an itemized form, statement(s) of charges incurred by the other Party under this Agreement.

9.2

Except as otherwise provided in this Agreement, payment of amounts billed for Services provided under this Agreement, whether billed on a monthly basis or as otherwise provided in this Agreement, shall be due, in immediately available U.S. funds, on the later of the following dates (the “Due Date”): (a) the due date specified on the billing Party’s statement; or, (b) twenty (20) days after the date the statement is received by the billed Party. Payments shall be transmitted by electronic funds transfer.

9.3

If any portion of an amount billed by a Party under this Agreement is subject to a good faith dispute between the Parties, the billed Party shall give notice to the billing Party of the amounts it disputes (“Disputed Amounts”) and include in such notice the specific details and reasons for disputing each item. A Party may also dispute prospectively with a single notice a class of charges that it disputes. Notice of a dispute may be given by a Party at any time, either before or after an amount is paid, and a Party’s payment of an amount shall not constitute a waiver of such Party’s right to subsequently dispute its obligation to pay such amount or to seek a refund of any amount paid. The billed Party shall pay by the Due Date all undisputed amounts. Billing disputes shall be subject to the terms of Section 14, Dispute Resolution.

9.4

Charges due to the billing Party that are not paid by the Due Date, shall be subject to a late payment charge. The late payment charge shall be in an amount specified by the billing Party which shall not exceed a rate of one-and-one-half percent (1.5%) of the overdue amount (including any unpaid previously billed late payment charges) per month.

9.5

Although it is the intent of both Parties to submit timely statements of charges, failure by either Party to present statements to the other Party in a timely manner shall not constitute a breach or default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and, except for assertion of a provision of Applicable Law that limits the period in which a suit or other proceeding can be brought before a court or other governmental entity of appropriate jurisdiction to collect amounts due, the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on the billing Party’s failure to submit them in a timely fashion.

10.	Confidentiality

10.1

As used in this Section 10, “Confidential Information” means the following information that is disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in connection with, or anticipation of, this Agreement:

		10.1.1	Books, records, documents and other information disclosed in an audit pursuant to Section 7;

		10.1.2	Any forecasting information provided pursuant to this Agreement.

10.1.3

Customer Information (except to the extent that (a) the Customer information is published in a directory, (b) the Customer information is disclosed through or in the course of furnishing a Telecommunications Service, such as a Directory Assistance Service, Operator Service, Caller ID or similar service, or LIDB service, or, (c) the Customer to whom the Customer Information is related has authorized the Receiving Party to use and/or disclose the Customer Information);

			10.1.3.1	information related to specific facilities or equipment (including, but not limited to, cable and pair information);

			10.1.3.2	any information that is in written, graphic, electromagnetic, or other tangible form, and marked at the time of disclosure as “Confidential” or “Proprietary;” and

10.1.3.3

any information that is communicated orally or visually and declared to the Receiving Party at the time of disclosure, and by written notice with a statement of the information given to the Receiving Party within ten (10) days after disclosure, to be “Confidential or “Proprietary”.

Notwithstanding any other provision of this Agreement, a Party shall have the right to refuse to accept receipt of information which the other Party has identified as Confidential Information pursuant to Sections 10.1.3.1 or 10.1.3.2.

10.2	Except as otherwise provided in this Agreement, the Receiving Party shall:

	10.2.1	use the Confidential Information received from the Disclosing Party only in performance of this Agreement; and,

10.2.2

using the same degree of care that it uses with similar confidential information of its own (but in no case a degree of care that is less than commercially reasonable), hold Confidential Information received from the Disclosing Party in confidence and restrict disclosure of the Confidential Information solely to those of the Receiving Party’s Affiliates and the directors, officers, employees, Agents and contractors of the Receiving Party and the Receiving Party’s Affiliates, that have a need to receive such Confidential Information in order to perform the Receiving Party’s obligations under this Agreement. The Receiving Party’s Affiliates and the directors, officers, employees, Agents and contractors of the Receiving Party and the Receiving Party’s Affiliates, shall be required by the Receiving Party to comply with the provisions of this Section 10 in the same manner as the Receiving Party. The Receiving Party shall be liable for any failure of the Receiving Party’s Affiliates or the directors, officers, employees, Agents or contractors of the Receiving Party or the Receiving Party’s Affiliates, to comply with the provisions of this Section 10.

10.3

The Receiving Party shall return or destroy all Confidential Information received from the Disclosing Party, including any copies made by the Receiving Party, within thirty (30) days after a written request by the Disclosing Party is delivered to the Receiving Party, except for (a) Confidential Information that the Receiving Party reasonably requires to perform its obligations under this Agreement, and (b) one copy for archival purposes only.

10.4	Unless otherwise agreed, the obligations of Sections 10.2 and 10.3 do not apply to information that:

	10.4.1	was, at the time of receipt, already in the possession of or known to the Receiving Party free of any obligation of confidentiality and restriction on use;

10.4.2

is or becomes publicly available or known through no wrongful act of the Receiving Party, the Receiving Party’s Affiliates, or the directors, officers, employees, Agents or contractors of the Receiving Party or the Receiving Party’s Affiliates;

	10.4.3	is rightfully received from a third person having no direct or indirect obligation of confidentiality or restriction on use to the Disclosing Party with respect to such information;

	10.4.4	is independently developed by the Receiving Party;

	10.4.5	is approved for disclosure or use by written authorization of the Disclosing Party (including, but not limited to, in this Agreement); or

10.4.6

is required to be disclosed by the Receiving Party pursuant to Applicable Law, provided that the Receiving Party shall have made commercially reasonable efforts to give adequate notice of the requirement to the Disclosing Party in order to enable the Disclosing Party to seek protective arrangements.

10.5

Notwithstanding the provisions of Sections 10.1 through 10.4, the Receiving Party may use and disclose Confidential Information received from the Disclosing Party to the extent necessary to enforce the Receiving Party’s rights under this Agreement or Applicable Law. In making any such disclosure, the Receiving Party shall make reasonable efforts to preserve the confidentiality and restrict the use of the Confidential Information while it is in the possession of any person to whom it is disclosed, including, but not limited to, by requesting any governmental entity to whom the Confidential Information is disclosed to treat it as confidential and restrict its use to purposes related to the proceeding pending before it.

10.6

The Disclosing Party shall retain all of the Disclosing Party’s right, title and interest in any Confidential Information disclosed by the Disclosing Party to the Receiving Party. Except as otherwise expressly provided in this Agreement, no license is granted by this Agreement with respect to any Confidential Information (including, but not limited to, under any patent, trademark or copyright), nor is any such license to be implied solely by virtue of the disclosure of Confidential Information.

10.7

The provisions of this Section 10 shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by a Party of any right with regard to the use, or protection of the confidentiality of, CPNI provided by Applicable Law.

	10.8	Each Party’s obligations under this Section 10 shall survive expiration, cancellation or termination of this Agreement.

11.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.	Default

If either Party (“Defaulting Party”) fails to make a payment required by this Agreement (including, but not limited to, any payment required by Section 9.3 of undisputed amounts to the billing Party) or materially breaches any other material provision of this Agreement, and such failure or breach continues for thirty (30) days after written notice thereof from the other Party, the other Party may, by written notice to the Defaulting Party, (a) suspend the provision of any or all Services hereunder, or (b) cancel this Agreement and terminate the provision of all Services hereunder.

13.	Discontinuance of Service by D&E

13.1

If D&E proposes to discontinue, or actually discontinues, its provision of service to all or substantially all of its Customers, whether voluntarily, as a result of bankruptcy, or for any other reason, D&E shall send written notice of such discontinuance to Verizon, the Commission, and each of D&E’s Customers.

D&E shall provide such notice such number of days in advance of discontinuance of its service as shall be required by Applicable Law. Unless the period for advance notice of discontinuance of service required by Applicable Law is more than thirty (30) days, to the extent commercially feasible, D&E shall send such notice at least thirty (30) days prior to its discontinuance of service.

13.2

Such notice must advise each D&E Customer that unless action is taken by the D&E Customer to switch to a different carrier prior to D&E’s proposed discontinuance of service, the D&E Customer will be without the service provided by D&E to the D&E Customer.

13.3

Should a D&E Customer subsequently become a Verizon Customer, D&E shall provide Verizon with all information necessary for Verizon to establish service for the D&E Customer, including, but not limited to, the CLEC Customer’s billed name, listed name, service address, and billing address, and the services being provided to the D&E Customer.

	13.4	Nothing in this Section 13 shall limit Verizon’s right to cancel or terminate this Agreement or suspend provision of Services under this Agreement.

14.	Dispute Resolution

14.1

Except as otherwise provided in this Agreement, any dispute between the Parties regarding the interpretation or enforcement of this Agreement or any of its terms shall be addressed by good faith negotiation between the Parties. To initiate such negotiation, a Party must provide to the other Party written notice of the dispute that includes both a detailed description of the dispute or alleged nonperformance and the name of an individual who will serve as the initiating Party’s representative in the negotiation. The other Party shall have ten business days to designate its own representative in the negotiation. The Parties’ representatives shall meet at least once within 45 days after the date of the initiating Party’s written notice in an attempt to reach a good faith resolution of the dispute. Upon agreement, the Parties’ representatives may utilize other alternative dispute resolution procedures such as private mediation to assist in the negotiations.

14.2

If the Parties have been unable to resolve the dispute within 45 days of the date of the initiating Party’s written notice, either Party may pursue any remedies available to it under this Agreement, at law, in equity, or otherwise, including, but not limited to, instituting an appropriate proceeding before the Commission, the FCC, or a court of competent jurisdiction.

15.	Force Majeure

15.1

Neither Party shall be responsible for any delay or failure in performance by it which results from causes beyond its reasonable control (“Force Majeure Events”), whether or not foreseeable by such Party. Such Force Majeure Events include, but are not limited to, adverse weather conditions, flood, fire, explosion, earthquake, volcanic action, power failure, embargo, boycott, war, revolution, civil commotion, act of public enemies, labor unrest (including, but not limited to, strikes, work stoppages, slowdowns, picketing or boycotts), inability to obtain equipment, parts, software or repairs thereof, acts or omissions of the other Party, and acts of God.

15.2

If a Force Majeure Event occurs, the non-performing Party shall give prompt notification of its inability to perform to the other Party. During the period that the non-performing Party is unable to perform, the other Party shall also be excused from performance of its obligations to the extent such obligations are reciprocal to, or depend upon, the performance of the non-performing Party that has been prevented by the Force Majeure Event. The non-performing Party shall use commercially reasonable efforts to avoid or remove the cause(s) of its non-performance and both Parties shall proceed to perform once the cause(s) are removed or cease.

	15.3	Notwithstanding the provisions of Sections 15.1 and 15.2, in no case shall a Force Majeure Event excuse either Party from an obligation to pay money as required by this Agreement.

	15.4	Nothing in this Agreement shall require the non-performing Party to settle any labor dispute except as the non-performing Party, in its sole discretion, determines appropriate.

16.	Forecasts

In addition to any other forecasts required by this Agreement, upon request by Verizon, D&E shall provide to Verizon forecasts regarding the Services that D&E expects to purchase from Verizon, including, but not limited to, forecasts regarding the types and volumes of Services that D&E expects to purchase and the locations where such Services will be purchased.

17.	Fraud

D&E assumes responsibility for all fraud associated with its Customers and accounts. Verizon shall bear no responsibility for, nor is it required to investigate or make adjustments to D&E’s account in cases of, fraud by D&E’s Customers or other third parties.

18.	Good Faith Performance

The Parties shall act in good faith in their performance of this Agreement. Except as otherwise expressly stated in this Agreement (including, but not limited to, where consent, approval, agreement or a similar action is stated to be within a Party’s sole discretion), where consent, approval, mutual agreement or a similar action is required by any provision of this Agreement, such action shall not be unreasonably withheld, conditioned or delayed.

19.	Headings

The headings used in the Principal Document are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of the Principal Document.

20.	Indemnification

20.1

Each Party (“Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any and all Claims that arise out of bodily injury to or death of any person, or damage to, or destruction or loss of, tangible real and/or personal property of any person, to the extent such injury, death, damage, destruction or loss, was proximately caused by the grossly negligent or intentionally wrongful acts or omissions of the Indemnifying Party, the Indemnifying Party’s Affiliates, or the directors, officers, employees, agents or contractors of the Indemnifying Party or the Indemnifying Party’s Affiliates, in connection with this Agreement.

20.2	Indemnification Process:

	20.2.1	As used in this Section 20, “Indemnified Person” means a person whom an Indemnifying Party is obligated to indemnify, defend and/or hold harmless under Section 20.1.

	20.2.2	An Indemnifying Party’s obligations under Section 20.1 shall be conditioned upon the following:

20.2.3

The Indemnified Person: (a) shall give the Indemnifying Party notice of the Claim promptly after becoming aware thereof (including a statement of facts known to the Indemnified Person related to the Claim and an estimate of the amount thereof); (b) prior to taking any material action with respect to a Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Claim; (c) shall not consent to any settlement or compromise of a Third Party Claim without the written consent of the Indemnifying Party; (d) shall permit the Indemnifying Party to assume the defense of a Third Party Claim (including, except as provided below, the compromise or settlement thereof) at the Indemnifying Party’s own cost and expense, provided, however, that the Indemnified Person shall have the right to approve the Indemnifying Party’s choice of legal counsel.

20.2.4

If the Indemnified Person fails to comply with Section 20.2.1 with respect to a Claim, to the extent such failure shall have a material adverse effect upon the Indemnifying Party, the Indemnifying Party shall be relieved of its obligation to indemnify, defend and hold harmless the Indemnified Person with respect to such Claim under this Agreement.

	20.2.5	Subject to 20.2.6 and 20.2.7, below, the Indemnifying Party shall have the authority to defend and settle any Third Party Claim.

20.2.6

With respect to any Third Party Claim, the Indemnified Person shall be entitled to participate with the Indemnifying Party in the defense of the Claim if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Person. In so participating, the Indemnified Person shall be entitled to employ separate counsel for the defense at the Indemnified Person’s expense. The Indemnified Person shall also be entitled to participate, at its own expense, in the defense of any Claim, as to any portion of the Claim as to which it is not entitled to be indemnified, defended and held harmless by the Indemnifying Party.

20.2.7

In no event shall the Indemnifying Party settle a Third Party Claim or consent to any judgment with regard to a Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. In the event the settlement or judgment requires a contribution from or affects the rights of an Indemnified Person, the Indemnified Person shall have the right to refuse such settlement or judgment with respect to itself and, at its own cost and expense, take over the defense against the Third Party Claim, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify or hold harmless the Indemnified Person against, the Third Party Claim for any amount in excess of such refused settlement or judgment.

20.2.8

The Indemnified Person shall, in all cases, assert any and all provisions in applicable Tariffs and Customer contracts that limit liability to third persons as a bar to, or limitation on, any recovery by a third-person claimant.

		20.2.9	The Indemnifying Party and the Indemnified Person shall offer each other all reasonable cooperation and assistance in the defense of any Third Party Claim.

20.3

Each Party agrees that it will not implead or bring any action against the other Party, the other Party’s Affiliates, or any of the directors, officers or employees of the other Party or the other Party’s Affiliates, based on any claim by any person for personal injury or death that occurs in the course or scope of employment of such person by the other Party or the other Party’s Affiliate and that arises out of performance of this Agreement.

	20.4	Each Party’s obligations under this Section 20 shall survive expiration, cancellation or termination of this Agreement.

21.	Insurance

21.1

D&E shall maintain during the term of this Agreement and for a period of two years thereafter all insurance and/or bonds required to satisfy its obligations under this Agreement (including, but not limited to, its obligations set forth in Section 20 hereof) and all insurance and/or bonds required by Applicable Law. The insurance and/or bonds shall be obtained from an insurer having an A.M. Best insurance rating of at least A-, financial size category VII or greater. At a minimum and without limiting the foregoing undertaking, D&E shall maintain the following insurance:

21.1.1

Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $2,000,000 combined single limit for each occurrence.

		21.1.2	Motor Vehicle Liability, Comprehensive Form, covering all owned, hired and non-owned vehicles, with limits of at least $2,000,000 combined single limit for each occurrence.

		21.1.3	Excess Liability, in the umbrella form, with limits of at least $10,000,000 combined single limit for each occurrence.

		21.1.4	Worker’s Compensation Insurance as required by Applicable Law and Employer’s Liability Insurance with limits of not less than $2,000,000 per occurrence.

		21.1.5	All risk property insurance on a full replacement cost basis for all of D&E’s real and personal property located at any Collocation site or otherwise located on or in any Verizon premises (whether owned, leased or otherwise occupied by Verizon), facility, equipment or right-of-way.

21.2

Any deductibles, self-insured retentions or loss limits (“Retentions”) for the foregoing insurance must be disclosed on the certificates of insurance to be provided to Verizon pursuant to Sections 21.4 and 21.5, and Verizon reserves the right to reject any such Retentions in its reasonable discretion. All Retentions shall be the responsibility of D&E.

	21.3	D&E shall name Verizon, Verizon’s Affiliates and the directors, officers and employees of Verizon and Verizon’s Affiliates, as additional insureds on the foregoing insurance.

21.4

D&E shall, within two (2) weeks of the Effective Date hereof, on a semi-annual basis thereafter, and at such other times as Verizon may reasonably specify, furnish certificates or other proof of the foregoing insurance reasonably acceptable to Verizon. The certificates or other proof of the foregoing insurance shall be sent to: Director –Interconnection Services, Verizon Wholesale Markets, 1095 Avenue of the Americas, Room 1423, New York, NY 10036.

21.5

D&E shall require its contractors, if any, that may enter upon the premises or access the facilities or equipment of Verizon or Verizon’s affiliated companies to maintain insurance in accordance with Sections 21.1 through 21.3 and, if requested, to furnish Verizon certificates or other adequate proof of such insurance acceptable to Verizon in accordance with Section 21.4.

21.6

If D&E or D&E’s contractors fail to maintain insurance as required in Sections 21.1 through 21.5, above, Verizon may purchase such insurance and D&E shall reimburse Verizon for the cost of the insurance.

21.7

Certificates furnished by D&E or D&E’s contractors shall contain a clause stating: “Verizon Pennsylvania Inc., f/k/a Bell Atlantic – Pennsylvania, Inc.” shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

22.	Intellectual Property

22.1

Except as expressly stated in this Agreement, this Agreement shall not be construed as granting a license with respect to any patent, copyright, trade name, trademark, service mark, trade secret or any other intellectual property, now or hereafter owned, controlled or licensable by either Party. Except as expressly stated in this Agreement, neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right, of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights.

22.2

Except as stated in Section 22.4, neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Affiliates or Customers based on or arising from any Third Party Claim alleging or asserting that the provision or use of any service, facility, arrangement, or software by either Party under this Agreement, or the performance of any service or method, either alone or in combination with the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third person. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such claim.

22.3

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY EACH PARTY OF THE OTHER’S SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

22.4

D&E agrees that the Services provided by Verizon hereunder shall be subject to the terms, conditions and restrictions contained in any applicable agreements (including, but not limited to software or other intellectual property license agreements) between Verizon and Verizon’s vendors. Verizon agrees to advise D&E, directly or through a third party, of any such terms, conditions or restrictions that may limit any D&E use of a Service provided by Verizon that is otherwise permitted by this Agreement. At D&E’s written request, to the extent required by Applicable Law, Verizon will use Verizon’s best efforts, as commercially practicable, to obtain intellectual property rights from Verizon’s vendor to allow D&E to use the Service in the same manner as Verizon that are coextensive with Verizon’s intellectual property rights, on terms and conditions that are equal in quality to the terms and conditions under which Verizon has obtained Verizon’s intellectual property rights. D&E shall reimburse Verizon for the cost of obtaining such rights.

23.	Joint Work Product

The Principal Document is the joint work product of the Parties, has been negotiated by the Parties, and shall be fairly interpreted in accordance with its terms. In the event of any ambiguities, no inferences shall be drawn against either Party.

24.	Law Enforcement.

24.1

Each Party may cooperate with law enforcement authorities and national security authorities to the full extent required or permitted by Applicable Law in matters related to Services provided by it under this Agreement, including, but not limited to, the production of records, the establishment of new lines or the installation of new services on an existing line in order to support law enforcement and/or national security operations, and, the installation of wiretaps, trap-and-trace facilities and equipment, and dialed number recording facilities and equipment.

24.2

A Party shall not have the obligation to inform the other Party or the Customers of the other Party of actions taken in cooperating with law enforcement or national security authorities, except to the extent required by Applicable Law.

24.3

Where a law enforcement or national security request relates to the establishment of lines (including, but not limited to, lines established to support interception of communications on other lines), or the installation of other services, facilities or arrangements, a Party may act to prevent the other Party from obtaining access to information concerning such lines, services, facilities and arrangements, through operations support system interfaces.

25.	Liability

25.1

As used in this Section 25, “Service Failure” means a failure to comply with a direction to install, restore or terminate Services under this Agreement, a failure to provide Services under this Agreement, and failures, mistakes, omissions, interruptions, delays, errors, defects or the like, occurring in the course of the provision of any Services under this Agreement.

25.2

Except as otherwise stated in Section 25.5, the liability, if any, of a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, to the other Party, the other Party’s Customers, and to any other person, for Claims arising out of a Service Failure shall not exceed an amount equal to the pro rata applicable monthly charge for the Services that are subject to the Service Failure for the period in which such Service Failure occurs.

25.3

Except as otherwise stated in Section 25.5, a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, shall not be liable to the other Party, the other Party’s Customers, or to any other person, in connection with this Agreement (including, but not limited to, in connection with a Service Failure or any breach, delay or failure in performance, of this Agreement) for special, indirect, incidental, consequential, reliance, exemplary, punitive, or like damages, including, but not limited to, damages for lost revenues, profits or savings, or other commercial or economic loss, even if the person whose liability is excluded by this Section has been advised of the possibility of such damages.

25.4

The limitations and exclusions of liability stated in Sections 25.1 through 25.3 shall apply regardless of the form of a claim or action, whether statutory, in contract, warranty, strict liability, tort (including, but not limited to, negligence of a Party), or otherwise.

25.5	Nothing contained in Sections 25.1 through 25.4 shall exclude or limit liability:

	25.5.1	under Sections 20, Indemnification or 41, Taxes.

	25.5.2	for any obligation to indemnify, defend and/or hold harmless that a Party may have under this Agreement.

25.5.3

for damages arising out of or resulting from bodily injury to or death of any person, or damage to, or destruction or loss of, tangible real and/or personal property of any person, or Toxic or Hazardous Substances, to the extent such damages are otherwise recoverable under Applicable Law;

	25.5.4	for a claim for infringement of any patent, copyright, trade name, trade mark, service mark, or other intellectual property interest;

	25.5.5	under Section 258 of the Act or any order of FCC or the Commission implementing Section 258; or

	25.5.6	under the financial incentive or remedy provisions of any service quality plan required by the FCC or the Commission.

25.6

In the event that the liability of a Party, a Party’s Affiliate, or a director, officer or employee of a Party or a Party’s Affiliate, is limited and/or excluded under both this Section 25 and a provision of an applicable Tariff, the liability of the Party or other person shall be limited to the smaller of the amounts for which such Party or other person would be liable under this Section or the Tariff provision.

25.7

Each Party shall, in its tariffs and other contracts with its Customers, provide that in no case shall the other Party, the other Party’s Affiliates, or the directors, officers or employees of the other Party or the other Party’s Affiliates, be liable to such Customers or other third-persons for any special, indirect, incidental, consequential, reliance, exemplary, punitive or other damages, arising out of a Service Failure.

26.	Network Management

26.1

Cooperation. The Parties will work cooperatively in a commercially reasonable manner to install and maintain a reliable network. D&E and Verizon will exchange appropriate information (e.g., network information, maintenance contact numbers, escalation procedures, and information required to comply with requirements of law enforcement and national security agencies) to achieve this desired reliability. In addition, the Parties will work cooperatively in a commercially reasonable manner to apply sound network management principles to alleviate or to prevent traffic congestion and to minimize fraud associated with third number billed calls, calling card calls, and other services related to this Agreement.

26.2

Responsibility for Following Standards. Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service, network or facilities of the other Party or any third parties connected with or involved directly in the network or facilities of the other.

26.3

Interference or Impairment. If a Party (“Impaired Party”) reasonably determines that the services, network, facilities, or methods of operation, of the other Party (“Interfering Party”) will or are likely to interfere with or impair the Impaired Party’s provision of services or the operation of the Impaired Party’s network or facilities, the Impaired Party may interrupt or suspend any Service provided to the Interfering Party to the extent necessary to prevent such interference or impairment, subject to the following:

26.3.1

Except in emergency situations (e.g., situations involving a risk of bodily injury to persons or damage to tangible property, or an interruption in Customer service) or as otherwise provided in this Agreement, the Impaired Party shall have given the Interfering Party at least ten (10) days’ prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period; and,

26.3.2

Upon correction of the interference or impairment, the Impaired Party will promptly restore the interrupted or suspended Service. The Impaired Party shall not be obligated to provide an out-of-service credit allowance or other compensation to the Interfering Party in connection with the suspended Service.

26.4

Outage Repair Standard. In the event of an outage or trouble in any Service being provided by a Party hereunder, the Providing Party will follow Verizon’s standard procedures for isolating and clearing the outage or trouble.

27.	Non-Exclusive Remedies

Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any other remedies that may be available under this Agreement or at law or in equity.

28.	Notice of Network Changes

If a Party makes a change in the information necessary for the transmission and routing of services using that Party’s facilities or network, or any other change in its facilities or network that will materially affect the interoperability of its facilities or network with the other Party’s facilities or network, the Party making the change shall publish notice of the change at least ninety (90) days in advance of such change, and shall use reasonable efforts, as commercially practicable, to publish such notice at least one hundred eighty (180) days in advance of the change; provided, however, that if an earlier publication of notice of a change is required by Applicable Law (including, but not limited to, 47 CFR 51.325 through 51. 335) notice shall be given at the time required by Applicable Law.

29.	Notices

	29.1	Except as otherwise provided in this Agreement, notices given by one Party to the other Party under this Agreement:

		29.1.1	shall be in writing;

29.1.2

shall be delivered (a) personally, (b) by express delivery service with next business day delivery, (c) by First Class, certified or registered U.S. mail, postage prepaid, (d) by facsimile telecopy, with a copy delivered in accordance with (a), (b) or (c), preceding, or, (e) by electronic mail, with a copy delivered in accordance with (a), (b) or (c), preceding; and

		29.1.3	shall be delivered to the following addresses of the Parties:

To D&E:

Attention:	Janet Tuzinski, Director Regulatory and Carrier Relations
124 East Main Street
P.O. Box 458
Ephrata, Pennsylvania 17522-0458
Telephone Number: (717) 738-8511
Facsimile Number: (717) 733-2364
Internet Address: jtuzinski@decommunications.com

with a copy to:	G. William Ruhl, President and CEO
124 East Main Street
P.O. Box 458
Ephrata, Pennsylvania 17522-0458
Telephone Number: (717)738-8430
Facsimile Number: (717) 733-7461
Internet Address: gwruhl@decommunications.com

To Verizon:

Director-Contract Performance & Administration
Verizon Wholesale Markets
600 Hidden Ridge
HQEWMNOTICES
Irving. TX 75038
Telephone Number: 972-718-5988
Facsimile Number: 972-719-1519
Internet Address: wmnotices@verizon.com

with a copy to:

Vice President and Associate General Counsel
Verizon Wholesale Markets
1320 N. Court House Road
8th Floor
Arlington, VA 22201
Facsimile: 703/974-0744

or to such other address as either Party shall designate by proper notice.

Notices will be deemed given as of the earlier of (a) where there is personal delivery of the notice, the date of actual receipt, (b) where the notice is sent via express delivery service for next business day delivery, the next business day after the notice is sent, (c) where the notice is sent by First Class U.S. Mail, three (3) business days after mailing, (d) where notice is sent via certified or registered U.S. mail, the date of receipt shown on the Postal Service receipt, (e) where the notice is sent via facsimile telecopy, on the date set forth on the telecopy confirmation if sent before 5 PM in the time zone where it is received, or the next business day after the date set forth on the telecopy confirmation if sent after 5 PM in the time zone where it is received, and (f) where the notice is sent via electronic mail, on the date of transmission, if sent before 5 PM in the time zone where it is received, or the next business day after the date of transmission, if sent after 5 PM in the time zone where it is received.

30.	Ordering and Maintenance

D&E shall use Verizon’s electronic Operations Support System access platforms to submit Orders and requests for maintenance and repair of Services, and to engage in other pre-ordering, ordering, provisioning, maintenance and repair transactions. If Verizon has not yet deployed an electronic capability for D&E to perform a pre-ordering, ordering, provisioning, maintenance or repair, transaction offered by Verizon, D&E shall use such other processes as Verizon has made available for performing such transaction (including, but not limited, to submission of Orders by telephonic facsimile transmission and placing trouble reports by voice telephone transmission).

31.	Performance Standards

31.1

Verizon shall provide Services under this Agreement in accordance with the performance standards required by Applicable Law, including, but not limited to, Section 251(c) of the Act and 47 CFR §§ 51.305(a)(3), 51.311(a) and (b) and 51.603(b).

31.2

To the extent required by Appendix D, Section V, “Carrier-to-Carrier Performance Plan (Including Performance Measurements),” and Appendix D, Attachment A, “Carrier-to-Carrier Performance Assurance Plan,” of the Merger Order, Verizon shall provide performance measurement results to D&E.

	31.3	D&E shall provide Services under this Agreement in accordance with the performance standards required by Applicable Law.

32.	Point of Contact for D&E Customers

	32.1	D&E shall establish telephone numbers and mailing addresses at which D&E Customers may communicate with D&E and shall advise D&E Customers of these telephone numbers and mailing addresses.

32.2

Except as otherwise agreed to by Verizon, Verizon shall have no obligation, and may decline, to accept a communication from a D&E customer, including, but not limited to, a D&E Customer request for repair or maintenance of a Verizon Service provided to D&E.

33.	Predecessor Agreements

	33.1	Except as stated in Section 33.2 or as otherwise agreed in writing by the Parties:

33.1.1

any prior interconnection or resale agreement between the Parties for the Commonwealth of Pennsylvania pursuant to Section 252 of the Act and in effect immediately prior to the Effective Date is hereby terminated; and

33.1.2

any Services that were purchased by one Party from the other Party under a prior interconnection or resale agreement between the Parties for the Commonwealth of Pennsylvania pursuant to Section 252 of the Act and in effect immediately prior to the Effective Date, shall as of the Effective Date be subject to and purchased under this Agreement.

33.2

Except as otherwise agreed in writing by the Parties, if a Service purchased by a Party under a prior interconnection or resale agreement between the Parties pursuant to Section 252 of the Act was subject to a contractual commitment that it would be purchased for a period of longer than one month, and such period had not yet expired as of the Effective Date and the Service had not been terminated prior to the Effective Date, to the extent not inconsistent with this Agreement, such commitment shall remain in effect and the Service will be purchased under this Agreement; provided, that if this Agreement would materially alter the terms of the commitment, either Party make elect to cancel the commitment.

33.3

If either Party elects to cancel the commitment pursuant to the proviso in Section 33.2, the Purchasing Party shall not be liable for any termination charge that would otherwise have applied. However, if the commitment was cancelled by the Purchasing Party, the Providing Party shall be entitled to payment from the Purchasing Party of the difference between the price of the Service that was actually paid by the Purchasing Party under the commitment and the price of the Service that would have applied if the commitment had been to purchase the Service only until the time that the commitment was cancelled.

34.	Publicity and Use of Trademarks or Service Marks

34.1

A Party, its Affiliates, and their respective contractors and Agents, shall not use the other Party’s trademarks, service marks, logos or other proprietary trade dress, in connection with the sale of products or services, or in any advertising, press releases, publicity matters or other promotional materials, unless the other

Party has given its written consent for such use, which consent the other Party may grant or withhold in its sole discretion.

	34.2	Neither Party may imply any direct or indirect affiliation with or sponsorship or endorsement of it or its services or products by the other Party.

	34.3	Any violation of this Section 34 shall be considered a material breach of this Agreement.

35.	References

	35.1	All references to Sections, Appendices and Exhibits shall be deemed to be references to Sections, Appendices and Exhibits of this Agreement unless the context shall otherwise require.

35.2

Unless the context shall otherwise require, any reference to a Tariff, agreement, technical or other document (including Verizon or third party guides, practices or handbooks), or provision of Applicable Law, is to such Tariff, agreement, document, or provision of Applicable Law, as amended and supplemented from time to time (and, in the case of a Tariff or provision of Applicable Law, to any successor Tariff or provision).

36.	Relationship of the Parties

	36.1	The relationship of the Parties under this Agreement shall be that of independent contractors and nothing herein shall be construed as creating any other relationship between the Parties.

36.2

Nothing contained in this Agreement shall make either Party the employee of the other, create a partnership, joint venture, or other similar relationship between the Parties, or grant to either Party a franchise, distributorship or similar interest.

36.3

Except for provisions herein expressly authorizing a Party to act for another Party, nothing in this Agreement shall constitute a Party as a legal representative or Agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party in writing, which permission may be granted or withheld by the other Party in its sole discretion.

36.4

Each Party shall have sole authority and responsibility to hire, fire, compensate, supervise, and otherwise control its employees, Agents and contractors. Each Party shall be solely responsible for payment of any Social Security or other taxes that it is required by Applicable Law to pay in conjunction with its employees, Agents and contractors, and for withholding and remitting to the applicable taxing authorities any taxes that it is required by Applicable Law to collect from its employees.

36.5

Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party’s business.

	36.6	The relationship of the Parties under this Agreement is a non-exclusive relationship.

37.	Reservation of Rights

37.1

Notwithstanding anything to the contrary in this Agreement, neither Party waives, and each Party hereby expressly reserves, its rights: (a) to appeal or otherwise seek the reversal of and changes in any arbitration decision associated with this Agreement; (b) to challenge the lawfulness of this Agreement and any provision of this Agreement; (c) to seek changes in this Agreement (including, but not limited to, changes in rates, charges and the Services that must be offered) through changes in Applicable Law; and, (d) to challenge the lawfulness and propriety of, and to seek to change, any Applicable Law, including, but not limited to any rule, regulation, order or decision of the Commission, the FCC, or a court of applicable jurisdiction. Nothing in this Agreement shall be deemed to limit or prejudice any position a Party has taken or may take before the Commission, the FCC, any other state or federal regulatory or legislative bodies, courts of applicable jurisdiction, or industry fora. The provisions of this Section shall survive the expiration, cancellation or termination of this Agreement.

	37.2	D&E acknowledges D&E has been advised by Verizon that it is Verizon’s position that:

		37.2.1	This Agreement contains certain provisions which are intended to reflect Applicable Law and Commission and/or FCC arbitration decisions; and

37.2.2

For the purposes of Appendix D, Sections 31 and 32, of the Merger Order, such provisions shall not be deemed to have been voluntarily negotiated or agreed to by Verizon and shall not be available to carriers pursuant to Appendix D, Sections 31 and 32 of the Merger Order.

38.	Subcontractors

A Party may use a contractor of the Party (including, but not limited to, an Affiliate of the Party) to perform the Party’s obligations under this Agreement; provided, that a Party’s use of a contractor shall not release the Party from any duty or liability to fulfill the Party’s obligations under this Agreement.

39.	Successors and Assigns

This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

40.	Survival

The rights, liabilities and obligations of a Party for acts or omissions occurring prior to the expiration, cancellation or termination of this Agreement, the rights, liabilities and obligations of a Party under any provision of this Agreement regarding confidential information (including but not limited to, Section 10), indemnification or defense (including, but not limited to, Section 20), or limitation or exclusion of liability (including, but not limited to, Section 25), and the rights, liabilities and obligations of a Party under any provision of this Agreement which by its terms or nature is intended to continue beyond or to be performed after the expiration, cancellation or termination of this Agreement, shall survive the expiration, cancellation or termination of this Agreement.

41.	Taxes

41.1

In General. With respect to any purchase hereunder of Services, if any federal, state or local tax, fee, surcharge or other tax-like charge (a “Tax”) is required or permitted by Applicable Law or a Tariff to be collected from the purchasing Party by the providing Party, then (a) the providing Party shall properly bill the purchasing Party for such Tax, (b) the purchasing Party shall timely remit such Tax to the providing Party and (c) the providing Party shall timely remit such collected Tax to the applicable taxing authority.

41.2

Taxes Imposed on the Providing Party. With respect to any purchase hereunder of Services, if any federal, state or local Tax is imposed by Applicable Law on the receipts of the providing Party, and such Applicable Law permits the providing Party to exclude certain receipts received from sales for resale to a public utility, distributor, telephone company, local exchange carrier, telecommunications company or other communications company (“Telecommunications Company”), such exclusion being based solely on the fact that the purchasing Party is also subject to a tax based upon receipts (“Receipts Tax”), then the purchasing Party (a) shall provide the providing Party with notice in writing in accordance with Section 41.6 of this Agreement of its intent to pay the Receipts Tax and (b) shall timely pay the Receipts Tax to the applicable tax authority.

41.3

Taxes Imposed on Customers. With respect to any purchase hereunder of Services that are resold to a third party, if any federal, state or local Tax is imposed by Applicable Law on the subscriber, end-user, Customer or ultimate consumer (“Subscriber”) in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Subscriber, then the purchasing Party (a) shall be required to impose and/or collect such Tax from the Subscriber and (b) shall timely remit such Tax to the applicable taxing authority.

41.4

Liability for Uncollected Tax, Interest and Penalty. If the providing Party has not received an exemption certificate and fails to collect any Tax as required by Section 41.1, then, as between the providing Party and the purchasing Party, (a) the purchasing Party shall remain liable for such uncollected Tax and (b) the providing Party shall be liable for any interest assessed thereon and any penalty assessed with respect to such uncollected Tax by such authority. If the providing Party properly bills the purchasing Party for any Tax but the purchasing Party fails to remit such Tax to the providing Party as required by Section 41.1, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the providing Party does not collect any Tax as required by Section 41.1 because the purchasing Party has provided such providing Party with an exemption certificate that is later found to be inadequate by a taxing authority, then, as between the providing Party and the purchasing Party, the purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the purchasing Party fails to pay the Receipts Tax as required by Section 41.2, then, as between the providing Party and the purchasing Party, (x) the providing Party shall be liable for any Tax imposed on its receipts and (y) the purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the providing Party with respect to such Tax by such authority. If the purchasing Party fails to impose and/or collect any Tax from Subscribers as required by Section 41.3, then, as between the providing Party and the purchasing Party, the purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the purchasing Party has agreed to pay, or is required to impose on and/or collect from Subscribers, the purchasing Party agrees to indemnify and hold the providing Party harmless on an after-tax basis for any costs incurred by the providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the providing Party due to the failure of the purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to cooperate fully with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

41.5

Tax exemptions and Exemption Certificates. If Applicable Law clearly exempts a purchase hereunder from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the purchasing Party complies with such procedure, the providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in Section 41.6. If Applicable Law clearly exempts a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the providing Party shall not collect such Tax if the purchasing Party (a) furnishes the providing Party with a letter signed by an officer requesting such an exemption and citing the provision in the Applicable Law which clearly allows such exemption and (b) supplies the providing Party with an indemnification agreement, reasonably acceptable to the providing Party (e.g., an agreement commonly used in the industry), which holds the providing Party harmless on an after-tax Verizon with respect to its forbearing to collect such Tax.

41.6

All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this Section 41, shall be made in writing and shall be delivered in person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in Section 29 as well as to the following:

To Verizon:

Tax Administration
Verizon Communications
1095 Avenue of the Americas
Room 3109
New York, NY 10036

To D&E:

Linda L. Hall, Controller
124 East Main Street
P.O. Box 458
Ephrata, PA 17522

Either Party may from time to time designate another address or other addressees by giving notice in accordance with the terms of this Section. Any notice or other communication shall be deemed to be given when received.

42.	Technology Upgrades

Subject to the notice requirements of Section 28 and notwithstanding any other provision of this Agreement, Verizon shall have the right to deploy, upgrade, migrate and maintain its network at its discretion. The Parties acknowledge that Verizon, at its election, may deploy fiber throughout its network and that such fiber deployment may inhibit or facilitate D&E’s ability to provide service using certain technologies. Nothing in this Agreement shall limit Verizon’s ability to modify its network through the incorporation of new equipment or software or otherwise. D&E shall be solely responsible for the cost and activities associated with accommodating such changes in its own network.

43.	Territory

	43.1	This Agreement applies to the territory in which Verizon operates as an Incumbent Local Exchange Carrier in the Commonwealth of Pennsylvania.

43.2

Notwithstanding any other provision of this Agreement, Verizon may terminate this Agreement as to a specific operating territory or portion thereof if Verizon sells or otherwise transfers its operations in such territory or portion thereof to a third-person. Verizon shall provide D&E with at least 90 calendar days prior written notice of such termination, which shall be effective upon the date specified in the notice. Verizon shall be obligated to provide Services under this Agreement only within this territory.

44.	Third Party Beneficiaries

Except as expressly set forth in this Agreement, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein shall create or be construed to provide any third-persons (including, but not limited to, Customers or contractors of a Party) with any rights (including, but not limited to, any third-party beneficiary rights) hereunder. Except as expressly set forth in this Agreement, a Party shall have no liability under this Agreement to the Customers of the other Party or to any other third person.

45.	251 and 271 Requirements

45.1

The Parties agree that the performance of the terms of this Agreement will satisfy Verizon’s obligations under Section 251 of the Act, and the requirements of the Checklist under Section 271 of the Act.

45.2

The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC as an integral part of an application by Verizon or an Affiliate of Verizon pursuant to Section 271(d) of the Act. In the event that any one or more of the provisions contained herein in Verizon’s reasonable determination is likely to adversely affect the application pursuant to Section 271(d) of the Act, the Parties agree to make the revisions necessary to eliminate such adverse effect on the application.

46.	252(i) Obligations

	46.1	To the extent required by Applicable Law, each Party shall comply with Section 252(i) of the Act and Appendix D, Sections 30 through 32, of the Merger Order (“Merger Order MFN Provisions”).

	46.2	If D&E wishes to exercise any rights it may have under Section 252(i), D&E shall provide written notice thereof to Verizon. Upon Verizon’s receipt of said notice,

in accordance with Section 252(i), the Parties shall amend this Agreement in writing to appropriately reflect the Interconnection, services, and Network Elements, that D&E has elected to adopt pursuant to Section 252(i).

46.3

If D&E wishes to exercise any rights it may have under the Merger Order MFN Provisions, D&E shall provide written notice thereof to Verizon. Upon Verizon’s receipt of said notice, in accordance with the Merger Order MFN Provisions, the Parties shall amend this Agreement in writing to appropriately reflect the interconnection arrangements or unbundled Network Elements, that D&E has elected to adopt pursuant to the Merger Order MFN Provisions.

46.4

To the extent that the exercise by D&E of any rights it may have under Section 252(i) or the Merger Order MFN Provisions results in the rearrangement of Services by Verizon, D&E shall be solely liable for all costs associated therewith, as well as for any termination charges associated with the termination of existing Verizon Services.

47.	Use of Service

Each Party shall make commercially reasonable efforts to ensure that its Customers comply with the provisions of this Agreement (including, but not limited to the provisions of applicable Tariffs) applicable to the use of Services purchased by it under this Agreement.

48.	Waiver

A failure or delay of either Party to enforce any of the provisions of this Agreement, or any right or remedy available under this Agreement or at law or in equity, or to require performance of any of the provisions of this Agreement, or to exercise any option which is provided under this Agreement, shall in no way be construed to be a waiver of such provisions, rights, remedies or options.

49.	Warranties

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED, OR TO BE PROVIDED, UNDER THIS AGREEMENT AND THE PARTIES DISCLAIM ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE WARRANTIES AGAINST INFRINGEMENT, AND WARRANTIES ARISING BY TRADE CUSTOM, TRADE USAGE, COURSE OF DEALING OR PERFORMANCE, OR OTHERWISE.

50.	Withdrawal of Services

50.1

Notwithstanding anything contained in this Agreement, except as otherwise required by Applicable Law, Verizon may terminate its offering and/or provision of any Service under this Agreement upon thirty (30) days prior written notice to D&E.

50.2

Notwithstanding anything contained in this Agreement, except as otherwise required by Applicable Law, Verizon may with thirty (30) days prior written notice to D&E terminate any provision of this Agreement that provides for the payment by Verizon to D&E of compensation related to traffic, including, but not limited to, Reciprocal Compensation and other types of compensation for termination of traffic delivered by Verizon to D&E. Following such termination, except as otherwise agreed in writing by the Parties, Verizon shall be obligated to provide compensation to D&E related to traffic only to the extent required by Applicable Law. If Verizon exercises its right of termination under this Section, the Parties shall negotiate in good faith appropriate substitute provisions for compensation related to traffic; provided, however, that except as otherwise voluntarily agreed by Verizon in writing in its sole discretion, Verizon shall be obligated to provide compensation to D&E related to traffic only to the extent required by Applicable Law. If within thirty (30) days after Verizon’s notice of termination the Parties are unable to agree in writing upon mutually acceptable substitute provisions for compensation related to traffic, either Party may submit their disagreement to dispute resolution in accordance with Section 14 of this Agreement.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date.

D&E SYSTEMS, INC.		VERIZON PENNSYLVANIA INC.

By:	/s/ G. William Ruhl	By:	/s/ Jeffrey A. Masoner

Printed:	G. William Ruhl	Printed:	Jeffrey A. Masoner

Title:	President and Chief Executive Officer	Title	Vice President – Interconnection Services Policy and Planning

GLOSSARY

1.	General Rule

	1.1	The provisions of Sections 1.1 through 1.4 apply with regard to the Principal Document. Terms used in a Tariff shall have the meanings stated in the Tariff.

1.2

Unless the context clearly indicates otherwise, when used in the Principal Document the terms listed in this Glossary shall have the meanings stated in this Glossary. A defined term intended to convey the meaning stated in this Glossary is capitalized when used. Other terms that are capitalized, and not defined in this Glossary or elsewhere in the Principal Document, shall have the meaning stated in the Act. Additional definitions that are specific to the matters covered in a particular provision of the Principal Document may appear in that provision. To the extent that there may be any conflict between a definition set forth on this Glossary and any definition in a specific provision, the definition set forth in the specific provision shall control with respect to that provision.

1.3

Unless the context clearly indicates otherwise, any term defined in this Glossary which is defined or used in the singular shall include the plural, and any term defined in this Glossary which is defined or used in the plural shall include the singular.

1.4

The words “shall” and “will” are used interchangeably throughout the Principal Document and the use of either indicates a mandatory requirement. The use of one or the other shall not confer a different degree of right or obligation for either Party.

2.	Definitions

	2.1	Act.

The Communications Act of 1934 (47 U.S.C. §151 et. seq.), as from time to time amended (including, without limitation by the Telecommunications Act of 1996, Public Law 104-104 of the 104th United States Congress effective February 8, 1996), and as further interpreted in the duly authorized and effective rules and regulations of the FCC or the Commission.

	2.2	ADSL (Asymmetrical Digital Subscriber Line).

A transmission technology on twisted pair copper Loop plant, which transmits an asymmetrical digital signal of up to 6 Mbps to the Customer and up to 640 kbps from the Customer, as specified in ANSI standards T1.413-1998 and Bell Atlantic Technical Reference TR-72575.

	2.3	Affiliate.

Shall have the meaning set forth in the Act.

	2.4	Agent.

An agent or servant.

	2.5	Agreement.

This Agreement, as defined in Section 1 of the General Terms and Conditions.

2.6	Automated Message Accounting (AMA).

The structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document, published by Telcordia Technologies as GR-1100-CORE that defines the industry standard for message recording.

2.7	Ancillary Traffic.

All traffic that is destined for ancillary services, or that may have special billing requirements, including but not limited to the following: Directory Assistance, 911/E911, Operator Services (IntraLATA call completion), IntraLATA third party, collect and calling card, 800/888 database query, LIDB, and information services requiring special billing.

2.8	Automatic Number Identification (ANI).

The signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling Party.

2.9	Answer Supervision.

An off-hook supervisory signal.

2.10	Applicable Law.

All effective laws, government regulations and orders, applicable to each Party’s performance of its obligations under this agreement.

2.11	ASR (Access Service Request).

An industry standard form, which contains data elements and usage rules used by the Parties to add, establish, change or disconnect services or trunks for the purposes of interconnection.

2.12	Automatic Number Identification (ANI).

The signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling Party.

2.13	Basic Local Exchange Service.

Voice grade access to the network that provides: the ability to place and receive calls; touch-tone service, access to operator services; access to directory assistance; access to emergency services (E911); access to telephone relay service (TRS); access to Interexchange Carriers of the Customer’s choice; standard white pages directory listing; and toll blocking for low-income consumers participating in Lifeline (subject to technical feasibility).

2.14	Bona Fide Request (BFR).

The process described in the UNE Attachment that prescribes the terms and conditions relating to a Party’s request that the other Party provides a UNE that it is not otherwise required to provide under the terms of this Agreement.

2.15	Business Day.

Monday through Friday, except for holidays on which the U.S. mail is not delivered.

2.16	Calendar Quarter.

January through March, April through June, July through September, or October through December.

2.17	Calendar Year.

January through December.

2.18	CCS (Common Channel Signaling).

A method of transmitting call set-up and network control data over a digital signaling network separate from the public switched telephone network facilities that carry the actual voice or data content of the call.

2.19	Central Office.

A local switching system for connecting lines to lines, lines to trunks, or trunks to trunks for the purpose of originating/terminating calls over the public switched telephone network. A single Central Office may handle several Central Office codes (“NXX”). Sometimes this term is used to refer to a telephone company building in which switching systems and telephone equipment are installed.

2.20	Central Office Switch.

A switch used to provide Telecommunications Services including but not limited to an End Office Switch or a Tandem Switch. A Central Office Switch may also be employed as combination End Office/Tandem Office Switch.

2.21	Claims.

Any and all claims, demands, suits, actions, settlements, judgments, fines, penalties, liabilities, injuries, damages, losses, costs (including, but not limited to, court costs), and expenses (including, but not limited to, reasonable attorney’s fees).

2.22	CLEC (Competitive Local Exchange Carrier).

Any corporation or other person legally able to provide Local Exchange Service in competition with an ILEC.

2.23	CLLI Codes.

Common Language Location Identifier Codes.

2.24	Centralized Message Distribution System (CMDS).

The billing record and clearing house transport system that ILECs use to efficiently exchange out collects and in collects as well as Carrier Access Billing System (CABS) records.

2.25	Commission.

Pennsylvania Public Utilities Commission

2.26	Conversation Time.

The time that both Parties’ equipment is used for a completed call measured from the receipt of Answer Supervision to the receipt of Disconnect Supervision.

2.27	Calling Party Number (CPN).

A CCS parameter that identifies the calling party’s telephone number.

2.28	CPNI (Customer Proprietary Network Information).

Shall have the meaning set forth in Section 222 of the Act, 47 U.S.C. § 222.

2.29	Cross Connection.

A jumper cable or similar connection, provided in connection with a Collocation arrangement at the digital signal cross connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party’s equipment and (ii) the equipment or facilities of the Housing Party.

2.30	Customer.

A third party residence or business end-user subscriber to Telephone Exchange Services provided by either of the Parties.

2.31	Digital Signal Level.

One of several transmission rates in the time-division multiplex hierarchy.

2.32	Digital Signal Level 0 (DS0).

The 64kbps zero-level signal in the time-division multiplex hierarchy.

2.33	Digital Signal Level 1 (DS1).

The 1.544 Mbps first-level signal in the time-division multiplex hierarchy.

2.34	Digital Signal Level 3 (DS3).

The 44.736 Mbps third-level signal in the time-division multiplex hierarchy.

2.35	Effective Date.

Shall have the meaning set forth in the Preface of this Agreement.

2.36	EMI (Exchange Message Interface).

Standard used for the interexchange of telecommunications message information between exchange carriers and interexchange carriers for billable, non-billable, sample, settlement and study data. Data is provided between companies via a unique record layout that contains Customer billing information, account summary and tracking analysis. EMI format is contained in document SR-320 published by the Alliance for Telcom Industry Solutions.

2.37	End Office Switch or End Office.

A switching entity that is used to terminate Customer station Loops for the purpose of interconnection to each other and to trunks.

2.38	Entrance Facility.

The facility between a Party’s designated premises and the Central Office serving that designated premises.

2.39	Exchange Access.

Shall have the meaning set forth in the Act.

2.40	Extended Local Calling Scope Arrangement.

An arrangement that provides a Customer a local calling scope (Extended Area Service, “EAS”), outside of the Customer’s basic exchange serving area. Extended Local Calling Scope Arrangements may be either optional or non-optional. “Optional Extended Local Calling Scope Arrangement Traffic” is traffic that under an optional Extended Local Calling Scope Arrangement chosen by the Customer terminates outside of the Customer’s basic exchange serving area.

2.41	FCC.

The Federal Communications Commission.

2.42	FCC Internet Order.

Order on Remand and Report and Order, In the Matter of Implementation of the Local Competition Provisions in the Telecommunications Act of 1996, Intercarrier Compensation for ISP Bound Traffic, FCC 01-131, CC Docket Nos. 96-98 and 99-68, adopted April 18, 2001.

2.43	FCC Regulations.

The regulations duly and lawfully promulgated by the FCC, as amended from time to time.

2.44	HDSL (High-Bit Rate Digital Subscriber Line).

A transmission technology that transmits up to a DS1 level signal, using any one of the following line codes: 2 Binary/1 Quartenary (2B1Q), Carrierless AM/PM, Discrete Multitone (DMT) or 3 Binary/1 Octal (3BO).

2.45	IDLC (Integrated Digital Loop Carrier).

A subscriber Loop carrier system which integrates within the switch at a DS1 level that is twenty-four (24) Loop transmission paths combined into a 1.544

Mbps digital signal.

2.46	ILEC (Incumbent Local Exchange Carrier).

Shall have the meaning stated in the Act.

2.47	Inside Wire or Inside Wiring.

All wire, cable, terminals, hardware, and other equipment or materials on the customer’s side of the Rate Demarcation Point.

2.48	Internet Traffic.

Any traffic that is transmitted to or returned from the Internet at any point during the duration of the transmission.

2.49	InterLATA Service.

Shall have the meaning set forth in the Act.

2.50	IntraLATA.

Telecommunications services that originate and terminate at a point within the same LATA.

2.51	IP (Interconnection Point).

For Reciprocal Compensation Traffic, the point at which a Party who receives Reciprocal Compensation Traffic from the other Party assesses Reciprocal Compensation charges for the further transport and termination of that Reciprocal Compensation Traffic..

2.52	ISDN (Integrated Services Digital Network).

A switched network service providing end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-ISDN) provides for digital transmission of two (2) 64 kbps bearer channels and one (1) 16 kbps data and signaling channel (2B+D). Primary Rate Interface-ISDN (PRI-ISDN) provides for digital transmission of twenty-three (23) 64 kbps bearer channels and one (1) 64 kbps data and signaling channel (23B+D).

2.53	ISDN User Part (ISUP).

A part of the SS7 protocol that defines call setup messages and call takedown messages.

2.54	IXC (Interexchange Carrier).

A Telecommunications Carrier that provides, directly or indirectly, InterLATA or intraLATA Telephone Toll Services.

2.55	LATA (Local Access and Transport Area).

Shall have the meaning set forth in the Act.

2.56	LEC (Local Exchange Carrier).

Shall have the meaning set forth in the Act.

2.57	LERG (Local Exchange Routing Guide).

The Telcordia Technologies reference customarily used to identify NPANXX routing and homing information, as well as network element and equipment designation.

2.58	LIDB (Line Information Data Base).

One or all, as the context may require, of the Line Information databases owned individually by Verizon and other entities which provide, among other things, calling card validation functionality for telephone line number cards issued by Verizon and other entities. A LIDB also contains validation data for collect and third number-billed calls; i.e., Billed Number Screening.

2.59	Line Side.

An End Office Switch connection that provides transmission, switching and optional features suitable for Customers connection to the public switched network, including loop start supervision, ground start supervision and signaling for BRI-ISDN service.

2.60	Loop.

A transmission path that extends from a Main distribution Frame, DSX-panel, or functionally comparable piece of equipment in a Customer’s serving End Office to the Rate Demarcation Point (or NID if installed at the Rate Demarcation Point) in or at the customer’s premises. The actual transmission facilities used to provide a Loop may utilize any of several technologies.

2.61	LSR (Local Service Request).

The industry standard form, which contains data elements and usage rules, used by the Parties to establish, add, change or disconnect resold services and Unbundled Network Elements for the purposes of competitive local services.

2.62	MDF (Main Distribution Frame).

The primary point at which outside plant facilities terminate within a Wire Center, for interconnection to other telecommunications facilities within the Wire Center. The distribution frame used to interconnect cable pairs and line trunk equipment terminating on a switching system.

2.63	Measured Internet Traffic.

Dial-up, switched Internet Traffic originated by a Customer of one Party on that Party’s network at a point in a Verizon local calling area, and delivered to a Customer or an Internet Service Provider served by the other Party, on that other Party’s network at a point in the same Verizon local calling area. Verizon local calling areas shall be as defined in Verizon customer tariffs in Pennsylvania as amended from time to time. For the purposes of this definition, a Verizon local calling area includes a Verizon non-optional Extended Local Calling Scope Arrangement, but does not include a Verizon optional Extended Local Calling Scope Arrangement. Calls originated on a 1+ presubscription basis, or on a casual dialed (10XXX/101XXXX) basis, are not considered Measured Internet Traffic.

2.64 Merger Order

The FCC’s ORDER “In re Application of GTE Corporation, Transferor, and Bell Atlantic Corporation, Transferee, For Consent to Transfer of Control of Domestic and International Section 214 and 310 Authorizations and Application to Transfer of a Submarine Cable Landing License”, Memorandum Opinion and Order, FCC CC Docket No. 98-184, FCC 00-221 (June 16, 2000), as modified from time to time.

2.65	MECAB (Multiple Exchange Carrier Access Billing).

Document prepared by the Billing Committee of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECAB document, published by Telcordia Technologies as Special Report SR-BDS-000983, contains the recommended guidelines for the billing of an Exchange Access Service provided by two or more LECs, or by one LEC in two or more states within a single LATA.

2.66	MECOD (Multiple Exchange Carriers Ordering and Design Guidelines for Access Services - Industry Support Interface).

A document developed by the Ordering/Provisioning Committee under the auspices of the Ordering and Billing Forum (OBF), which functions under the auspices of the Carrier Liaison Committee (CLC) of the Alliance for Telecommunications Industry Solutions (ATIS). The MECOD document, published by [BellCore] Telcordia Technologies as Special Report SR-STS-002643, establishes methods for processing orders for Exchange Access Service that is to be provided by two or more LECs.

2.67	NANP (North American Numbering Plan).

The system of telephone numbering employed in the United States, Canada, Bermuda, Puerto Rico and certain Caribbean islands. The NANP format is a 10-digit number that consist of a 3-digit NPA Code (commonly referred to as area code), followed by a 3-digit NXX code and 4 digit line number.

2.68	Network Element.

Shall have the meaning stated in the Act.

2.69	NID (Network Interface Device).

The Verizon provided interface terminating Verizon’s Telecommunications network on the property where the Customer’s service is located at a point determined by Verizon. The NID contains a FCC Part 68 registered jack from which inside wire may be connected to Verizon’s network.

2.70	NPA (Numbering Plan Area).

Also sometimes referred to as an area code, is the first three-digit indicator of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA, “Geographic NPAs” and “Non-Geographic NPAs”. A Geographic NPA is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that geographic area. A Non-Geographic NPA, also known as a “Service Access Code” or “SAC Code” is typically associated with a specialized Telecommunications Service that may be provided across multiple geographic NPA areas. 500, 700, 800, 888 and 900 are examples of Non-Geographic NPAs.

2.71	NXX, NXX Code, Central Office Code or CO Code.

The three-digit switch entity indicator (i.e. the first three digits of a seven-digit telephone number). Each NXX Code contains 10,000 station numbers.

2.72	Order.

An order or application to provide, change or terminate a Service (including, but not limited to, a commitment to purchase a stated number or minimum number of lines or other Services for a stated period or minimum period of time).

2.73	POI (Point of Interconnection).

The physical location where the originating Party’s facilities physically interconnect with the terminating Party’s facilities for the purpose of exchanging traffic.

2.74	Port.

A line card (or equivalent) and associated peripheral equipment on an End Office Switch that interconnects individual Loops or individual Customer trunks with the switching components of an End Office Switch and the associated switching functionality in that End Office Switch. Each Port is typically associated with one (or more) telephone number(s) that serves as the Customer’s network address. The Port is part of the provision of unbundled local Switching Element.

2.75	Principal Document.

This document, including, but not limited to, the Title Page, the Table of Contents, the Preface, the General Terms and Conditions, the signature page, this Glossary, the Attachments, and the Appendices to the Attachments

2.76	Providing Party.

A Party offering or providing a Service to the other Party under this Agreement.

2.77	Purchasing Party.

A Party requesting or receiving a Service from the other Party under this Agreement.

2.78	Rate Center Area or Exchange Area.

The geographic area that has been identified by a given LEC as being associated with a particular NPA-NXX code assigned to the LEC for its provision of Telephone Exchange Services. The Rate Center Area is the exclusive geographic area that the LEC has identified as the area within which it will provide Telephone Exchange Services bearing the particular NPA-NXX designation associated with the specific Rate Center Area.

2.79	Rate Center Point.

A specific geographic point, defined by a V&H coordinate, located within the Rate Center Area and used to measure distance for the purpose of billing customers for distance-sensitive Telephone Exchange Services and Toll Traffic.

2.80	Rate Demarcation Point.

The physical point in a Verizon provided network facility at which Verizon’s responsibility for maintaining that network facility ends and the Customer’s responsibility for maintaining the remainder of the facility begins, as set forth in Verizon’s applicable Tariffs, if any, or as otherwise prescribed under Applicable Law.

2.81	Reciprocal Compensation.

The arrangement for recovering, in accordance with Section 251(b)(5) of the Act, the FCC Internet Order, and other applicable FCC orders and FCC Regulations, costs incurred for the transport and termination of Reciprocal Compensation Traffic originating on one Party’s network and terminating on the other Party’s network (as set forth in Section 7 of the Interconnection Attachment).

2.82	Reciprocal Compensation Traffic.

Telecommunications traffic originated by a Customer of one Party on that Party’s network and terminated to a Customer of the other Party on that other Party’s network, except for Telecommunications traffic that is interstate or intrastate Exchange Access, Information Access, or exchange services for Exchange Access or Information Access. The determination of whether Telecommunications traffic is Exchange Access or Information Access shall be based upon Verizon’s local calling areas. Reciprocal Compensation Traffic does not include: (1) any Internet Traffic; (2) traffic that does not originate and terminate within the same Verizon local calling area as defined by Verizon; (3) Toll Traffic, including, but not limited to, calls originated on a 1+ presubscription basis, or on a casual dialed (10XXX/101XXXX) basis; (4) Optional Extended Local Calling Arrangement Traffic; (5) special access, private line, Frame Relay, ATM, or any other traffic that is not switched by the terminating Party; (6) Tandem Transit Traffic; or, (7) Voice Information Service Traffic (as defined in Section 5 of the Additional Services Attachment). For the purposes of this definition, a Verizon local calling area includes a Verizon non-optional Extended Local Calling Scope Arrangement, but does not include a Verizon optional Extended Local Calling Scope Arrangement.

2.83	Retail Prices.

The prices at which a Service is provided by Verizon at retail to subscribers who are not Telecommunications Carriers.

2.84	Routing Point.

A specific geographic point identified by a specific V&H coordinate. The Routing Point is used to route inbound traffic to specified NAP-NXXs and the Rate Center Point is used to calculate mileage measurements for distance-sensitive transport charges of switched access services. Pursuant to Telecordia Practice BR-795-100-100, the RateCenter Point may be an End Office location, or a “LEC Consortium Point Of Interconnection.” The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, the Routing Point associated with each NPA-NXX need not be the same as the corresponding Rate Center Point, nor must it be located within the corresponding Rate Center Area, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center Area.

2.85	SCP (Service Control Point).

The node in the Common Channel Signaling network to which informational requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a SSP and via a Signaling Transfer Point, performs subscriber or application-specific service logic, and then sends instructions back to the SSP on how to continue call processing.

2.86	Service.

Any Interconnection arrangement, Network Element, Telecommunications Service, Collocation arrangement, or other service, facility or arrangement, offered for sale by a Party under this Agreement.

2.87	(SONET) Synchronous Optical Network.

Synchronous electrical (STS) or optical channel (OC) connections between LECs.

2.88	Signaling Point (SP).

A node in the CCS network that originates and/or receives signaling messages, or transfers signaling messages from one signaling link to another, or both.

2.89	SSP (Service Switching Point).

A Signaling Point that can launch queries to databases and receive/interpret responses used to provide specific Customer services.

2.90	SS7 (Signaling System 7).

The common channel out-of-band signaling protocol developed by the Consultative Committee for International Telephone and Telegraph (CCITT) and the American National Standards Institute (ANSI). Verizon and D&E currently utilize this out-of-band signaling protocol.

2.91	STP (Signal Transfer Point).

A packet switch in the CCS network that is used to route signaling messages among SSPs, SCPs and other STPs in order to set up calls and to query databases for advanced services. Verizon’s network includes mated pairs of local and regional STPs. STPs are provided in pairs for redundancy. Verizon STPs conform to ANSI T1.111-8 standards. It provides SS7 Network Access and performs SS7 message routing and screening.

2.92	Subsidiary.

A corporation or other legal entity that is controlled by a Party.

2.93	Switched Access Detail Usage Data.

A category 1101XX record as defined in the EMI Bellcore Practice BR-010-200-010.

2.94	Switched Access Summary Usage Data.

A category 1150XX record as defined in the EMI Bellcore Practice BR-010-200-010.

2.95	Switched Exchange Access Service.

The offering of transmission and switching services for the purpose of the origination or termination of Toll Traffic. Switched Exchange Access Services include but may not be limited to: Feature Group A, Feature Group B, Feature Group D, 700 access, 800 access, 888 access and 900 access.

2.96	Tandem Switches,

A switching entity that has billing and recording capabilities and is used to connect and switch trunk circuits between and among End Office Switches and between and among End Office Switches and carriers’ aggregation points, points of termination, or point of presence, and to provide Switched Exchange Access Services.

2.97	Tariff.

	2.97.1	Any applicable Federal or state tariff of a Party, as amended from time-to-time;

	2.97.2	Any standard agreement or other document, as amended from time-to-time, that sets forth the generally available terms, conditions and prices under which a Party offers a Service.

The term “Tariff” does not include any Verizon statement of generally available terms (SGAT) which has been approved or is pending approval by the Commission pursuant to Section 252(f) of the Act.

2.98	Telcordia Technologies.

Formerly known as Bell Communications Research, a wholly owned subsidiary of Science Applications International Corporation (SAIC). The organization conducts research and development projects for its owners, including development of new Telecommunications Services. Telcordia Technologies also provides generic requirements for the telecommunications industry for products, services and technologies.

2.99	Telecommunications Carrier.

Shall have the meaning set forth in the Act.

2.100	Telecommunications Services.

Shall have the meaning set forth in the Act.

2.101	Telephone Exchange Service.

Shall have the meaning set forth in the Act.

2.102	Third Party Claim.

A Claim where there is (a) a claim, demand, suit or action by a person who is not a Party, (b) a settlement with, judgment by, or liability to, a person who is not a Party, or (c) a fine or penalty imposed by a person who is not a Party.

2.103	Toll Traffic.

Traffic that is originated by a Customer of one Party on that Party’s network and terminates to a Customer of the other Party on that other Party’s network and is not Reciprocal Compensation Traffic, Measured Internet Traffic or Ancillary Traffic. Toll Traffic may be either “IntraLATA Toll Traffic” or “InterLATA Toll Traffic,” depending on whether the originating and terminating points are within the same LATA.

2.104	Toxic or Hazardous Substance.

Toxic or Hazardous Substance means any substance designated or defined as toxic or hazardous under any “Environmental Law” or that pose a risk to human health or safety, or the environment, and products and materials containing such substance. “Environmental Laws” means the Comprehensive Environmental Response, Compensation, and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Water Pollution Control Act, the Air Pollution Control Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, and all other Federal, Sate or local laws or governmental regulations or requirements, that are similar to the above-referenced laws or that otherwise govern releases, chemicals, products, materials or wastes that may pose risks to human health or safety, or the environment, or that relate to the protection of wetlands or other natural resources.

2.105	Traffic Factor 1.

For traffic exchanged via Interconnection Trunks, a percentage calculated by dividing the number of minutes of interstate traffic (excluding Measured Internet Traffic) by the total number of minutes of interstate and intrastate traffic. ([Interstate Traffic Total Minutes of Use {excluding Measured Internet Traffic Total Minutes of Use} ÷ {Interstate Traffic Total Minutes of Use + Intrastate Traffic Total Minutes of Use}] x 100). Until the form of a Party’s bills is updated to use the term “Traffic Factor 1,” the term “Traffic Factor 1” may be referred to on the Party’s bills and in billing related communications as “Percent Interstate Usage” or “PIU.”

2.106	Traffic Factor 2.

For traffic exchanged via Interconnection Trunks, a percentage calculated by dividing the combined total number of minutes of Reciprocal Compensation Traffic and Measured Internet Traffic by the total number of minutes of intrastate traffic. ([{Reciprocal Compensation Traffic Total Minutes of Use + Measured Internet Traffic Total Minutes of Use} ÷ Intrastate Traffic Total Minutes of Use] x 100). Until the form of a Party’s bills is updated to use the term “Traffic Factor 2,” the term “Traffic Factor 2” may be referred to on the Party’s bills and in billing related communications as “Percent Local Usage” or “PLU.”

2.107	Trunk Side.

A Central Office Switch connection that is capable of, and has been programmed to treat the circuit as, connecting to another switching entity, for example, to another carrier’s network. Trunk side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

2.108	Universal Digital Loop Carrier (UDLC).

UDLC arrangements consist of the Central Office Terminal and the Remote Terminal located in the outside plant or customer premises. The Central Office and the Remote Terminal units perform analog to digital conversions to allow the feeding facility to be digital. UDLC is deployed where the types of services to be provisioned by the systems cannot be integrated such as non-switched services and unbundled loops.

2.109	Unbundled Network Element (UNE).

A Network Element that Verizon is obligated to provide to CLECs on an unbundled basis pursuant to Applicable Law.

2.110	V and H Coordinates Method.

A method of computing airline miles between two points by utilizing an established formula that is based on the vertical and horizontal coordinates of the two points.

2.111	Voice Grade.

Either an analog signal of 300 to 3000 Hz or a digital signal of 56/64 kilobits per second. When referring to digital Voice Grade service (a 56-64 kbps channel), the terms “DS0” or “sub-DS1” may also be used.

2.112	Wire Center.

A building or portion thereof which serves as a Routing Point for Switched Exchange Access Service. The Wire Center serves as the premises for one or more Central Offices.

ADDITIONAL SERVICES ATTACHMENT

1.	Alternate Billed Calls

1.1

The Parties will engage in settlements of intraLATA intrastate alternate-billed calls (e.g., collect, calling card, and third-party billed calls) originated or authorized by their respective Customers in accordance with an arrangement mutually agreed to by the Parties.

2.	Dialing Parity - Section 251(b)(3)

Each Party shall provide the other Party with nondiscriminatory access to such services and information as are necessary to allow the other Party to implement local Dialing Parity in accordance with the requirements of Section 251(b)(3) of the Act.

3.	Directory Assistance (DA) and Operator Services

3.1

Either Party may request that the other Party provide the requesting Party with nondiscriminatory access to the other Party’s directory assistance services (DA), IntraLATA operator call completion services (0S), and/or directory assistance listings database. If either Party makes such a request, the Parties shall enter into a mutually acceptable written agreement for such access.

	3.2	D&E shall arrange, at its own expense, the trunking and other facilities required to transport traffic to and from the designated DA and OS switch locations.

4.	Directory Listing and Directory Distribution

To the extent required by Applicable Law, Verizon will provide directory services to D&E. Such services will be provided in accordance with the terms set forth herein.

	4.1	Listing Information.

As used herein, “Listing Information” means a D&E Customer’s primary name, address (including city, state and zip code), telephone number(s), the delivery address and number of directories to be delivered, and, in the case of a business Customer, the primary business heading under which the business Customer desires to be placed, and any other information Verizon deems necessary for the publication and delivery of directories.

	4.2	Listing Information Supply.

D&E shall provide to Verizon on a regularly scheduled basis, at no charge, and in a format required by Verizon or by a mutually agreed upon industry standard (e.g., Ordering and Billing Forum developed), all Listing Information and the service address for each D&E Customer whose service address location falls within the geographic area covered by the relevant Verizon directory. D&E shall also provide to Verizon on a daily basis, (a) information showing D&E Customers who have disconnected or terminated their service with D&E; and (b) delivery information for each non-listed or non-published D&E Customer to enable Verizon to perform it’s directory distribution responsibilities. Verizon shall promptly provide to D&E, (normally within forty-eight (48) hours of receipt by Verizon, excluding non-Business Days), a query on any listing that is not acceptable.

4.3	Listing Inclusion and Distribution.

Verizon shall include each D&E Customer’s Primary Listing in the appropriate alphabetical directory and, for business Customers, in the appropriate classified (Yellow Pages) directory in accordance with the directory configuration, scope and schedules determined by Verizon in its sole discretion, and shall provide initial distribution of such directories to such D&E Customers in the same manner it provides initial distribution of such directories to its own Customers. “Primary Listing” means a Customer’s primary name, address, and telephone number. Listings of D&E’s Customers shall be interfiled with listings of Verizon’s Customers and the Customers of other LECs included in the Verizon directories. D&E shall pay Verizon’s tariffed charges for additional and foreign alphabetical listings and other alphabetical services (e.g. caption arrangements) for D&E’s Customers.

4.4	Verizon Information.

Upon request by D&E, Verizon shall make available to D&E the following information to the extent that Verizon provides such information to its own business offices a directory list of relevant NXX codes, directory and “Customer Guide” close dates, publishing data, and Yellow Pages headings. Verizon also will make available to D&E, upon written request, a copy of Verizon’s alphabetical listings standards and specifications manual.

4.5	Confidentiality of Listing Information.

Verizon shall accord D&E Listing Information the same level of confidentiality that Verizon accords its own listing information, and shall use such Listing Information solely for the purpose of providing directory-related services; provided, however, that should Verizon elect to do so, it may use or license D&E Listing Information for directory publishing, direct marketing, or any other purpose for which Verizon uses or licenses its own listing information, so long as D&E Customers are not separately identified as such; and provided further that D&E may identify those of its Customers who request that their names not be sold for direct marketing purposes, and Verizon shall honor such requests to the same extent it does so for its own Customers. Verizon shall not be obligated to compensate D&E for Verizon’s use or licensing of D&E Listing Information.

4.6	Accuracy.

Both Parties shall use commercially reasonable efforts to ensure the accurate publication of D&E Customer listings. At D&E’s request, Verizon shall provide D&E with a report of all D&E Customer listings normally no more than ninety (90) days and no less than thirty (30) days prior to the service order close date for the applicable directory. Verizon shall process any corrections made by D&E with respect to its listings, provided such corrections are received prior to the close date of the particular directory.

4.7	Indemnification.

D&E shall adhere to all practices, standards, and ethical requirements established by Verizon with regard to listings. By providing Verizon with Listing Information, D&E warrants to Verizon that D&E has the right to provide such Listing Information to Verizon on behalf of its Customers. D&E shall make commercially reasonable efforts to ensure that any business or person to be listed is authorized and has the right (a) to provide the product or service offered, and (b) to use any personal or corporate name, trade name, trademark, service mark or language used in the listing. D&E agrees to release, defend, hold harmless and indemnify Verizon from and against any and all claims, losses, damages, suits, or other actions, or any liability whatsoever, suffered, made, instituted, or asserted by any person arising out of Verizon’s publication or dissemination of the Listing Information as provided by D&E hereunder.

	4.8	Liability.

Verizon’s liability to D&E in the event of a Verizon error in or omission of a listing shall not exceed the lesser of the amount of charges actually paid by D&E for such listing or the amount by which Verizon would be liable to its own customer for such error or omission. D&E agrees to take all reasonable steps, including, but not limited to, entering into appropriate contractual provisions with its Customers, to ensure that its and Verizon’s liability to D&E’s Customers in the event of a Verizon error in or omission of a listing shall be subject to the same limitations of liability applicable between Verizon and its own Customers.

	4.9	Service Information Pages.

Verizon shall include all D&E NXX codes associated with the geographic areas to which each directory pertains, to the extent it does so for Verizon’s own NXX codes, in any lists of such codes that are contained in the general reference portion of each directory. D&E’s NXX codes shall appear in such lists in the same manner as Verizon’s NXX information. In addition, when D&E is authorized to, and is offering, local service to Customers located within the geographic area covered by a specific directory, at D&E’s request, Verizon shall include, at no charge, in the “Customer Guide” or comparable section of the applicable alphabetical directories, D&E’s critical contact information for D&E’s installation, repair and Customer service, as provided by D&E, and such other essential local service oriented information as is agreed to in writing by the Parties. Such critical contact information shall appear alphabetically by local exchange carrier and in accordance with Verizon’s generally applicable policies. D&E shall be responsible for providing the necessary information to Verizon by the applicable close date for each affected directory.

	4.10	Directory Publication.

Nothing in this Agreement shall require Verizon to publish a directory where it would not otherwise do so.

	4.11	Other Directory Services.

D&E acknowledges that if D&E desires directory services in addition to those described herein, such additional services must be obtained under separate agreement with Verizon’s directory publishing company.

5.	Information Services Traffic

5.1

For purposes of this Section 5, Voice Information Services and Voice Information Services Traffic refer to switched voice traffic, delivered to information service providers who offer recorded voice announcement information or open vocal discussion programs to the general public. Voice Information Services Traffic does not include any form of Internet Traffic. Voice Information Services Traffic also does not include 555 traffic or similar traffic with AIN service interfaces, which traffic shall be subject to separate arrangements between the Parties. Voice Information services Traffic is not subject to Reciprocal Compensation charges under Section 7 of the Interconnection Attachment.

5.2

If a D&E Customer is served by resold Verizon Telecommunications Service or a Verizon Local Switching UNE, subject to any call blocking feature used by D&E, to the extent reasonably feasible, Verizon will route Voice Information Services Traffic originating from such Service or UNE to the Voice Information Service platform. For such Voice Information Services Traffic, unless D&E has entered into an arrangement with Verizon to bill and collect Voice Information Services provider charges from D&E’s Customers, D&E shall pay to Verizon without discount the Voice Information Services provider charges. D&E shall pay Verizon such charges in full regardless of whether or not it collects such charges from its own Customers.

5.3

D&E shall have the option to route Voice Information Services Traffic that originates on its own network to the appropriate Voice Information Services platform(s) connected to Verizon’s network. In the event D&E exercises such option, D&E will establish, at its own expense, a dedicated trunk group to the Verizon Voice Information Service serving switch. This trunk group will be utilized to allow D&E to route Voice Information Services Traffic originated on its network to Verizon. For such Voice Information Services Traffic, unless D&E has entered into an arrangement with Verizon to bill and collect Voice Information Services provider charges from D&E’s Customers, D&E shall pay to Verizon without discount the Voice Information Services provider charges.

	5.4	D&E shall pay Verizon such charges in full regardless of whether or not it collects charges for such calls from its own Customers.

5.5

For variable rated Voice Information Services Traffic (e.g., NXX 550, 540, 976, 970, 940, as applicable) from D&E Customers served by resold Verizon Telecommunications Services or a Verizon Local Switching Network Element, D&E shall either (a) pay to Verizon without discount the Voice Information Services provider charges, or (b) enter into an arrangement with Verizon to bill and collect Voice Information Services provider charges from D&E’s Customers.

5.6

Either Party may request the other Party provide the requesting Party with non discriminatory access to the other party’s information services platform, where such platform exists. If either Party makes such a request, the Parties shall enter into a mutually acceptable written agreement for such access.

5.7

In the event D&E exercises such option, D&E will establish, at its own expense, a dedicated trunk group to the Verizon Information Service serving switch. This trunk group will be utilized to allow D&E to route information services traffic originated on its network to Verizon.

6.	Intercept and Referral Announcements

6.1

When a Customer changes its service provider from Verizon to D&E, or from D&E to Verizon, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement (“Referral Announcement”) on the abandoned telephone number which provides the Customer’s new number or other appropriate information, to the extent known to the Party formerly providing service. Notwithstanding the foregoing, a Party shall not be obligated under this Section to provide a Referral

Announcement if the Customer owes the Party unpaid overdue amounts or the Customer requests that no Referral Announcement be provided.

6.2

Referral Announcements shall be provided, in the case of business Customers, for a period of not less than one hundred and twenty (120) days after the date the Customer changes its telephone number, and, in the case of residential Customers, not less than thirty (30) days after the date the Customer changes its telephone number; provided that if a longer time period is required by Applicable Law, such longer time period shall apply. Except as otherwise provided by Applicable Law, the period for a referral may be shortened by the Party formerly providing service if a number shortage condition requires reassignment of the telephone number.

6.3

This referral announcement will be provided by each Party at no charge to the other Party; provided that the Party formerly providing service may bill the Customer its standard Tariff charge, if any, for the referral announcement.

7.	Originating Line Number Screening (OLNS)

Upon request, Verizon will update its database used to provide originating line number screening (the database of information which indicates to an operator the acceptable billing methods for calls originating from the calling number (e.g., penal institutions, COCOTS).

8.	Operations Support Systems (OSS)

	8.1	Definitions.

		8.1.1	Verizon Operations Support Systems: Verizon systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing.

8.1.2

Verizon OSS Services: Access to Verizon Operations Support Systems functions. The term “Verizon OSS Services” includes, but is not limited to: (a) Verizon’s provision of D&E Usage Information to D&E pursuant to Section 8.1.3 below; and, (b) “Verizon OSS Information”, as defined in Section 8.1.4 below.

		8.1.3	Verizon OSS Facilities: Any gateways, interfaces, databases, facilities, equipment, software, or systems, used by Verizon to provide Verizon OSS Services to D&E.

8.1.4

Verizon OSS Information: Any information accessed by, or disclosed or provided to, D&E through or as a part of Verizon OSS Services. The term “Verizon OSS Information” includes, but is not limited to: (a) any Customer Information related to a Verizon Customer or a D&E Customer accessed by, or disclosed or provided to, D&E through or as a part of Verizon OSS Services; and, (b) any D&E Usage Information (as defined in Section 8.1.6 below) accessed by, or disclosed or provided to, D&E.

8.1.5

Verizon Retail Telecommunications Service: Any Telecommunications Service that Verizon provides at retail to subscribers that are not Telecommunications Carriers. The term “Verizon Retail Telecommunications Service” does not include any Exchange Access service (as defined in Section 3(16) of the Act, 47 U.S.C. § 153(16)) provided by Verizon.

8.1.6

D&E Usage Information: The usage information for a Verizon Retail Telecommunications Service purchased by D&E under this Agreement that Verizon would record if Verizon was furnishing such Verizon Retail Telecommunications Service to a Verizon end-user retail Customer.

	8.1.7	Customer Information: CPNI of a Customer and any other non-public, individually identifiable information about a Customer or the purchase by a Customer of the services or products of a Party.

8.2	Verizon OSS Services.

	8.2.1	Upon request by D&E, Verizon shall provide to D&E, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), Verizon OSS Services.

8.2.2

Subject to the requirements of Applicable Law, Verizon Operations Support Systems, Verizon Operations Support Systems functions, Verizon OSS Facilities, Verizon OSS Information, and the Verizon OSS Services that will be offered by Verizon, shall be as determined by Verizon. Subject to the requirements of Applicable Law, Verizon shall have the right to change Verizon Operations Support Systems, Verizon Operations Support Systems functions, Verizon OSS Facilities, Verizon OSS Information, and the Verizon OSS Services, from time-to-time, without the consent of D&E.

8.3	D&E Usage Information.

	8.3.1	Upon request by ** CLEC, Verizon shall provide to D&E, pursuant to Section 251(c)(3) of the Act, 47 U.S.C. § 251(c)(3), D&E Usage Information.

	8.3.2	D&E Usage Information will be available to D&E through the following:

		8.3.2.1	Daily Usage File on Data Tape.

		8.3.2.2	Daily Usage File through Network Data Mover (NDM).

		8.3.2.3	Daily Usage File through Centralized Message Distribution System (CMDS) (Former Bell Atlantic service areas only).

		8.3.2.4	D&E Usage Information will be provided in a Bellcore Exchange Message Records (EMI) format.

		8.3.2.5	Daily Usage File Data Tapes provided pursuant to Section 8.3.2.1 above will be issued each day, Monday through Friday, except holidays observed by Verizon.

8.3.3

Except as stated in this Section 8.3, subject to the requirements of Applicable Law, the manner in which, and the frequency with which, D&E Usage Information will be provided to D&E shall be determined by Verizon.

8.4	Access to and Use of Verizon OSS Facilities.

	8.4.1	Verizon OSS Facilities may be accessed and used by D&E only to the extent necessary for D&E’s access to and use of Verizon OSS Services pursuant to the Agreement.

	8.4.2	Verizon OSS Facilities may be accessed and used by D&E only to provide Telecommunications Services to D&E Customers.

8.4.3

D&E shall restrict access to and use of Verizon OSS Facilities to D&E. This Section 8 does not grant to D&E any right or license to grant sublicenses to other persons, or permission to other persons (except D&E’s employees, agents and contractors, in accordance with Section 8.4.7 below), to access or use Verizon OSS Facilities.

8.4.4

D&E shall not (a) alter, modify or damage the Verizon OSS Facilities (including, but not limited to, Verizon software), (b) copy, remove, derive, reverse engineer, or decompile, software from the Verizon OSS Facilities, or (c) obtain access through Verizon OSS Facilities to Verizon databases, facilities, equipment, software, or systems, which are not offered for D&E’s use under this Section 8.

8.4.5

D&E shall comply with all practices and procedures established by Verizon for access to and use of Verizon OSS Facilities (including, but not limited to, Verizon practices and procedures with regard to security and use of access and user identification codes).

8.4.6

All practices and procedures for access to and use of Verizon OSS Facilities, and all access and user identification codes for Verizon OSS Facilities: (a) shall remain the property of Verizon; (b) shall be used by D&E only in connection with D&E’s use of Verizon OSS Facilities permitted by this Section 8; (c) shall be treated by D&E as Confidential Information of Verizon pursuant to Section 10 of the Agreement; and, (d) shall be destroyed or returned by D&E to Verizon upon the earlier of request by Verizon or the expiration or termination of the Agreement.

8.4.7

D&E’s employees, agents and contractors may access and use Verizon OSS Facilities only to the extent necessary for D&E’s access to and use of the Verizon OSS Facilities permitted by this Agreement. Any access to or use of Verizon OSS Facilities by D&E’s employees, agents, or contractors, shall be subject to the provisions of the Agreement, including, but not limited to, Section 10 of the Agreement and Section 8.5.2.3 of this Attachment.

8.5	Verizon OSS Information.

	8.5.1	Subject to the provisions of this Section 8 and Applicable Law, Verizon grants to D&E a non-exclusive license to use Verizon OSS Information.

	8.5.2	All Verizon OSS Information shall at all times remain the property of Verizon. Except as expressly stated in this Section 8, D&E shall acquire no rights in or to any Verizon OSS Information.

8.5.2.1

The provisions of this Section 8.5.2 shall apply to all Verizon OSS Information, except (a) D&E Usage Information, (b) CPNI of D&E, and (c) CPNI of a Verizon Customer or a D&E Customer, to the extent the Customer has authorized D&E to use the Customer Information.

	8.5.2.2	Verizon OSS Information may be accessed and used by D&E only to provide Telecommunications Services to D&E Customers.

8.5.2.3

D&E shall treat Verizon OSS Information that is designated by Verizon, through written or electronic notice (including, but not limited to, through the Verizon OSS Services), as “Confidential” or “Proprietary” as Confidential Information of Verizon pursuant to Section 10 of the Agreement.

8.5.2.4

Except as expressly stated in this Section 8, this Agreement does not grant to D&E any right or license to grant sublicenses to other persons, or permission to other persons (except D&E’s employees, agents or contractors, in accordance with Section 8.5.2.5 below, to access, use or disclose Verizon OSS Information.

8.5.2.5

D&E’s employees, agents and contractors may access, use and disclose Verizon OSS Information only to the extent necessary for D&E’s access to, and use and disclosure of, Verizon OSS Information permitted by this Section 8. Any access to, or use or disclosure of, Verizon OSS Information by D&E’s employees, agents or contractors, shall be subject to the provisions of this Agreement, including, but not limited to, Section 10 of the Agreement and Section 8.5.2.3 above.

8.5.2.6

D&E’s license to use Verizon OSS Information shall expire upon the earliest of: (a) the time when the Verizon OSS Information is no longer needed by D&E to provide Telecommunications Services to D&E Customers; (b) termination of the license in accordance with this Section 8; or (c) expiration or termination of the Agreement.

	8.5.2.7	All Verizon OSS Information received by D&E shall be destroyed or returned by D&E to Verizon, upon expiration, suspension or termination of the license to use such Verizon OSS Information.

8.5.3

Unless sooner terminated or suspended in accordance with the Agreement or this Section 8 (including, but not limited to, Section 2.2 of the Agreement and Section 8.6.1 below), D&E’s access to Verizon OSS Information through Verizon OSS Services shall terminate upon the expiration or termination of the Agreement.

8.5.3.1

Verizon shall have the right (but not the obligation) to audit D&E to ascertain whether D&E is complying with the requirements of Applicable Law and this Agreement with regard to D&E’s access to, and use and disclosure of, Verizon OSS Information.

8.5.3.2

Without in any way limiting any other rights Verizon may have under the Agreement or Applicable Law, Verizon shall have the right (but not the obligation) to monitor D&E’s access to and use of Verizon OSS Information which is made available by Verizon to D&E pursuant to this Agreement, to ascertain whether D&E is complying with the requirements of Applicable

Law and this Agreement, with regard to D&E’s access to, and use and disclosure of, such Verizon OSS Information. The foregoing right shall include, but not be limited to, the right (but not the obligation) to electronically monitor D&E’s access to and use of Verizon OSS Information which is made available by Verizon to D&E through Verizon OSS Facilities.

8.5.3.3

Information obtained by Verizon pursuant to this Section 8.5.3.3 shall be treated by Verizon as Confidential Information of D&E pursuant to Section 10 of the Agreement; provided that, Verizon shall have the right (but not the obligation) to use and disclose information obtained by Verizon pursuant to this Section 8.5.3.3 to enforce Verizon’s rights under the Agreement or Applicable Law.

8.6	Liabilities and Remedies.

8.6.1

Any breach by D&E, or D&E’s employees, agents or contractors, of the provisions of Sections 8.4 or 8.5 above shall be deemed a material breach of the Agreement. In addition, if D&E or an employee, agent or contractor of D&E at any time breaches a provision of Sections 8.4 or 8.5 above and such breach continues for more than ten (10) days after written notice thereof from Verizon, then, except as otherwise required by Applicable Law, Verizon shall have the right, upon notice to D&E, to suspend the license to use Verizon OSS Information granted by Section 8.5.1 above and/or the provision of Verizon OSS Services, in whole or in part.

8.6.2

D&E agrees that Verizon would be irreparably injured by a breach of Sections 8.4 or 8.5 above by D&E or the employees, agents or contractors of D&E, and that Verizon shall be entitled to seek equitable relief, including injunctive relief and specific performance, in the event of any such breach. Such remedies shall not be deemed to be the exclusive remedies for any such breach, but shall be in addition to any other remedies available under this Agreement or at law or in equity.

8.7	Relation to Applicable Law.

The provisions of Sections 8.4, 8.5 and 8.6 above shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by Verizon of any right with regard to protection of the confidentiality of the information of Verizon or Verizon Customers provided by Applicable Law.

8.8	Cooperation.

D&E, at D&E’s expense, shall reasonably cooperate with Verizon in using Verizon OSS Services. Such cooperation shall include, but not be limited to, the following:

8.8.1

Upon request by Verizon, D&E shall by no later than the fifteenth (15th) day of each calendar month submit to Verizon reasonable, good faith estimates (by central office or other Verizon office or geographic area designated by Verizon) of the volume of each Verizon Retail Telecommunications Service for which D&E anticipates submitting orders in each week of the next calendar month.

8.8.2

D&E shall reasonably cooperate with Verizon in submitting orders for Verizon Retail Telecommunications Services and otherwise using the Verizon OSS Services, in order to avoid exceeding the capacity or capabilities of such Verizon OSS Services.

8.8.3

D&E shall participate in cooperative testing of Verizon OSS Services and shall provide assistance to Verizon in identifying and correcting mistakes, omissions, interruptions, delays, errors, defects, faults, failures, or other deficiencies, in Verizon OSS Services.

8.9	Verizon Access to Information Related to D&E Customers.

8.9.1

Verizon shall have the right to access, use and disclose information related to D&E Customers that is in Verizon’s possession (including, but not limited to, in Verizon OSS Facilities) to the extent such access, use and/or disclosure has been authorized by the D&E Customer in the manner required by Applicable Law.

8.9.2

Upon request by Verizon, D&E shall negotiate in good faith and enter into a contract with Verizon, pursuant to which Verizon may obtain access to D&E’s operations support systems (including, systems for pre-ordering, ordering, provisioning, maintenance and repair, and billing) and information contained in such systems, to permit Verizon to obtain information related to D&E Customers (as authorized by the applicable D&E Customer), to permit Customers to transfer service from one Telecommunications Carrier to another, and for such other purposes as may be permitted by Applicable Law.

8.10	Verizon Pre-OSS Services.

8.10.1

As used in this Section 8, “Verizon Pre-OSS Service” means a service which allows the performance of an activity which is comparable to an activity to be performed through a Verizon OSS Service and which Verizon offers to provide to D&E prior to, or in lieu of, Verizon’s provision of the Verizon OSS Service to D&E. The term “Verizon Pre-OSS Service” includes, but is not limited to, the activity of placing orders for Verizon Retail Telecommunications Services through a telephone facsimile communication.

8.10.2

Subject to the requirements of Applicable Law, the Verizon Pre-OSS Services that will be offered by Verizon shall be as determined by Verizon and Verizon shall have the right to change Verizon Pre-OSS Services, from time-to-time, without the consent of D&E.

	8.10.3	Subject to the requirements of Applicable Law, the prices for Verizon Pre-OSS Services shall be as determined by Verizon and shall be subject to change by Verizon from time-to-time.

8.10.4

The provisions of Sections 8.4 through 8.8 above shall also apply to Verizon Pre-OSS Services. For the purposes of this Section 8.10: (a) references in Sections 8.4 through 8.8 above to Verizon OSS Services shall be deemed to include Verizon Pre-OSS Services; and, (b) references in Sections 8.4 through 8.8 above to Verizon OSS Information shall be deemed to include information made available to D&E through Verizon Pre-OSS Services.

8.10.5

D&E acknowledges that the Verizon OSS Information, by its nature, is updated and corrected on a continuous basis by Verizon, and therefore that Verizon OSS Information is* subject to change from time to time.

	8.11	Cancellations.

Verizon may cancel orders for service which have had no activity within thirty-one (31) consecutive calendar days after the original service date. (Certain complex UNEs and UNEs requiring facility build-outs that may take longer than thirty-one (31) days to provision will be excluded from this provision).

9.	Poles, Ducts, Conduits and Rights-of-Way

To the extent required by Applicable Law (including, but not limited to, Sections 224, 251(b)(4) and 271(c)(2)(B)(iii) of the Act), each Party (“Providing Party”) shall afford the other Party non-discriminatory access to poles, ducts, conduits and rights-of-way owned or controlled by the Providing Party. Such access shall be provided in accordance with Applicable Law pursuant to the Providing Party’s applicable Tariffs, or, in the absence of an applicable Providing Party Tariff, the Providing Party’s generally offered form of license agreement, or, in the absence of such a Tariff and license agreement, a mutually acceptable agreement to be negotiated by the Parties.

10.	Telephone Numbers

	10.1	This Section applies in connection with D&E Customers served by Telecommunications Services provided by Verizon to D&E for resale or a Local Switching Network Element provided by Verizon to D&E.

10.2

D&E’s use of telephone numbers shall be subject to Applicable Law the rules of the North American Numbering Council and the North American Numbering Plan Administrator, the applicable provisions of this Agreement (including, but not limited to, this Section 10), and Verizon’s practices and procedures for use and assignment of telephone numbers, as amended from time-to-time.

10.3

Subject to Sections 10.2 and 10.4, if a Customer of either Verizon or D&E who is served by a Verizon Telecommunications Service (“VTS”) or a Verizon Local Switching Network Element (“VLSNE”) changes the LEC that serves the Customer using such VTS or VLSNE (including a change from Verizon to D&E, from D&E to Verizon, or from D&E to a LEC other than Verizon), after such change, the Customer may continue to use with such VTS or VLSNE the telephone numbers that were assigned to the VTS or VLSNE for the use of such Customer by Verizon immediately prior to the change.

10.4

Verizon shall have the right to change the telephone numbers used by a Customer if at any time: (a) the Customer requests service at a new location, that is not served by the Verizon switch and the Verizon rate center from which the Customer previously had service; (b) continued use of the telephone numbers is not technically feasible; or, (c) in the case of Telecommunications Service provided by Verizon to D&E for resale, the type or class of service subscribed to by the Customer changes.

10.5

If service on a VTS or VLSNE provided by Verizon to D&E under this Agreement is terminated and the telephone numbers associated with such VTS or VLSNE have not been ported to a D&E switch, the telephone numbers shall be available for reassignment by Verizon to any person to whom Verizon elects to assign the telephone numbers, including, but not limited to, Verizon, Verizon Customers, D&E, or Telecommunications Carriers other than Verizon and D&E.

10.6	D&E may reserve telephone numbers only to the extent Verizon’s Customers may reserve telephone numbers.

INTERCONNECTION ATTACHMENT

1.	General

Each Party (“Providing Party”) shall provide to the other Party, in accordance with this Agreement and Applicable Law, interconnection with the Providing Party’s network for the transmission and routing of Telephone Exchange Service and Exchange Access.

2.	Points of Interconnection (POI) and Trunk Types

	2.1	Points of Interconnection (“POI”).

		2.1.1	In accordance with but only to the extent required by Applicable Law, the Parties shall provide interconnection of their networks at any technically feasible point as specified in this Agreement.

2.1.2

Each Party (“Originating Party”), at its own expense, shall provide for delivery to the relevant IP of the other Party (“Receiving Party”) Reciprocal Compensation Traffic and Measured Internet Traffic that the Originating Party wishes to deliver to the Receiving Party.

		2.1.3	D&E may specify any of the following methods for interconnection with Verizon:

			2.1.3.1	a Collocation node D&E has established at the Verizon-IP pursuant to the Collocation Attachment; and/or

			2.1.3.2	a Collocation node that has been established separately at the Verizon-IP by a third party with whom D&E has contracted for such purposes; and/or

			2.1.3.3	an Entrance Facility and transport leased from Verizon (and any necessary multiplexing) pursuant to the applicable Verizon access Tariff, from the D&E POI to the Verizon-IP.

		2.1.4	Verizon may specify any of the following methods for interconnection with D&E:

			2.1.4.1	interconnection at a Collocation node that D&E has established at the Verizon-IP pursuant to the Collocation Attachment; and/or

			2.1.4.2	interconnection at a Collocation node that has been established separately at the Verizon-IP by a third party and that is used by D&E; and/or

			2.1.4.3	a Collocation node or other operationally equivalent arrangement Verizon established at the D&E-IP; and/or

			2.1.4.4	a Collocation node established separately at the D&E-IP by a third party with whom Verizon has contracted for such purposes; and/or

		2.1.4.5	an Entrance Facility leased from D&E (and any necessary multiplexing), to the D&E-IP.

2.2	Trunk Types.

	2.2.1	In interconnecting their networks pursuant to this Attachment, the Parties’ will use, as appropriate, the following separate and distinct trunk groups:

2.2.1.1

Interconnection Trunks for the transmission and routing of Reciprocal Compensation Traffic, translated LEC IntraLATA toll free service access code (e.g., 800/888/877) traffic, and IntraLATA Toll Traffic, between their respective Telephone Exchange Service Customers pursuant to Section 252(c)(2) of the Act, Tandem Transit Traffic, and, Measured Internet Traffic, all in accordance with Sections 5 through 8 of this Attachment;

2.2.1.2

Access Toll Connecting Trunks for the transmission and routing of Exchange Access traffic, including translated InterLATA toll free service access code (e.g., 800/888/877) traffic, between D&E Telephone Exchange Service Customers and purchasers of Switched Exchange Access Service via a Verizon access Tandem, pursuant to Section 251(c)(2) of the Act, in accordance with Sections 8 through 10 of this Attachment; and

2.2.1.3

Miscellaneous Trunk Groups as mutually agreed to by the Parties, including, but not limited to: (a) choke trunks for traffic congestion and testing; and, (b) untranslated IntraLATA/InterLATA toll free service access code (e.g. 800/888/877) traffic.

2.2.2

Other types of trunk groups may be used by the Parties as provided in other Attachments to this Agreement (e.g., 911/E911 Trunks; Information Services Trunks) or in other separate agreements between the Parties (e.g., Directory Assistance Trunks, Operator Services Trunks, BLV/BLVI Trunks).

2.2.3

Except as otherwise provided in this Agreement, the Parties will mutually agree upon where One Way Interconnection Trunks (trunks with traffic going in one direction, including one-way trunks and uni-directional two-way trunks) and/or Two Way Interconnection Trunks (trunks with traffic going in both directions) will be deployed.

2.2.4

In the event the traffic volume between a Verizon End Office and the D&E POI, which is carried by a Final Tandem Interconnection Trunk group, exceeds the CCS busy hour equivalent of one (1) DS-1 at any time and/or 200,000 combined minutes of use for a single month: (a) if One-Way Interconnection Trunks are used, the originating Party shall promptly establish new End Office One-Way Interconnection Trunk groups between the Verizon End Office and the POI; or, (b) if Two-Way Interconnection Trunks are used, then D&E shall promptly submit an ASR to Verizon to establish new End Office Two-Way Interconnection Trunk groups between that Verizon End Office and the POI.

2.3	One Way Interconnection Trunks.

	2.3.1	D&E shall provide its own facilities or purchase transport for the delivery of traffic to any Collocation arrangement it establishes at a Verizon-IP pursuant to the Collocation Attachment.

2.3.2

D&E may order from Verizon any of the interconnection methods specified above in accordance with the rates and charges, order intervals, and other terms and conditions in this Agreement, in any applicable Tariff(s), or as may be otherwise agreed to between the Parties.

	2.3.3	Verizon shall provide its own facilities or purchase necessary transport for the delivery of traffic to any Collocation node it establishes at a D&E-IP.

2.3.4

Verizon may order from D&E any of the Interconnection methods specified above in accordance with the rates and charges, order intervals and other terms and conditions, set forth in this Agreement, in any applicable Tariff(s), or as may be otherwise agreed to between the Parties.

2.3.5

The publication “Telcordia Technical Publication GR-342-CORE; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combination” describes the specification and interfaces generally utilized by Verizon and is referenced herein to assist the Parties in meeting their respective Interconnection responsibilities.

2.3.6

If a Party elects to provision its own One Way trunks, that Party will be responsible for the expense of providing such trunks for the delivery of Reciprocal Compensation Traffic and IntraLATA toll traffic to the other Party’s IP.

2.4	Two-Way Interconnection Trunks.

2.4.1

Where the Parties have agreed to use Two Way Interconnection Trunks, prior to ordering any Two-Way Interconnection Trunks from Verizon, D&E shall meet with Verizon to conduct a joint planning meeting (“Joint Planning Meeting”). At that Joint Planning Meeting, each Party shall provide to the other Party originating CCS (Hundred Call Second) information, and the Parties shall mutually agree on the appropriate initial number of Two-Way End Office and Tandem Interconnection Trunks and the interface specifications at the Point of Interconnection (POI).

2.4.2

Two-Way Interconnection Trunks shall be from a Verizon End Office or Tandem to a mutually agreed upon POI. Where D&E is collocated in a Verizon Wire Center, the POI shall be at the Verizon Wire Center.

2.4.3

On a semi-annual basis, D&E shall submit a good faith forecast to Verizon of the number of End Office and Tandem Two-Way Interconnection Trunks that D&E anticipates that Verizon will need to provide during the ensuing two (2) year period. D&E’s trunk forecasts shall conform to the Verizon CLEC trunk forecasting guidelines as in effect at that time.

2.4.4

The Parties shall meet (telephonically or in person) from time to time, as needed, to review data on End Office and Tandem Two-Way Interconnection Trunks to determine the need for new trunk groups and to plan any necessary changes in the number of Two-Way Interconnection Trunks.

2.4.5	Two-Way Interconnection Trunks shall have SS7 Common Channel Signaling. The Parties agree to utilize B8ZS and Extended Super Frame (ESF) DS1 facilities, where available.

2.4.6	With respect to End Office Two-Way Interconnection Trunks, both Parties shall use an economic CCS equal to five (5).

2.4.7

Two-Way Interconnection Trunk groups that connect to a Verizon access Tandem shall be engineered using a design blocking objective of Neal-Wilkenson B.005 during the average time consistent busy hour; Two-Way Interconnection Trunk groups that connect to a Verizon local Tandem shall be engineered using a design blocking objective of Neal Wilkenson B.01 during the average time consistent busy hour. Verizon and D&E shall engineer Two-Way Interconnection Trunks using national standards.

2.4.8

D&E shall determine and order the number of Two-Way Interconnection Trunks that are required to meet the applicable design blocking objective for all traffic carried on each Two-Way Interconnection Trunk group. D&E shall order Two-Way Interconnection Trunks by submitting ASRs to Verizon setting forth the number of Two-Way Interconnection Trunks to be installed and the requested installation dates within Verizon’s effective standard intervals or negotiated intervals, as appropriate. D&E shall complete ASRs in accordance with Ordering and Billing Forum Guidelines as in effect from time to time.

2.4.9

Verizon may monitor Two-Way Interconnection Groups using service results for the applicable design blocking objective. If Verizon observes blocking in excess of the applicable design objective on any final Two-Way Interconnection Trunk group and D&E has not notified Verizon that it has corrected such blocking, Verizon may submit to D&E a Trunk Group Service Request directing D&E to remedy the blocking. Upon receipt of a Trunk Group Service Request, D&E will complete an ASR to augment the Two-Way Interconnection Group with excessive blocking and submit the ASR to Verizon within five (5) business days.

2.4.10

Any Tandem Two-Way Interconnection Trunk group between the D&E’s POI and a Verizon Tandem will be limited to a maximum of 240 trunks unless otherwise agreed to by the Parties. In the event that any Tandem Two-Way Interconnection Trunk group exceeds the 240 trunk level at any time, D&E shall promptly submit an ASR to Verizon to establish new or additional End Office Trunk groups to insure that such Tandem Two-Way Interconnection Trunk group does not exceed the 240 trunk level.

2.4.11

The Parties will review all Tandem Two-Way Interconnection Trunk groups that reach a utilization level of seventy percent (70%), or greater, to determine whether those groups should be augmented. D&E will promptly augment all Tandem Two-Way Interconnection Trunk groups that reach a utilization level of eighty percent (80%) by submitting ASRs for additional trunks sufficient to attain a utilization level of approximately seventy percent (70%), unless the Parties agree that additional trunking is not required. For each Tandem Two-Way Interconnection Trunk group with a utilization level of less than sixty percent (60%), unless the Parties agree otherwise, D&E will promptly submit ASRs to disconnect a sufficient number of Interconnection Trunks to attain a utilization level of approximately sixty percent (60%) for each respective group. In the event D&E fails to submit an ASR for Two-Way Interconnection Trunks in conformance with this section, Verizon may bill D&E for the excess Interconnection Trunks at the applicable rates provided for in the Pricing Attachment.

2.4.12

The performance standard on final Two-Way Interconnection Trunks shall be that no such Interconnection Trunk group will exceed its design blocking objective (B.005 or B.01, as applicable) for three (3) consecutive calendar traffic study months.

2.4.13

Because Verizon will not be in control of the timing and sizing of the Two-Way Interconnection Trunks between its network and D&E’s network, Verizon’s performance on these Two-Way Interconnection Trunk groups shall not be subject to any performance measurements and remedies under this Agreement, and, except as otherwise required by Applicable Law, under any FCC or Commission approved carrier-to-carrier performance assurance guidelines or plan.

2.4.14

Upon three (3) months prior written notice and with the mutual agreement of the Parties, either Party may withdraw its traffic from a Two-Way Interconnection Trunk group and install One-Way Interconnection Trunks to the applicable POI.

2.4.15	Notwithstanding any other provision of this Agreement, Two-Way Interconnection Trunks shall carry only Reciprocal Compensation Traffic, IntraLATA Toll Traffic and Measured Internet Traffic.

2.4.16

D&E will route its traffic to Verizon over the End Office and Tandem Two-Way Interconnection Trunks in accordance with SR-TAP192, including but not limited to those standards requiring that a call from D&E to a Verizon End Office will first be routed to the End Office Interconnection Trunk group between D&E and the Verizon End Office.

2.4.17

When the Parties implement Two-Way Interconnection Trunks, the Parties will work cooperatively to calculate a Proportionate Percentage of Use or “PPU” factor, based on the total number of minutes of Traffic that each Party originates over the Two-Way Interconnection Trunks. D&E will pay a percentage of Verizon’s monthly recurring charges for the facility on which the Two-Way Interconnection Trunks ride equal to D&E’s percentage of use of the facility as shown by the PPU. The PPU shall not be applied to calculate the charges for any portion of a facility that is on D&E’s side of D&E’s-IP, which charges shall be solely the financial responsibility of D&E. Non-recurring charges for the facility on which the Two-Way Interconnection Trunks ride shall be apportioned as follows: (a) for the portion of the Trunks on Verizon’s side of the D&E-IP, the non-recurring charges shall be divided equally between the Parties; and, (b) for the portion of the Trunks on D&E’s side of the D&E-IP, D&E shall be solely responsible for the non-recurring charges. Notwithstanding the foregoing provisions of this Section 2.4.18, if D&E fails to provide IPs in accordance with Section 7.1 of this Agreement,

D&E will be responsible for one hundred percent (100%) of all recurring and non-recurring charges associated with Two-Way Interconnection Trunk groups until D&E establishes such IPs.

3.	Alternative Interconnection Arrangements

3.1

In addition to the foregoing methods of Interconnection, and subject to mutual agreement of the Parties, the Parties may agree to establish an End Point Fiber Meet arrangement, which may include a SONET backbone with an optical interface at the OC-n level in accordance with the terms of this Section. The Fiber Distribution Frame at the D&E location shall be designated as the POI for both Parties.

3.2

The establishment of any End Point Fiber Meet arrangement is expressly conditioned upon the Parties’ reaching prior written agreement on routing, appropriate sizing and forecasting, equipment, ordering, provisioning, maintenance, repair, testing, augment, and compensation, procedures and arrangements, reasonable distance limitations, and on any other arrangements necessary to implement the End Point Fiber Meet arrangement.

3.3

Except as otherwise agreed by the Parties, End Point Fiber Meet arrangements shall be used only for the termination of Reciprocal Compensation Traffic, Measured Internet Traffic, and IntraLATA Toll Traffic.

4.	Initiating Interconnection

4.1

If D&E determines to offer Telephone Exchange Services and to interconnect with Verizon in any LATA in which Verizon also offers Telephone Exchange Services and in which the Parties are not already interconnected pursuant to this Agreement, D&E shall provide written notice to Verizon of the need to establish Interconnection in such LATA pursuant to this Agreement.

4.2

The notice provided in Section 4.1 shall include (a) the initial Routing Point(s); (b) the applicable D&E-IPs to be established in the relevant LATA in accordance with this Agreement; (c) D&E’s intended Interconnection activation date; and (d) a forecast of D&E’s trunking requirements conforming to Section 14.3; and (e) such other information as Verizon shall reasonably request in order to facilitate Interconnection.

4.3

The interconnection activation date in the new LATA shall be mutually agreed to by the Parties after receipt by Verizon of all necessary information as indicated above. Within ten (10) business days of Verizon’s receipt of D&E’s notice provided for in Section 4.1, Verizon and D&E shall confirm the Verizon-IP(s), the D&E-IP(s) and the mutually agreed upon Interconnection activation date for the new LATA.

5.	Transmission and Routing of Telephone Exchange Service Traffic

	5.1	Scope of Traffic.

Section 5 prescribes parameters for Interconnection Trunks used for Interconnection pursuant to Sections 1 through 4 of this Attachment.

	5.2	Trunk Group Connections and Ordering.

5.2.1

Both Parties shall use either a DS-1 or DS-3 interface at the POI. Upon mutual agreement, the Parties may use other types of interfaces, such as STS-1, at the POI, when and where available. When Two-Way Interconnection Trunks are provisioned using a DS-3 interface facility, D&E shall order the multiplexed DS-3 facilities to the Verizon Central Office that is designated in the NECA 4 Tariff as an Intermediate Hub location, unless otherwise agreed to in writing by Verizon. The specific NECA 4 Intermediate Hub location to be used for Two-Way Interconnection Trunks shall be in the appropriate Tandem subtending area based on the LERG. In the event the appropriate DS-3 Intermediate Hub is not used, then D&E shall pay 100% of the facility charges for the Two-Way Interconnection Trunks.

		5.2.2	Each Party will identify its Carrier Identification Code, a three or four digit numeric code obtained from Telcordia, to the other Party when ordering a trunk group.

		5.2.3	Unless mutually agreed to by both Parties, each Party will outpulse ten (10) digits to the other Party.

5.2.4

Each Party will use commercially reasonable efforts to monitor trunk groups under its control and to augment those groups using generally accepted trunk engineering standards so as to not exceed blocking objectives. Each Party agrees to use modular trunk engineering techniques for trunks subject to this Attachment.

5.2.5

Switching System Hierarchy and Trunking Requirements. For purposes of routing D&E traffic to Verizon, the subtending arrangements between Verizon Tandem Switches and Verizon End Office Switches shall be the same as the Tandem/End Office subtending arrangements Verizon maintains for the routing of its own or other carriers’ traffic. For purposes of routing Verizon traffic to D&E, the subtending arrangements between D&E Tandem Switches and D&E End Office Switches shall be the same as the Tandem/End Office subtending arrangements which D&E maintains for the routing of its own or other carriers’ traffic.

5.2.6

Signaling. Each Party will provide the other Party with access to its databases and associated signaling necessary for the routing and completion of the other Party’s traffic in accordance with the provisions contained in the Unbundled Network Element Attachment or applicable access tariff.

		5.2.7	Grades of Service. The Parties shall initially engineer and shall monitor and augment all trunk groups consistent with the Joint Process as set forth in Section 14.1.

6.	Traffic Measurement and Billing over Interconnection Trunks

	6.1	For billing purposes, each Party shall pass Calling Party Number (CPN) information on at least ninety-five percent (95%) of calls carried over the Interconnection Trunks.

		6.1.1	As used in this Section 6, “Traffic Rate” means the applicable Reciprocal Compensation Traffic rate, Measured Internet Traffic rate, intrastate Switched Exchange

Access Service rate, interstate Switched Exchange Access Service rate, or intrastate/interstate Tandem Transit Traffic rate, as provided in the Pricing Attachment, an applicable Tariff, or, for Measured Internet Traffic, the FCC Internet Order.

6.1.2

If the originating Party passes CPN on ninety-five percent (95%) or more of its calls, the receiving Party shall bill the originating Party the Traffic Rate applicable to each relevant minute of traffic for which CPN is passed. For any remaining (up to 5%) calls without CPN information, the receiving Party shall bill the originating Party for such traffic at the Traffic Rate applicable to each relevant minute of traffic, in direct proportion to the minutes of use of calls passed with CPN information.

6.1.3

If the originating Party passes CPN on less than ninety-five percent (95%) of its calls and the originating Party chooses to combine Reciprocal Compensation Traffic and Toll Traffic on the same trunk group, the receiving Party shall bill the higher of its interstate Switched Exchange Access Service rates or its intrastate Switched Exchange Access Services rates for all traffic that is passed without CPN, unless the Parties agree that other rates should apply to such traffic.

6.2

At such time as a receiving Party has the capability, on an automated basis, to use such CPN to classify traffic delivered over Interconnection Trunks by the other Party by Traffic Rate type (e.g., Reciprocal Compensation Traffic/Measured Internet Traffic, intrastate Switched Exchange Access Service, interstate Switched Exchange Access Service, or intrastate/interstate Tandem Transit Traffic), such receiving Party shall bill the originating Party the Traffic Rate applicable to each relevant minute of traffic for which CPN is passed. If the receiving Party lacks the capability, on an automated basis, to use CPN information on an automated basis to classify traffic delivered by the other Party by Traffic Rate type, the originating Party will supply Traffic Factor 1 and Traffic Factor 2. The Traffic Factors shall be supplied in writing by the originating Party within thirty (30) days of the Effective Date and shall be updated in writing by the originating Party quarterly. Measurement of billing minutes for purposes of determining terminating compensation shall be in conversation seconds (the time in seconds that the Parties’ equipment is used for a completed call, measured from the receipt of answer supervision to the receipt of disconnect supervision). Measurement of billing minutes for originating toll free service access code (e.g., 800/888/877) calls shall be in accordance with applicable Tariffs. Determinations as to whether traffic is Reciprocal Compensation Traffic or Measured Internet Traffic shall be made in accordance with Section 7.3.2 below.

6.3

Each Party reserves the right to audit all Traffic, up to a maximum of two audits per calendar year, to ensure that rates are being applied appropriately; provided, however, that either Party shall have the right to conduct additional audit(s) if the preceding audit disclosed material errors or discrepancies. Each Party agrees to provide the necessary Traffic data in conjunction with any such audit in a timely manner.

6.4

Nothing in this Agreement shall be construed to limit either Party’s ability to designate the areas within which that Party’s Customers may make calls which that Party rates as “local” in its Customer Tariffs.

7.	Reciprocal Compensation Arrangements Pursuant to Section 251(b)(5) of the Act

7.1	Reciprocal Compensation Traffic Interconnection Points.

7.1.1

Except as otherwise agreed by the Parties, the Interconnection Points (“IPs”) from which D&E will provide transport and termination of Reciprocal Compensation Traffic to its Customers (“D&E-IPs”) shall be as follows:

7.1.1.1

For each LATA in which D&E requests to interconnect with Verizon, except as otherwise agreed by the Parties, D&E shall establish a D&E IP in each Verizon Local Calling Area (as defined below) where D&E chooses to assign telephone numbers to its Customers. D&E shall establish such D&E-IP consistent with the methods of interconnection and interconnection trunking architectures that it will use pursuant to Section 2 or Section 3 of this Attachment. For purposes of this Section 7.1.1.1, Verizon Local Calling Areas shall be as defined in Verizon’s effective Customer tariffs and include a non-optional Extended Local Calling Scope Arrangement, but do not include an optional Extended Local Calling Scope Arrangement. If D&E fails to establish IPs in accordance with the preceding sentences of this Section 7.1.1.1, (a) Verizon may pursue available dispute resolution mechanisms; and, (b) D&E shall bill and Verizon shall pay the lesser of the negotiated intercarrier compensation rate or the End Office Reciprocal Compensation rate for the relevant traffic less Verizon’s transport rate, tandem switching rate (to the extent traffic is tandem switched), and other transport costs (to the extent that Verizon purchases such transport from D&E or a third party), from the originating Verizon End Office to the receiving D&E-IP.

7.1.1.2

At any time that D&E establishes a Collocation site at a Verizon End Office Wire Center in a LATA in which D&E is interconnected or requesting interconnection with Verizon, either Party may request in writing that such D&E Collocation site be established as the D&E-IP for traffic originated by Verizon Customers served by that End Office. Upon such request, the Parties shall negotiate in good faith mutually acceptable arrangements for the transition to such D&E-IP. If the Parties have not reached agreement on such arrangements within thirty (30) days, (a) either Party may pursue available dispute resolution mechanisms; and, (b) D&E shall bill and Verizon shall pay the lesser of the negotiated intercarrier compensation rate or the End Office Reciprocal Compensation rate for the relevant traffic less Verizon’s transport rate, tandem switching rate (to the extent traffic is tandem switched), and other costs (to the extent that Verizon purchases such transport from D&E or a third party), from the originating Verizon End Office to the receiving D&E-IP.

7.1.1.3

In any LATA where the Parties are already interconnected prior to the effective date of this Agreement, D&E may maintain existing CLEC-IPs, except that Verizon may request in writing to transition such D&E-IPs to the D&E-IPs described in subsections 7.1.1.1 and 7.1.1.2, above. Upon such request, the Parties shall negotiate mutually satisfactory arrangements for the transition to CLEC-IPs that conform to subsections 7.1.1.1 and 7.1.1.2 above. If the Parties have not reached agreement on such arrangements within thirty (30) days, (a) either Party may pursue available dispute resolution mechanisms; and, (b) D&E shall bill and Verizon shall pay only the lesser of the negotiated intercarrier compensation rate or the End Office reciprocal compensation rate for relevant traffic, less Verizon’s transport rate, tandem switching rate (to the extent traffic is tandem switched), and other costs (to the extent that Verizon purchases such transport from D&E or a third party), from Verizon’s originating End Office to the D&E IP.

7.1.2

Except as otherwise agreed by the Parties, the Interconnection Points (“IPs”) from which Verizon will provide transport and termination of Reciprocal Compensation Traffic to its Customers (“Verizon-IPs”) shall be as follows:

		7.1.2.1	For Reciprocal Compensation Traffic delivered by D&E to the Verizon Tandem subtended by the terminating End Office serving the Verizon Customer, the Verizon-IP will be the Verizon Tandem switch.

		7.1.2.2	For Reciprocal Compensation Traffic delivered by D&E to the Verizon terminating End Office serving the Verizon Customer, the Verizon-IP will be Verizon End Office switch.

7.1.3

Should either Party offer additional IPs to any Telecommunications Carrier that is not a Party to this Agreement, the other Party may elect to deliver traffic to such IPs for the NXXs or functionalities served by those IPs. To the extent that any such D&E-IP is not located at a Collocation site at a Verizon Tandem Wire Center or Verizon End Office Wire Center, then D&E shall permit Verizon to establish physical Interconnection through collocation or other operationally comparable arrangements acceptable to Verizon at the D&E-IP to the extent such interconnection is technically feasible.

	7.1.4	Each Party is responsible for delivering its Reciprocal Compensation Traffic that is to be terminated by the other Party to the other Party’s relevant IP.

7.2	Reciprocal Compensation.

The Parties shall compensate each other for the transport and termination of Reciprocal Compensation Traffic delivered to the terminating Party in accordance with Section 251(b)(5) of the Act at the rates stated in the Pricing Attachment. These rates are to be applied at the D&E-IP for traffic delivered by Verizon for termination by D&E, and at the Verizon-IP for traffic delivered by D&E for termination by Verizon. Except as expressly specified in this Agreement, no additional charges shall apply for the termination from the IP to the Customer of Reciprocal Compensation Traffic delivered to the Verizon-IP by D&E or the D&E-IP by Verizon. When such Reciprocal Compensation Traffic is delivered over the same trunks as Toll Traffic, any port or transport or other applicable access charges related to the delivery of Toll Traffic from the IP to an end user shall be prorated to be applied only to the Toll Traffic. The designation of traffic as Reciprocal Compensation Traffic for purposes of Reciprocal Compensation shall be based on the actual originating and terminating points of the complete end-to-end communication.

	7.3	Traffic Not Subject to Reciprocal Compensation.

		7.3.1	Reciprocal Compensation shall not apply to interstate or intrastate Exchange Access, Information Access, or exchange services for Exchange Access or Information Access.

		7.3.2	Reciprocal Compensation shall not apply to Internet Traffic.

7.3.2.1

The determination of whether traffic is Reciprocal Compensation Traffic or Internet Traffic shall be performed in accordance with Paragraphs 8 and 79, and other applicable provisions, of the FCC Internet Order (including, but not limited to, in accordance with the rebuttable presumption established by the FCC Internet Order that traffic delivered to a carrier that exceeds a 3:1 ratio of terminating to originating traffic is Internet Traffic, and in accordance with the process established by the FCC Internet Order for rebutting such presumption before the Commission).

		7.3.3	Reciprocal Compensation shall not apply to Toll Traffic, including, but not limited to, calls originated on a 1+ presubscription basis, or on a casual dialed (10XXX/101XXXX) basis.

		7.3.4	Reciprocal Compensation shall not apply to Optional Extended Local Calling Area Traffic.

		7.3.5	Reciprocal Compensation shall not apply to special access, private line, or any other traffic that is not switched by the terminating Party.

		7.3.6	Reciprocal Compensation shall not apply to Tandem Transit Traffic.

		7.3.7	Reciprocal Compensation shall not apply to Voice Information Service Traffic (as defined in Section 5 of the Additional Services Attachment).

7.4

The Reciprocal Compensation rates (including, but not limited to, the Reciprocal Compensation per minute of use charges) billed by D&E to Verizon shall not exceed the Reciprocal Compensation rates (including, but not limited to, Reciprocal Compensation per minute of use charges) billed by Verizon to D&E.

8.	Other Types of Traffic

8.1

Notwithstanding any other provision of this Agreement or any Tariff: (a) the Parties’ rights and obligations with respect to any intercarrier compensation that may be due in connection with their exchange of Internet Traffic shall be governed by the terms of the FCC Internet Order and other applicable FCC orders and FCC Regulations; and, (b) a Party shall not be obligated to pay any intercarrier compensation for Internet Traffic that is in excess of the intercarrier compensation for Internet Traffic that such Party is required to pay under the FCC Internet Order and other applicable FCC orders and FCC Regulations.

8.2

Subject to Section 8.1 above, interstate and intrastate Exchange Access, Information Access, exchange services for Exchange Access or Information Access, and Toll Traffic, shall be governed by the applicable provisions of this Agreement and applicable Tariffs.

8.3

For any traffic originating with a third party carrier and delivered by D&E to Verizon, D&E shall pay Verizon the same amount that such third party carrier would have been obligated to pay Verizon for termination of that traffic at the location the traffic is delivered to Verizon by D&E.

	8.4	Any traffic not specifically addressed in this Agreement shall be treated as required by the applicable Tariff of the Party transporting and/or terminating the traffic.

	8.5	Interconnection Points.

8.5.1

The IP of a Party (“Receiving Party”) for Measured Internet Traffic delivered to the Receiving Party by the other Party shall be the same as the IP of the Receiving Party for Reciprocal Compensation Traffic under Section 7 above.

8.5.2

Except as otherwise set forth in the applicable Tariff of a Party (“Receiving Party”) that receives Toll Traffic from the other Party, the IP of the Receiving Party for Toll Traffic delivered to the Receiving Party by the other Party shall be the same as the IP of the Receiving Party for Reciprocal Compensation Traffic under Section 7 above.

8.5.3

The IP for traffic exchanged between the Parties that is not Reciprocal Compensation Traffic, Measured Internet Traffic or Toll Traffic, shall be as specified in the applicable provisions of this Agreement or the applicable Tariff of the receiving Party, or in the absence of applicable provisions in this Agreement or a Tariff of the receiving Party, as mutually agreed by the Parties.

9.	Transmission and Routing of Exchange Access Traffic

	9.1	Scope of Traffic.

Section 9 prescribes parameters for certain trunks to be established over the Interconnections specified in Sections 1 through 5 of this Attachment for the transmission and routing of traffic between D&E Telephone Exchange Service Customers and Interexchange Carriers (“Access Toll Connecting Trunks”), in any case where D&E elects to have its End Office Switch subtend a Verizon Tandem. This includes casually-dialed (1010XXX and 101XXXX) traffic.

	9.2	Access Toll Connecting Trunk Group Architecture.

9.2.1

If D&E chooses to subtend a Verizon access Tandem, D&E’s NPA/NXX must be assigned by D&E to subtend the same Verizon access Tandem that a Verizon NPA/NXX serving the same Rate Center subtends as identified in the LERG.

9.2.2

D&E shall establish Access Toll Connecting Trunks pursuant to applicable access Tariffs by which it will provide Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic to and from D&E’s Customers.

9.2.3

The Access Toll Connecting Trunks shall be two-way trunks. Such trunks shall connect the End Office D&E utilizes to provide Telephone Exchange Service and Switched Exchange Access to its Customers in a

given LATA to the Tandem Verizon utilizes to provide Exchange Access in such LATA.

9.2.4

Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow D&E’s Customers to connect to or be connected to the interexchange trunks of any Interexchange Carrier which is connected to a Verizon access tandem.

10.	Meet-Point Billing Arrangements

10.1

D&E and Verizon will establish Meet-Point Billing (“MPB”) arrangements in order to provide a common transport option to Switched Access Services Customers via a Verizon access Tandem Switch in accordance with the Meet Point Billing guidelines contained in the OBF’s MECAB and MECOD documents, except as modified herein, and in Verizon’s applicable Tariffs. The arrangements described in this Section 10 are intended to be used to provide Switched Exchange Access Service that originates and/or terminates on Telephone Exchange Service that is provided by either Party, where the transport component of the Switched Exchange Access Service is routed through a access Tandem Switch that is provided by Verizon.

	10.2	In each LATA, the Parties shall establish MPB arrangements between the applicable Routing Point/Verizon Serving Wire Center combinations.

	10.3	Interconnection for the MPB arrangement shall occur at the Verizon access Tandems in the LATA, unless otherwise agreed to by the Parties.

10.4

D&E and Verizon will use reasonable efforts, individually and collectively, to maintain provisions in their respective state access Tariffs, and/or provisions within the National Exchange Carrier Association (“NECA”) Tariff No. 4, or any successor Tariff sufficient to reflect the MPB arrangements established pursuant to this Agreement.

	10.5	In general, there are four alternative Meet-Point Billing arrangements possible, which are:

10.5.1

“Single Bill/Single Tariff” in which a single bill is presented to the Interexchange Carrier and each Local Exchange Carrier involved applies rates for its portion of the services from the same Tariff.

10.5.2

“Multiple Bill/Single Tariff” in which each involved Local Exchange Carrier presents separate bills to the Interexchange Carrier and each Local Exchange Carrier involved applies rates for its portion of the service from the same Tariff.

10.5.3

“Multiple Bill/Multiple Tariff” in which each involved Local Exchange Carrier presents separate bill to the Interexchange Carrier and each Local Exchange Carrier involved applies rates for its portion of the service from its own Tariff.

10.5.4

“Single Bill/Multiple Tariff” in which a single bill is presented to the Interexchange Carrier and each Local Exchange Carrier involved applies rates for its portion of the service from its own Tariff.

Each Party shall implement the “Multiple Bill/Single Tariff” or “Multiple Bill/Multiple

Tariff” option, as appropriate, in order to bill an IXC for the portion of the jointly provided Telecommunications Service provided by that Party. Alternatively, in former Bell Atlantic service areas, upon agreement of the Parties, each Party may use the New York State Access Pool on its behalf to implement the Single Bill/Multiple Tariff or Single Bill/Single Tariff option, as appropriate, in order to bill an IXC for the portion of the jointly provided Telecommunications Service provided by each Party.

10.6

The rate elements to be billed by each Party shall be as set forth in that Party’s applicable Tariffs. The actual rate values for each Party’s affected Switched Exchange Access Service rate element shall be the rates contained in that Party’s own effective federal and state access Tariffs, or other document that contains the terms under which that Party’s access services are offered. The MPB billing percentages for each Routing Point/Verizon Serving Wire Center combination shall be calculated in accordance with the formula set forth in Section 10.15.

10.7

Each Party shall provide the other Party with the billing name, billing address, and Carrier Identification Code (“CIC”) of the IXC, and identification of the Verizon Wire Center serving the IXC in order to comply with the MPB notification process as outlined in the MECAB document.

10.8

Verizon shall provide D&E with the Switched Access Detail Usage Data (EMI category 1101XX records) on magnetic tape or via such other media as the Parties may agree to, no later than ten (10) business days after the date the usage occurred.

10.9

D&E shall provide Verizon with the Switched Access Summary Usage Data (EMI category 1150XX records) on magnetic tape or via such other media as the Parties may agree, no later than ten (10) business days after the date of its rendering of the bill to the relevant IXC, which bill shall be rendered no less frequently than monthly.

10.10	All usage data to be provided pursuant to Sections 10.8 and 10.9 shall be sent to the following addresses:

To D&E:

Cindy Shomo
Operations Superviso
124 East Main Street
P.O. Box 458
Ephrata, PA 17522

cshomo@decommunications.com

For Verizon (Former BA service area):

New York State Access Pool
C/O ACM, Inc.
941 River Road
Schenectady, N.Y. 12306
Attn: Mark Ferri

For Verizon (Former GTE service area):

Verizon Data Services
ATTN: MPB
1 East Telecom Parkway
Dock K
Temple Terrace, FL 33637

Either Party may change its address for receiving usage data by notifying the other Party in writing pursuant to Section 4.23 of the General Terms and Conditions

10.11

D&E and Verizon shall coordinate and exchange the billing account reference (“BAR”) and billing account cross reference (“BACR”) numbers or Operating Company Number (“OCN”), as appropriate, for the MPB arrangements described in this Section 10. Each Party shall notify the other if the level of billing or other BAR/BACR elements change, resulting in a new BAR/BACR number, or if the OCN changes.

10.12

Each Party agrees to provide the other Party with notification of any errors it discovers in MPB data within 30 calendar days of the receipt of the original data. The other party shall attempt to correct the error and resubmit the data within (ten) 10 business days of the notification. In the event the errors cannot be corrected within such (ten) 10 business day period, the erroneous data will be considered lost. In the event of a loss of data, whether due to uncorrectable errors or otherwise, both Parties shall cooperate to reconstruct the lost data and, if such reconstruction is not possible, shall accept a reasonable estimate of the lost data based upon prior usage data.

10.13

Either Party may request a review or audit of the various components of access recording up to a maximum of two (2) audits per calendar year. All costs associated with each review and audit shall be borne by the requesting Party. Such review or audit shall be conducted subject to Section 4.4 of the General Terms and Conditions and during regular business hours. A Party may conduct additional audits, at its expense, upon the other Party’s consent, which consent shall not be unreasonably withheld.

10.14

Except as expressly set forth in this Agreement, nothing contained in this Section 10 shall create any liability for damages, losses, claims, costs, injuries, expenses or other liabilities whatsoever on the part of either Party. MPB will apply for all traffic bearing the 500, 900, toll free service access code (e.g. 800/888/877) (to the extent provided by an IXC) or any other non-geographic NPA which may be designated for such traffic in the future.

10.15

In the event D&E determines to offer Telephone Exchange Services in another LATA in which Verizon operates an access Tandem Switch, Verizon shall permit and enable D&E to subtend the Verizon access Tandem Switch(es) designated for the Verizon End Offices in the area where the D&E Routing Point(s) associated with the NPA NXX(s) to/from which the Switched Exchange Access Services are homed. Except as otherwise mutually agreed by the Parties, the MPB billing percentages for each Routing Point/Verizon Serving Wire Center combination shall be calculated according to the following formula, unless as mutually agreed to by the Parties:

a / (a + b) = D&E Billing Percentage

and

b / (a + b) = Verizon Billing Percentage

where:

a = the airline mileage between D&E Routing Point and the actual point of interconnection for the MPB arrangement; and

b = the airline mileage between the Verizon serving Wire Center and the actual point of interconnection for the MPB arrangement.

10.16

D&E shall inform Verizon of each LATA in which it intends to offer Telephone Exchange Services and its calculation of the billing percentages which should apply for such arrangement. Within ten (10) business days of D&E’s delivery of notice to Verizon, Verizon and D&E shall confirm the Routing Point/Verizon Serving Wire Center combination and billing percentages.

11.	Toll Free Service Access Code (e.g.,800/888/877) Traffic

The following terms shall apply when either Party delivers toll free service access code (e.g., 800/877/888)(“8YY”) calls to the other Party. For the purposes of this Section 11, the terms “translated” and “untranslated” refers to those toll free service access code calls that have been queried (“translated”) or have not been queried (“untranslated”) to an “8YY” database. All D&E originating “untranslated” “8YY” traffic will be routed over a separate one-way trunk group.

	11.1	When D&E delivers translated “8YY” calls to Verizon for completion,

		11.1.1	to an IXC, D&E shall:

provide an appropriate EMI record to Verizon for processing and Meet Point Billing in accordance with Section 10 above; and

bill the IXC the D&E query charge associated with the call.

		11.1.2	to Verizon or another LEC that is a toll free service access code service provider in the LATA, D&E shall:

provide an appropriate EMI record to the toll free service access code service provider; and

bill to the toll free service access code service provider the D&E’s Tariffed Feature Group D (“FGD”) Switched Exchange Access or Reciprocal Compensation charges, as applicable, and the D&E query charge; and

Verizon shall bill applicable Tandem Transit Service charges and associated passthrough charges to D&E.

	11.2	When Verizon performs the query and delivers translated “8YY” calls, originated by Verizon’s or another LEC’s Customer,

		11.2.1	to D&E in it’s capacity as a toll free service access code service provider, Verizon shall:

bill D&E the Verizon query charge associated with the call as specified in the Pricing Attachment; and

provide an appropriate EMI record to D&E; and

bill D&E Verizon’s Tariffed FGD Switched Exchange Access or Reciprocal Compensation charges as applicable.

	11.3	When D&E delivers untranslated “8YY” calls to Verizon for completion,

		11.3.1	to an IXC, Verizon shall:

query the call and route the call to the appropriate IXC; and

provide an appropriate EMI record to D&E to facilitate billing to the IXC; and

bill the IXC the Verizon query charge associated with the call and any other applicable Verizon charges.

		11.3.2	to Verizon or another LEC that is a toll free service access code service provider in the LATA, Verizon shall:

query the call and route the call to the appropriate LEC toll free service access code service provider; and

provide an appropriate EMI record to D&E to facilitate billing to the LEC toll free service access code service provider; and

bill the LEC toll free service access code service provider the query charge associated with the call and any other applicable Verizon charges.

		11.4	Verizon will not direct untranslated toll free service access code calls to D&E.

12.	Tandem Transit Traffic

12.1

As used in this Section 12, Tandem Transit Traffic is Telephone Exchange Service traffic that originates on D&E’s network, and is transported through a Verizon Tandem to the Central Office of a CLEC, ILEC other than Verizon, Commercial Mobile Radio Service (CMRS) carrier, or other LEC, that subtends the relevant Verizon Tandem to which D&E delivers such traffic. Neither the originating nor terminating customer is a Customer of Verizon. Subtending Central Offices shall be determined in accordance with and as identified in the Local Exchange Routing Guide (LERG). Switched Exchange Access Service traffic is not Tandem Transit Traffic.

	12.2	Tandem Transit Traffic Service provides D&E with the transport of Tandem Transit Traffic as provided below.

12.3

Tandem Transit Traffic may be routed over the Interconnection Trunks described in Sections 3 through 6. D&E shall deliver each Tandem Transit Traffic call to Verizon with CCS and the appropriate Transactional Capabilities Application Part (“TCAP”) message to facilitate full interoperability of CLASS Features and billing functions. The Parties will mutually agree to the types of records to be exchanged until industry standards are established and implemented.

12.4

D&E shall exercise its best efforts to enter into a reciprocal Telephone Exchange Service traffic arrangement (either via written agreement or mutual Tariffs) with any CLEC, ILEC, CMRS carrier, or other LEC, to which it delivers Telephone Exchange Service traffic that transits Verizon’s Tandem Office. If D&E does not enter into and provide notice to Verizon of the above referenced arrangement within 180 days of the initial traffic exchange with relevant third party carriers, then Verizon may, at its sole discretion, terminate Tandem Transit Service at anytime upon thirty (30) days written notice to D&E. Verizon will work cooperatively with D&E to identify any CLEC, ILEC, CMRS carrier, or other LEC, to which D&E delivers Telephone Exchange Service traffic that transits Verizon’s Tandem Office.

12.5

D&E shall pay Verizon for Transit Service that D&E originates at the rate specified in the Pricing Attachment, plus any additional charges or costs the receiving CLEC, ILEC, CMRS carrier, or other LEC, imposes or levies on Verizon for the delivery or termination of such traffic, including any Switched Exchange Access Service charges, and the bill detail provided by the receiving CLEC, ILEC, CMRS carrier, or other LEC for such additional charges or costs.

12.6

Verizon will not provide Tandem Transit Traffic Service for Tandem Transit Traffic to be delivered to a CLEC, ILEC, CMRS carrier, or other LEC, if the volume of Tandem Transit Traffic to be delivered to that carrier exceeds one (1) DS1 level volume of calls.

12.7

If or when a third party carrier’s Central Office subtends a D&E Central Office, then D&E shall offer to Verizon a service arrangement equivalent to or the same as Tandem Transit Service provided by Verizon to D&E as defined in this Section 12 such that Verizon may terminate calls to a Central Office of a CLEC, ILEC, CMRS carrier, or other LEC, that subtends a D&E Central Office (“Reciprocal Tandem Transit Service”). D&E shall offer such Reciprocal Transit Service arrangements under terms and conditions no less favorable than those provided in this Section 12.

12.8

Neither Party shall take any actions to prevent the other Party from entering into a direct and reciprocal traffic exchange agreement with any carrier to which it originates, or from which it terminates, traffic.

13.	Number Resources, Rate Centers and Routing Points

13.1

Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party’s right to employ or to request and be assigned any Central Office Codes (“NXX”) pursuant to the Central Office Code Assignment Guidelines and any relevant FCC or Commission orders, as may be amended from time to time, or to establish, by Tariff or otherwise, Rate Centers and Routing Points corresponding to such NXX codes.

13.2

It shall be the responsibility of each Party to program and update its own switches and network systems pursuant to information provided on ASRs as well as the LERG in order to recognize and route traffic to the other Party’s assigned NXX codes. Except as expressly set forth in this Agreement, neither Party shall impose any fees or charges whatsoever on the other Party for such activities.

13.3

Unless otherwise required by Commission order, the Rate Center Areas will be the same for each Party. During the term of this Agreement, D&E shall adopt the Rate Center Area and Rate Center Points that the Commission has approved for Verizon within the LATA and Tandem serving area, in all areas where Verizon and D&E service areas overlap. D&E shall assign whole NPA-NXX codes to each Rate Center Area unless otherwise ordered by the FCC, the Commission or another governmental entity of appropriate jurisdiction, or the LEC industry adopts alternative methods of utilizing NXXs.

13.4

D&E will also designate a Routing Point for each assigned NXX code. D&E shall designate one location for each Rate Center Area in which D&E has established NXX code(s) as the Routing Point for the NPA-NXXs associated with that Rate Center, and such Routing Point shall be within the same LATA as the Rate Center Area but not necessarily within the Rate Center Area itself. Unless specified otherwise, calls to subsequent NXXs of D&E will be routed in the same manner as calls to D&E’s initial NXXs.

13.5

Notwithstanding anything to the contrary contained herein, nothing in this Agreement is intended, and nothing in this Agreement shall be construed, to in any way constrain D&E’s choices regarding the size of the local calling area(s) that D&E may establish for its Customers, which local calling areas may be larger than, smaller than, or identical to Verizon’s local calling areas.

14.	Joint Network Implementation and Grooming Process; and Installation, Maintenance, Testing and Repair

	14.1	Joint Network Implementation and Grooming Process.

Upon request of either Party, the Parties shall jointly develop an implementation and grooming process (the “Joint Grooming Process” or “Joint Process”) which may define and detail, inter alia.

14.1.1

standards to ensure that Interconnection Trunks experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within Verizon’s network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards. Except as otherwise stated in this Agreement, trunks provided by either Party for Interconnection services will be engineered using a design blocking objective of B.01.

14.1.2

the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including, but not limited to, standards and procedures for notification and discoveries of trunk disconnects;

		14.1.3	disaster recovery provision escalations;

		14.1.4	additional technically feasible and geographically relevant IP(s) in a LATA as provided in Section 9; and

	14.1.5	such other matters as the Parties may agree, including, e.g., End Office to End Office high usage trunks as good engineering practices may dictate.

14.2	Installation, Maintenance, Testing and Repair.

Unless otherwise agreed in writing by the Parties, to the extent required by Applicable Law, Interconnection provided by a Party shall be equal in quality to that provided by such Party to itself, any subsidiary, affiliates or third party. If either Party is unable to fulfill its obligations under this Section 14.2, it shall notify the other Party of its inability to do so and will negotiate alternative intervals in good faith. The Parties agree that to the extent required by Applicable Law, the standards to be used by a Party for isolating and clearing any disconnections and/or other outages or troubles shall be at parity with standards used by such Party with respect to itself, any subsidiary, affiliate or third party.

14.3	Forecasting Requirements for Trunk Provisioning.

Within ninety (90) days of executing this Agreement, D&E shall provide Verizon a two (2) year traffic forecast. This initial forecast will provide the amount of traffic to be delivered to and from Verizon over each of the Interconnection Trunk groups over the next eight (8) quarters. The forecast shall be updated and provided to Verizon on an as-needed basis but no less frequently than semiannually. All forecasts shall comply with the Verizon CLEC Interconnection Trunking Forecast Guide and shall include, at a minimum, Access Carrier Terminal Location (“ACTL”), traffic type (Reciprocal Compensation Traffic/Toll Traffic, Operator Services, 911, etc.), code (identifies trunk group), A location/Z location (CLLI codes for D&E-IPs and Verizon-IPs), interface type (e.g., DS1), and trunks in service each year (cumulative).

14.3.1

Initial Forecasts/Trunking Requirements. Because Verizon’s trunking requirements will, at least during an initial period, be dependent on the Customer segments and service segments within Customer segments to whom D&E decides to market its services, Verizon will be largely dependent on D&E to provide accurate trunk forecasts for both inbound (from Verizon) and outbound (to Verizon) traffic. Verizon will, as an initial matter provide the same number of trunks to terminate Reciprocal Compensation Traffic to D&E as D&E provides to terminate Reciprocal Compensation Traffic to Verizon. At Verizon’s discretion, when D&E expressly identifies particular situations that are expected to produce traffic that is substantially skewed in either the inbound or outbound direction, Verizon will provide the number of trunks D&E suggests; provided, however, that in all cases Verizon’s provision of the forecasted number of trunks to D&E is conditioned on the following: that such forecast is based on reasonable engineering criteria, there are no capacity constraints, and D&E’s previous forecasts have proven to be reliable and accurate.

14.3.1.1

Monitoring and Adjusting Forecasts. Verizon will, for ninety (90) days, monitor traffic on each trunk group that it establishes at D&E’s suggestion or request pursuant to the procedures identified in Section 14.3.1. At the end of such ninety (90) day period, Verizon may disconnect trunks that, based on reasonable engineering criteria and capacity constraints, are not warranted by the actual traffic volume experienced. If, after such initial ninety (90) day period for a trunk group, Verizon determines that any trunks in the trunk group in excess of two (2) DS-1s are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking percentages), then Verizon may hold D&E financially responsible for the excess facilities.

14.3.1.2

In subsequent periods, Verizon may also monitor traffic for ninety (90) days on additional trunk groups that D&E suggests or requests Verizon to establish. If, after any such (90) day period, Verizon determines that any trunks in the trunk group are not warranted by actual traffic volumes (considering engineering criteria for busy hour CCS and blocking percentages), then Verizon may hold D&E financially responsible for the excess facilities. At any time during the relevant ninety (90) day period, D&E may request that Verizon disconnect trunks to meet a revised forecast. In such instances, Verizon may hold D&E financially responsible for the disconnected trunks retroactive to the start of the ninety (90) day period through the date such trunks are disconnected.

15.	Number Portability - Section 251(B)(2)

	15.1	Scope.

The Parties shall provide Number Portability (“NP”) in accordance with rules and regulations as from time to time prescribed by the FCC.

	15.2	Procedures for Providing LNP (“Long-term Number Portability”).

The Parties will follow the LNP provisioning process recommended by the North American Numbering Council (NANC) and adopted by the FCC. In addition, the Parties agree to follow the LNP ordering procedures established at the Ordering And Billing Forum (OBF). The Parties shall provide LNP on a reciprocal basis.

15.2.1

A Customer of one Party (“Party A”) elects to become a Customer of the other Party (“Party B”). The Customer elects to utilize the original telephone number(s) corresponding to the Telephone Exchange Service(s) it previously received from Party A, in conjunction with the Telephone Exchange Service(s) it will now receive from Party B. After Party B has received a letter of agency (LOA) from an end user customer and sends a LSR to Party A, Parties A and B will work together to port the customer’s telephone number(s) from Party A’s network to Party B’s network. It is Party B’s responsibility to maintain a file of all LOAs and Party A may request, upon reasonable notice, a copy of the LOA.

15.2.2

When a telephone number is ported out of Party A’s network, Party A will remove any non-proprietary line based calling card(s) associated with the ported number(s) from its Line Information Database (“LIDB”). Reactivation of the line-based calling card in another LIDB, if desired, is the responsibility of Party B or Party B’s customer.

15.2.3

When a customer of Party A ports their telephone numbers to Party B and the customer has previously secured a reservation of line numbers from Party A for possible activation at a future point, these reserved but inactive numbers may be ported along with the active numbers to be ported provided the numbers have been reserved for the customer. Party B may request that Party A port all reserved numbers assigned to the customer or that Party A port only those numbers listed by Party B. As long as Party B maintains reserved but inactive numbers ported for the customer, Party A shall not reassign those numbers. Party B shall not reassign the reserved numbers to another end user customer.

15.2.4

When a customer of Party A ports their telephone numbers to Party B, in the process of porting the customer’s telephone numbers, Party A shall implement the ten-digit trigger feature where it is available. When Party A receives the porting request, the unconditional trigger shall be applied to the customer’s line before the due date of the porting activity. When the ten-digit unconditional trigger is not available, Party A and Party B must coordinate the disconnect activity.

15.2.5

The Parties shall furnish each other with the Jurisdiction Information Parameter (JIP) in the Initial Address Message (IAM), containing a Local Exchange Routing Guide (LERG)-assigned NPA-NXX (6 digits) identifying the originating switch on calls originating from LNP capable switches.

15.2.6

Where LNP is commercially available, the NXXs in the office shall be defined as portable, except as noted in 15.2.7, and translations will be changed in the Parties’ switches to open those NXXs for database queries in all applicable LNP capable offices within the LATA of the given switch(es). On a prospective basis, all newly deployed switches will be equipped with LNP capability and so noted in the LERG.

15.2.7

All NXXs assigned to LNP capable switches are to be designated as portable unless a NXX(s) has otherwise been designated as non-portable. Non-portable NXXs include NXX codes assigned to paging, cellular and wireless services; codes assigned for internal testing and official use and any other NXX codes required to be designated as non-portable by the rules and regulations of the FCC. NXX codes assigned to mass calling on a choked network may not be ported using LNP technology but are portable using methods established by the NANC and adopted by the FCC. On a prospective basis, newly assigned codes in switches capable of porting shall become commercially available for porting with the effective date in the network.

15.2.8

Both Parties’ use of LNP shall meet the performance criteria specified by the FCC. Both Parties will act as the default carrier for the other Party in the event that either Party is unable to perform the routing necessary for LNP.

15.3	Procedures for Providing NP Through Full NXX Code Migration.

Where a Party has activated an entire NXX for a single Customer, or activated at least eighty percent (80%) of an NXX for a single Customer, with the remaining numbers in that NXX either reserved for future use by that Customer or otherwise unused, if such Customer chooses to receive Telephone Exchange Service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead times for movements of NXXs from one switch to another. Neither Party shall charge the other in connection with this coordinated transfer.

15.4	Procedures for Providing INP (Interim Number Portability).

The Parties shall provide Interim Number Portability (“INP”) in accordance with rules and regulations prescribed from time to time by the FCC and state regulatory bodies, the Parties respective company procedures, and as set forth in this Section 15.4. The Parties shall provide INP on a reciprocal basis.

15.4.1

In the event that either Party, Party B, wishes to serve a Customer currently served at an End Office of the other Party, Party A, and that End Office is not LNP-capable, Party A shall make INP available. INP will be provided by remote call forwarding (RCF) and/or direct inward dialing (DID) technology, which will forward terminating calls to Party B’s End Office. Party B shall provide Party A with an appropriate “forward-to” number.

	15.4.2	Prices for INP and formulas for sharing Terminating access revenues associated with INP shall be provided where applicable, upon request by D&E.

15.4.3

Either Party wishing to use DID to provide for INP must request a dedicated trunk group from the End Office where the DID numbers are currently served to the new serving-End Office. If there are no existing facilities between the respective End Offices, the dedicated facilities and transport trunks will be provisioned as unbundled service through the ASR provisioning process. The requesting party will reroute the DID numbers to the pre-positioned trunk group using the LSR provisioning process. DID trunk rates are contained in the Parties’ respective tariffs.

15.4.4

The Parties Agree that, per FCC 98-275, Paragraph 16, effective upon the date LNP is available at any End Office of one Party, Party A, providing INP for Customers of the other Party, Party B, no further orders will be accepted for new INP at that End Office. Orders for new INP received prior to that date, and change orders for existing INP, shall be worked by Party A. Orders for new INP received by Party A on or after that date shall be rejected. Existing INP will be grand-fathered, subject to Section 15.4.5, below.

15.4.5

In offices equipped with LNP prior to September 1, 1999 for former Bell Atlantic offices and October 1, 2000 for former GTE offices, the Parties agree to work together to convert all existing INP-served Customers to LNP by December 31, 2000 in accordance with a mutually agreed to conversion process and schedule. If mutually agreed to by the Parties, the conversion period may be extended one time by no more than 90 days from December 31, 2000.

15.4.6

Upon availability of LNP after October 1, 2000 at an End Office of either Party, both Parties agree to work together to convert the existing INP-served Customers to LNP by no later than 90 days from the date of LNP availability unless otherwise agreed to by the Parties.

	15.4.7	When, through no fault of Verizon’s, all INP have not been converted to

LNP at the end of the agreed to conversion period, then the remaining INPs will be changed to a functionally equivalent tariff service and billed to the CLEC at the tariff rate(s) for the subject jurisdiction.

15.5	Procedures for LNP Request.

The Parties shall provide for the requesting of End Office LNP capability on a reciprocal basis through a written request. The Parties acknowledge that Verizon has deployed LNP throughout its network in compliance with FCC 96-286 and other applicable FCC rules.

15.5.1

If Party B desires to have LNP capability deployed in an End Office of Party A, which is not currently capable, Party B shall issue a BFR to the Party A. Party A respond to the Party B, within ten (10) days of receipt of the BFR, with a date for which LNP will be available in the requested End Office. Party A shall proceed to provide for LNP in compliance with the procedures and timelines set forth in FCC 96-286, Paragraph 80, and FCC 97-74, Paragraphs 65 through 67.

15.5.2

The Parties acknowledge that each can determine the LNP-capable End Offices of the other through the Local Exchange Routing Guide (LERG). In addition the Parties shall make information available upon request showing their respective LNP-capable End Offices, as set forth in this Section 15.5.

RESALE ATTACHMENT

1.	General

Verizon shall provide to D&E, in accordance with this Agreement (including, but not limited to, Verizon’s applicable Tariffs) and the requirements of Applicable Law (including, but not limited to, Sections 251(b)(1), 251(c)(4) and 271(c)(2)(B)(xiv) of the Act), Verizon’s Telecommunications Services for resale by D&E; provided, that notwithstanding any other provision of this Agreement, Verizon shall be obligated to provide Telecommunications Services to D&E only to the extent required by Applicable Law and may decline to provide a Telecommunications Service to D&E to the extent that provision of such Telecommunications Service is not required by Applicable Law.

2.	Use of Verizon Telecommunications Services

2.1

Verizon Telecommunications Services may be purchased by D&E under this Resale Attachment only for the purpose of resale by D&E as a Telecommunications Carrier. Verizon Telecommunications Services to be purchased by D&E for other purposes (including, but not limited to, D&E’s own use) must be purchased by D&E pursuant to other applicable Attachments to this Agreement (if any), or separate written agreements, including, but not limited to, applicable Verizon Tariffs.

	2.2	D&E shall not resell:

		2.2.1	Residential service to persons not eligible to subscribe to such service from Verizon (including, but not limited to, business or other nonresidential Customers);

		2.2.2	Lifeline, Link Up America, or other means-tested service offerings, to persons not eligible to subscribe to such service offerings from Verizon;

		2.2.3	Grandfathered or discontinued service offerings to persons not eligible to subscribe to such service offerings from Verizon; or

		2.2.4	Any other Verizon service in violation of a restriction stated in this Agreement (including, but not limited to, a Verizon Tariff) that is not prohibited by Applicable Law.

2.2.5

In addition to any other actions taken by D&E to comply with this Section 2.2, D&E shall take those actions required by Applicable Law to determine the eligibility of D&E Customers to purchase a service, including, but not limited to, obtaining any proof or certification of eligibility to purchase Lifeline, Link Up America, or other means-tested services, required by Applicable Law. D&E shall indemnify Verizon from any Claims resulting from D&E’s failure to take such actions required by Applicable Law.

2.2.6

Verizon may perform audits to confirm D&E’s conformity to the provisions of this Section 2.2. Such audits may be performed twice per calendar year and shall be performed in accordance with Sections 4.4.2 through 4.4.4 of the General Terms and Conditions.

2.3

D&E shall be subject to the same limitations that Verizon’s Customers are subject to with respect to any Telecommunications Service that Verizon grandfathers or discontinues offering. Without limiting the foregoing, except to the extent that Verizon follows a different practice for Verizon Customers in regard to a grandfathered Telecommunications Service, such grandfathered Telecommunications Service: (a) shall be available only to a Customer that already has such Telecommunications Service; (b) may not be moved to a new service location; and, (c) will be furnished only to the extent that facilities continue to be available to provide such Telecommunications Service.

2.4

D&E shall not be eligible to participate in any Verizon plan or program under which Verizon Customers may obtain products or services which are not Verizon Telecommunications Services, in return for trying, agreeing to purchase, purchasing, or using, Verizon Telecommunications Services.

	2.5	In accordance with 47 CFR § 51.617(b), Verizon shall be entitled to all charges for Verizon Exchange Access services used by interexchange carriers to provide service to D&E Customers.

3.	Availability of Verizon Telecommunications Services

3.1

Verizon will provide a Verizon Telecommunications Service to D&E for resale pursuant to this Attachment where and to the same extent, but only where and to the same extent, that such Verizon Telecommunications Service is provided to Verizon’s Customers.

3.2

Except as otherwise required by Applicable Law, subject to Section 3.1, Verizon shall have the right to add, modify, grandfather, discontinue or withdraw, Verizon Telecommunications Services at any time, without the consent of D&E.

3.3

To the extent required by Applicable Law, the Verizon Telecommunications Services to be provided to D&E for resale pursuant to this Attachment will include a Verizon Telecommunications Service customer-specific contract service arrangement (“CSA”) (such as a customer specific pricing arrangement or individual case based pricing arrangement) that Verizon is providing to a Verizon Customer at the time the CSA is requested by D&E.

4.	Responsibility for Charges

D&E shall be responsible for and pay all charges for any Verizon Telecommunications Services provided by Verizon pursuant to this Resale Attachment.

5.	Operations Matters

	5.1	Facilities.

		5.1.1	Verizon and its suppliers shall retain all of their right, title and interest in all facilities, equipment, software, information, and wiring, used to provide Verizon Telecommunications Services.

5.1.2

Verizon shall have access at all reasonable times to D&E Customer locations for the purpose of installing, inspecting, maintaining, repairing, and removing, facilities, equipment, software, and wiring, used to provide the Verizon Telecommunications Services. D&E shall, at D&E’s expense, obtain any rights and authorizations necessary for such access.

5.1.3

Except as otherwise agreed to in writing by Verizon, Verizon shall not be responsible for the installation, inspection, repair, maintenance, or removal, of facilities, equipment, software, or wiring, provided by D&E or D&E Customers for use with Verizon Telecommunications Services.

5.2	Branding.

5.2.1

Except as stated in Section 5.2.2, in providing Verizon Telecommunications Services to D&E, Verizon shall have the right (but not the obligation) to identify the Verizon Telecommunications Services with Verizon’s trade names, trademarks and service marks (“Verizon Marks”), to the same extent that these Services are identified with Verizon’s Marks when they are provided to Verizon’s Customers. Any such identification of Verizon’s Telecommunications Services shall not constitute the grant of a license or other right to D&E to use Verizon’s Marks.

5.2.2

To the extent required by Applicable Law, upon request by D&E and at prices, terms and conditions to be negotiated by D&E and Verizon, Verizon shall provide Verizon Telecommunications Services for resale that are identified by D&E’s trade name, or that are not identified by trade name, trademark or service mark.

UNBUNDLED NETWORK ELEMENTS (UNEs) ATTACHMENT

1.	General

1.1

Verizon shall provide to D&E, in accordance with this Agreement (including, but not limited to, Verizon’s applicable Tariffs) and the requirements of Applicable Law, access to Verizon’s Network Elements on an unbundled basis and in combinations (Combinations); provided, however, that notwithstanding any other provision of this Agreement, Verizon shall be obligated to provide unbundled Network Elements (UNEs) and Combinations to D&E only to the extent required by Applicable Law and may decline to provide UNEs or Combination to D&E to the extent that provision of such UNEs or Combination are not required by Applicable Law.

1.2

Except as otherwise required by Applicable Law: (a) Verizon shall be obligated to provide a UNE or Combination pursuant to this Agreement only to the extent such UNE or Combination, and the equipment and facilities necessary to provide such UNE or Combination, are available in Verizon’s network; (b) Verizon shall have no obligation to construct or deploy new facilities or equipment to offer any UNE or Combination; and, (c) Verizon shall not be obligated to combine UNEs that are not already combined in Verizon’s network. D&E shall not directly or through a third party (e.g., D&E’s Customer) order Telecommunications Services from Verizon in order to impose on Verizon an obligation to provide a UNE or a Combination that Verizon would not otherwise have an obligation to provide. For example, D&E shall not order Telecommunications Services or advise its Customer to order Telecommunications Services where existing UNEs or Combination desired by D&E are not available in order to permit D&E to subsequently convert the Telecommunications Services to the UNEs or Combinations desired by D&E.

1.3

D&E may use a UNE or Combination only for those purposes for which Verizon is required by Applicable Law to provide such UNE or Combination to D&E. Without limiting the foregoing, D&E may use a UNE or Combination (a) only to provide a Telecommunications Service and (b) to provide Exchange Access services only to the extent that Verizon is required by Applicable Law to provide such UNE or Combination to D&E in order to allow D&E to provide such Exchange Access services.

	1.4	Notwithstanding any other provision of this Agreement:

1.4.1

To the extent that Verizon is required by a change in Applicable Law to provide a UNE or Combination not offered under this Agreement to D&E as of the Effective Date, the terms, conditions and prices for such UNE or Combination (including, but not limited to, the terms and conditions defining the UNE or Combination and stating when and where the UNE or Combination will be available and how it will be used, and terms, conditions and prices for pre-ordering, ordering, provisioning, repair, maintenance and billing) shall be as provided in an applicable Tariff of Verizon, or, in the absence of an applicable Verizon Tariff, as mutually agreed by the Parties.

		1.4.2	Verizon shall not be obligated to provide to D&E, and D&E shall not request from Verizon, access to a proprietary advanced intelligent network service.

1.5

Without limiting Verizon’s rights pursuant to Applicable Law or any other section of this Agreement to terminate its provision of a UNE or a Combination, if Verizon provides a UNE or Combination to D&E, and the Commission, the FCC, a court or other governmental body of appropriate jurisdiction determines or has determined that Verizon is not required by Applicable Law to provide such UNEs or Combination, Verizon may terminate its provision of such UNE or Combination to D&E. If Verizon terminates its provision of a UNE or a Combination to D&E pursuant to this Section 1.5 and D&E elects to purchase other Services offered by Verizon in place of such UNE or Combination, then: (a) Verizon shall reasonably cooperate with D&E to coordinate the termination of such UNE or Combination and the installation of such Services to minimize the interruption of service to Customers of D&E; and, (b) D&E shall pay all applicable charges for such Services, including, but not limited to, all applicable installation charges.

1.6

Nothing contained in this Agreement shall be deemed to constitute an agreement by Verizon that any item identified in this Agreement as a UNE is (i) a Network Element under Applicable Law, or (ii) a Network Element Verizon is required by Applicable Law to provide to D&E on an unbundled basis.

1.7

Except as otherwise expressly stated in this Agreement, D&E shall access Verizon’s UNEs specifically identified in this Agreement via Collocation in accordance with the Collocation Attachment at the Verizon Wire Center where those elements exist, and each Loop or Port shall, in the case of Collocation, be delivered to D&E’s Collocation node by means of a Cross Connection.

1.8

If as the result of D&E Customer actions (i.e., Customer Not Ready (“CNR”)), Verizon cannot complete requested work activity when a technician has been dispatched to the D&E Customer premises, D&E will be assessed a non-recurring charge associated with this visit. This charge will be the sum of the applicable Service Order charge specified in the Pricing Attachment and the Premises Visit Charge as specified in Verizon’s applicable retail or Wholesale Tariff.

2.	Verizon’s Provision of UNEs

Subject to the conditions set forth in Section 1, in accordance with, but only to the extent required by, Applicable Law, Verizon shall provide D&E access to the following:

	2.1	Loops, as set forth in Section 3;

	2.2	Line Sharing, as set forth in Section 4;

	2.3	Line Splitting, as set forth in Section 5;

	2.4	Sub-Loops, as set forth in Section 6;

	2.5	Inside Wire, as set forth in Section 7;

	2.6	Dark Fiber, as set forth in Section 8;

	2.7	Network Interface Device, as set forth in Section 9;

	2.8	Switching Elements, as set forth in Section 10;

	2.9	Interoffice Transmission Facilities, as set forth in Section 11;

	2.10	Signaling Networks and Call-Related Databases, as set forth in Section 12;

	2.11	Operations Support Systems, as set forth in Section 13; and

	2.12	Other UNEs in accordance with Section 14.

3.	Loop Transmission Types

Subject to the conditions set forth in Section 1, Verizon shall allow D&E to access Loops unbundled from local switching and local transport, in accordance with the terms and conditions set forth in this Section 3. Verizon shall allow D&E access to Loops in accordance with, but only to extent required by, Applicable Law. The available Loop types are as set forth below:

3.1

“2 Wire Analog Voice Grade Loop” or “Analog 2W” provides an effective 2-wire channel with 2-wire interfaces at each end that is suitable for the transport of analog Voice Grade (nominal 300 to 3000 Hz) signals and loop-start signaling. This Loop type is more fully described in Verizon TR-72565, as revised from time-to-time. If “Customer-Specified Signaling” is requested, the Loop will operate with one of the following signaling types that may be specified when the Loop is ordered: loop-start, ground-start, loop-reverse-battery, and no signaling. Customer specified signaling is more fully described in Verizon TR-72570, as revised from time-to-time.

3.2

“4-Wire Analog Voice Grade Loop” or “Analog 4W” provides an effective 4-wire channel with 4-wire interfaces at each end that is suitable for the transport of analog Voice Grade (nominal 300 to 3000 Hz) signals. This Loop type will operate with one of the following signaling types that may be specified when the service is ordered: loop-start, ground-start, loop-reverse-battery, duplex, and no signaling. This Loop type is more fully described in Verizon TR-72570, as revised from time-to-time.

3.3

“2-Wire ISDN Digital Grade Loop” or “BRI ISDN” provides a channel with 2-wire interfaces at each end that is suitable for the transport of 160 kbps digital services using the ISDN 2B1Q line code as described in ANSI T1.601-1998 and Verizon TR 72575 (, as TR 72575 is revised from time-to-time). In some cases loop extension equipment may be necessary to bring the line loss within acceptable levels. Verizon will provide loop extension equipment only upon request. A separate charge will apply for loop extension equipment.

3.4

“2-Wire ADSL-Compatible Loop” or “ADSL 2W” provides a channel with 2-wire interfaces at each end that is suitable for the transport of digital signals up to 8 Mbps toward the Customer and up to 1 Mbps from the Customer. ADSL-Compatible Loops will be available only where existing copper facilities are available and meet applicable specifications. Verizon will not build new copper facilities. The upstream and downstream ADSL power spectral density masks and dc line power limits in Verizon TR 72575, Issue 2, as revised from time-to-time, must be met.

3.5

“2-Wire HDSL-Compatible Loop” or “HDSL 2W” consists of a single 2-wire non-loaded, twisted copper pair that meets the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in Verizon TR 72575, Issue 2, as revised from time-to-time, must be met. 2-wire HDSL-compatible local loops will be provided only where existing facilities are available and can meet applicable specifications. Verizon will not build new copper facilities. The 2-wire HDSL-compatible loop is only available in former Bell Atlantic service areas. D&E may order a GTE Designed Digital Loop to provide similar capability in the GTE service area.

3.6

“4-Wire HDSL-Compatible Loop” or “HDSL 4W” consists of two 2-wire non-loaded, twisted copper pairs that meet the carrier serving area design criteria. The HDSL power spectral density mask and dc line power limits referenced in Verizon TR 72575, Issue 2, as revised from time-to-time, must be met. 4-Wire HDSL-compatible local loops will be provided only where existing facilities are available and can meet applicable specifications. Verizon will not build new copper facilities.

3.7

“4-Wire DS1-compatible Loop” provides a channel with 4-wire interfaces at each end. Each 4-wire channel is suitable for the transport of 1.544 Mbps digital signals simultaneously in both directions using PCM line code. DS-1-compatible Loops will be available only where existing facilities can meet the specifications in ANSI T1.403 and Verizon TR 72575 (as TR 72575 is revised from time-to-time).

3.8

“2-Wire IDSL-Compatible Metallic Loop” consists of a single 2-wire non-loaded, twisted copper pair that meets revised resistance design criteria. This UNE loop, is intended to be used with very-low band symmetric DSL systems that meet the Class 1 signal power limits and other criteria in the draft T1E1.4 loop spectrum management standard (T1E1.4/2000-002R3) and are not compatible with 2B1Q 160 kbps ISDN transport systems. The actual data rate achieved depends upon the performance of CLEC-provided modems with the electrical characteristics associated with the loop. This loop cannot be provided via UDLC. IDLC-compatible local loops will be provided only where facilities are available and can meet applicable specifications. Verizon will not build new copper facilities.

3.9

“2-Wire SDSL-Compatible Loop”, is intended to be used with low band symmetric DSL systems that meet the Class 2 signal power limits and other criteria in the draft T1E1.4 loop spectrum management standard (T1E1.4/2000-002R3). This UNE loop consists of a single 2-wire non-loaded, twisted copper pair that meets Class 2 length limit in T1E1.4/2000-002R3. The data rate achieved depends on the performance of the CLEC-provided modems with the electrical characteristics associated with the loop. SDSL-compatible local loops will be provided only where facilities are available and can meet applicable specifications. Verizon will not build new copper facilities.

3.10

“4-Wire 56 kbps Loop” is a 4-wire Loop that provides a transmission path that is suitable for the transport of digital data at a synchronous rate of 56 kbps in opposite directions on such Loop simultaneously. A 4-Wire 56 kbps Loop consists of two pairs of non-loaded copper wires with no intermediate electronics or it consists of universal digital loop carrier with 56 kbps DDS dataport transport capability. Verizon shall provide 4-Wire 56 kbps Loops to D&E in accordance with, and subject to, the technical specifications set forth in Verizon Technical Reference TR72575, Issue 2, as revised from time-to-time

3.11

“DS-3 Loops” will support the transmission of isochronous bipolar serial data at a rate of 44.736 Mbps or the equivalent of 28 DS-1 channels. The DS-3 Loop includes the electronics necessary to provide the DS-3 transmission rate. A DS-3 Loop will only be provided where the electronics are at the requested installation date currently available for the requested loop. Verizon will not install new electronics. DS-3 specifications are referenced in Verizon’s TR72575 as revised from time to time).

3.12

“Digital Designed Loops” are comprised of designed loops that meet specific D&E requirements for metallic loops over 18k ft. or for conditioning of ADSL, HDSL, SDSL, IDSL, or BRI ISDN Loops. “Digital Designed Loops” may include requests for:

	3.12.1	a 2W Digital Designed Metallic Loop with a total loop length of 18k to 30k ft., unloaded, with the option to remove bridged tap;

	3.12.2	a 2W ADSL Loop of 12k to 18k ft. with an option to remove bridged tap;

	3.12.3	a 2W ADSL Loop of less than 12k ft. with an option to remove bridged tap;

	3.12.4	a 2W HDSL Loop of less than 12k ft. with an option to remove bridged tap:

	3.12.5	a 4W HDSL Loop of less than 12k ft with an option to remove bridged tap;

	3.12.6	a 2 W Digital Designed Metallic Loop with Verizon-placed ISDN loop extension electronics;

	3.12.7	a 2W SDSL Loop with an option to remove bridged tap;

	3.12.8	a 2W IDSL Loop of less than 18k ft. with an option to remove bridged tap; and

3.13	Verizon shall make Digital Designed Loops available to D&E at the rates as set forth in the Pricing Attachment.

3.14	The following ordering procedures shall apply to the xDSL and Digital Designed Loops:

3.14.1

D&E shall place orders for Digital Designed Loops by delivering to Verizon a valid electronic transmittal service order or other mutually agreed upon type of service order. Such service order shall be provided in accordance with industry format and specifications or such format and specifications as may be agreed to by the Parties.

3.14.2

Verizon is conducting a mechanized survey of existing Loop facilities, on a Central Office by Central Office basis, to identify those Loops that meet the applicable technical characteristics established by Verizon for compatibility with ADSL, HDSL, IDSL and SDSL signals. The results of this survey will be stored in a mechanized database and made available to D&E as the process is completed in each Central Office. D&E must utilize this mechanized loop qualification database, where available, in advance of submitting a valid electronic transmittal service order for an ADSL, HDSL, IDSL or SDSL Loop. Charges for mechanized loop qualification information are set forth in the Pricing Attachment.

	3.14.3	If the Loop is not listed in the mechanized database described in Section 3.14.3, D&E must request a manual loop qualification prior to submitting a valid electronic service order for an ADSL, HDSL, SDSL, IDSL, or BRI ISDN Loop. The rates for manual loop qualification are set forth in the Pricing Attachment. In general, Verizon will complete a manual loop qualification request within three business days, although Verizon may require additional time due to poor record conditions, spikes in demand, or other unforeseen events.

3.14.4

If a query to the mechanized loop qualification database or manual loop qualification indicates that a Loop does not qualify (e.g., because it does not meet the applicable technical parameters set forth in the Loop descriptions above), D&E may request an Engineering Query, as described in Section 3.14.6, to determine whether the result is due to characteristics of the loop itself.

3.14.5

If D&E submits a service order for an ADSL, HDSL, SDSL, IDSL, or BRI ISDN Loop that has not been prequalified, Verizon will query the service order back to the CLEC for qualification and will not accept such service order until the Loop has been prequalified on a mechanized or manual basis. If D&E submits a service order for an ADSL, HDSL, SDSL, IDSL, or BRI ISDN Loop that is, in fact, not compatible with such services in its existing condition, Verizon will respond back to D&E with a “Nonqualified” indicator and the with information showing whether the non-qualified result is due to the presence of load coils, presence of digital loop carrier, or loop length (including bridged tap).

3.14.6

Where D&E has followed the prequalification procedure described above and has determined that a Loop is not compatible with ADSL, HDSL, SDSL, IDSL, or BRI ISDN service in its existing condition, it may either request an Engineering Query to determine whether conditioning may make the Loop compatible with the applicable service; or if D&E is already aware of the conditioning required (e.g., where D&E has previously requested a qualification and has obtained loop characteristics), D&E may submit a service order for a Digital Designed Loop. Verizon will undertake to condition or extend the Loop in accordance with this Section 3.14 upon receipt of D&E’s valid, accurate and pre-qualified service order for a Digital Designed Loop.

3.15

The Parties will make reasonable efforts to coordinate their respective roles in order to minimize provisioning problems. In general, where conditioning or loop extensions are requested by D&E, an interval of eighteen (18) business days will be required by Verizon to complete the loop analysis and the necessary construction work involved in conditioning and/or extending the loop as follows:

3.15.1

Three (3) business days will be required following receipt of D&E’s valid, accurate and pre-qualified service order for a Digital Designed Loop to analyze the loop and related plant records and to create an Engineering Work Order.

3.15.2

Upon completion of an Engineering Query, Verizon will initiate the construction order to perform the changes/modifications to the Loop requested by D&E. Conditioning activities are, in most cases, able to be accomplished within fifteen (15) business days. Unforeseen conditions may add to this interval.

After the engineering and conditioning tasks have been completed, the standard Loop provisioning and installation process will be initiated, subject to Verizon’s standard provisioning intervals.

3.16

If D&E requires a change in scheduling, it must contact Verizon to issue a supplement to the original service order. If D&E cancels the request for conditioning after a loop analysis has been completed but prior to the commencement of construction work, D&E shall compensate Verizon for an Engineering Work Order charge as set forth in the Pricing Attachment. If D&E cancels the request for conditioning after the loop analysis has been completed and after construction work has started or is complete, D&E shall compensate Verizon for an Engineering Work Order charge as well as the charges associated with the conditioning tasks performed as set forth in the Pricing Attachment.

3.17	Conversion of Live Telephone Exchange Service to Analog 2W Loops.

3.17.1

The following coordination procedures shall apply to “live” cutovers of Verizon Customers who are converting their Telephone Exchange Services to D&E Telephone Exchange Services provisioned over Analog 2W unbundled Local Loops (“Analog 2W Loops) to be provided by Verizon to D&E:

3.17.1.1

Coordinated cutover charges shall apply to conversions of live Telephone Exchange Services to Analog 2W Loops. When an outside dispatch is required to perform a conversion, additional charges may apply. If D&E does not request a coordinated cutover, Verizon will process D&E’s order as a new installation subject to applicable standard provisioning intervals.

3.17.1.2

D&E shall request Analog 2W Loops for coordinated cutover from Verizon by delivering to Verizon a valid electronic Local Service Request (“LSR”). Verizon agrees to accept from D&E the date and time for the conversion designated on the LSR (“Scheduled Conversion Time”), provided that such designation is within the regularly scheduled operating hours of the Verizon Regional CLEC Control Center (“RCCC”) and subject to the availability of Verizon’s work force. In the event that Verizon’s work force is not available, D&E and Verizon shall mutually agree on a New Conversion Time, as defined below. D&E shall designate the Scheduled Conversion Time subject to Verizon standard provisioning intervals as stated in the Verizon CLEC Handbook, as may be revised from time to time. Within three (3) business days of Verizon’s receipt of such valid LSR, or as otherwise required by Applicable Law, Verizon shall provide D&E the scheduled due date for conversion of the Analog 2W Loops covered by such LSR.

		3.17.1.3	D&E shall provide dial tone at the D&E Collocation site at least forty-eight (48) hours prior to the Scheduled Conversion Time.

3.17.1.4

Either Party may contact the other Party to negotiate a new Scheduled Conversion Time (the “New Conversion Time”); provided, however, that each Party shall use commercially reasonable efforts to provide four (4) business hours’ advance notice to the other Party of its request for a New Conversion Time. Any Scheduled Conversion Time or New Conversion Time may not be rescheduled more than one (1) time in a business day, and any two New Conversion Times for a particular Analog 2W Loops shall differ by at least eight (8) hours, unless otherwise agreed to by the Parties.

3.17.1.5

If the New Conversion Time is more than one (1) business hour from the original Scheduled Conversion Time or from the previous New Conversion Time, the Party requesting such New Conversion Time shall be subject to the following:

3.17.1.5.1

If Verizon requests to reschedule outside of the one (1) hour time frame above, the Analog 2W Loops Service Order Charge for the original Scheduled Conversion Time or the previous New Conversion Time shall be waived upon request from D&E; and

3.17.1.5.2

If D&E requests to reschedule outside the one (1) hour time frame above, D&E shall be charged an additional Analog 2W Loops Service Order Charge for rescheduling the conversion to the New Conversion Time.

3.17.1.6

If D&E is not ready to accept service at the Scheduled Conversion Time or at a New Conversion Time, as applicable, an additional Service Order Charge shall apply. If Verizon is not available or ready to perform the conversion within thirty (30) minutes of the Scheduled Conversion Time or New Conversion Time, as applicable, Verizon and D&E will reschedule and, upon request from D&E, Verizon will waive the Analog 2W Loop Service Order Charge for the original Scheduled Conversion Time.

3.17.1.7

The standard time interval expected from disconnection of a live Telephone Exchange Service to the connection of the Analog 2W Loops to D&E is fifteen (15) minutes per Analog 2W Loop for all orders consisting of twenty (20) Analog 2W Loops or less. Orders involving more than twenty (20) Loops will require a negotiated interval.

	3.17.1.8	Conversions involving LNP will be completed according to North American Numbering Council (“NANC”) standards, via the regional Number Portability Administration Center (“NPAC”).

3.17.1.9

If D&E requires Analog 2W Loop conversions outside of the regularly scheduled Verizon RCCC operating hours, such conversions shall be separately negotiated. Additional charges (e.g. overtime labor charges) may apply for desired dates and times outside of regularly scheduled RCCC operating hours.

3.18

Verizon shall provide D&E access to its Loops at each of Verizon’s Wire Centers for Loops terminating in that Wire Center. In addition, if D&E orders one or more Loops provisioned via Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, Verizon shall, where available, move the requested Loop(s) to a spare physical Loop, if one is existing and available, at no additional charge to D&E. If, however, no spare physical Loop is available, Verizon shall within three (3) Business Days of D&E’s request notify D&E of the lack of available facilities. D&E may then at its discretion make a Network Element Bona Fide Request pursuant to Section 13.3 to Verizon to provide the unbundled Local Loop through the demultiplexing of the integrated digitized Loop(s). D&E may also make a Network Element Bona Fide Request pursuant to Section 13.3 for access to Unbundled Local Loops at the Loop concentration site point. Notwithstanding anything to the contrary in this Agreement, standard provisioning intervals shall not apply to Loops provided under this Section 3.18.

4.	Line Sharing

4.1

‘Line Sharing’ is an arrangement by which Verizon facilitates D&E’s provision of ADSL (in accordance with T1.413), Splitterless ADSL (in accordance with T1.419), RADSL (in accordance with TR # 59), Multiple Virtual Line (MVL (a proprietary technology)), or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, to a particular Customer location over an existing copper Loop that is being used simultaneously by Verizon to provide analog circuit-switched voice grade service to that Customer by making available to D&E, solely for D&E’s own use, the frequency range above the voice band on the same copper Loop required by D&E to provide such services. This Section 4 addresses Line Sharing over loops that are entirely copper loops.

4.2

In accordance with, but only to the extent required by Applicable Law, Verizon shall provide Line Sharing to D&E for D&E’s provision of ADSL (in accordance with T1.413), Splitterless ADSL (in accordance with T1.419), RADSL (in accordance with TR # 59), MVL (a proprietary technology), or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, on the terms and conditions set forth herein. In order for a Loop to be eligible for Line Sharing, the following conditions must be satisfied for the duration of the Line Sharing arrangement: (i) the Loop must consist of a copper loop compatible with an xDSL service that is presumed to be acceptable for shared-line deployment in accordance with FCC rules; (ii) Verizon must be providing simultaneous circuit-switched analog voice grade service to the Customer served by the Loop in question; (iii) the Verizon Customer’s dial tone must originate from a Verizon End Office Switch in the Wire Center where the Line Sharing arrangement is being requested; and (iv) the xDSL technology to be deployed by D&E on that Loop must not significantly degrade the performance of other services provided on that Loop.

4.3

Verizon shall make Line Sharing available to D&E at the rates set forth in the Pricing Attachment. In addition to the recurring and nonrecurring charges shown in the Pricing Attachment for Line Sharing itself, the following rates shown in the Pricing Attachment and in Verizon ’s applicable Tariffs are among those that may apply to a Line Sharing arrangement: (i) prequalification charges to determine whether a Loop is xDSL compatible (i.e., compatible with an xDSL service that is presumed to be acceptable for shared-line deployment in accordance with FCC rules); (ii) engineering query charges, engineering work order charges, or Loop conditioning (Digital Designed Loop) charges; (iii) charges associated with Collocation activities requested by D&E; and (iv) misdirected dispatch charges, charges for installation or repair, manual intervention surcharges, trouble isolation charges, and pair swap/line and station transfer charges.

	4.4	The following ordering procedures shall apply to Line Sharing:

4.4.1

To determine whether a Loop qualifies for Line Sharing, the Loop must first be prequalified to determine if it is xDSL compatible. D&E must utilize the mechanized or manual Loop qualification processes described in the terms applicable to Digital Designed Loops, as referenced in Section 4.4.5 below, to make this determination.

4.4.2

D&E shall place orders for Line Sharing by delivering to Verizon a valid electronic transmittal service order or other mutually agreed upon type of service order. Such service order shall be provided in accordance with industry format and specifications or such format and specifications as may be agreed to by the Parties.

4.4.3

If the Loop is prequalified by D&E through the Loop prequalification database, and if a positive response is received and followed by receipt of D&E’s valid, accurate and pre-qualified service order for Line Sharing, Verizon will return an LSR confirmation within twenty-four (24) hours (weekends and holidays excluded) for LSRs with less than six (6) loops and within 72 hours (weekends and holidays excluded) for LSRs with six (6) or more loops.

4.4.4

If the Loop requires qualification manually or through an Engineering Query, three (3) additional Business Days will be generally be required to obtain Loop qualification results before an order confirmation can be returned following receipt of D&E’s valid, accurate request. Verizon may require additional time to complete the Engineering Query where there are poor record conditions, spikes in demand, or other unforeseen events.

4.4.5

If conditioning is required to make a Loop capable of supporting Line Sharing and D&E orders such conditioning, then Verizon shall provide such conditioning in accordance with the terms of this Agreement pertaining to Digital Designed Loops provided, however, that Verizon shall not be obligated to provide Loop conditioning if, Verizon establishes that, in accordance with approved Power Spectral Density (PSD) masks, calculation-based standards adopted by the Industry Standards bodies and Verizon or field testing, such conditioning is likely to degrade significantly the voice-grade service being provided to Verizon ’s Customers over such Loops.

4.4.6

The standard Loop provisioning and installation process will be initiated for the Line Sharing arrangement only once the requested engineering and conditioning tasks have been completed on the Loop. Scheduling changes and charges associated with order cancellations after conditioning work has been initiated are addressed in the terms pertaining to Digital Designed Loops, as referenced in Section 4.4.5 above. Except as otherwise required by Applicable Law, provisioning intervals for the Line Sharing arrangement initially shall be the standard interval of six (6) Business Days applicable to 2W ADSL Loops. Where Applicable Law has ordered shorter intervals, the shortened intervals will apply in the event that a dispatch is not required, where conditioning work is not necessary and where facility modifications are not required. In no event shall the Line Sharing interval applied to D&E be longer than the interval applied to any Affiliate of Verizon. Line Sharing arrangements that require pair swaps or line and station transfers in order to free up facilities will have a provisioning interval of no less than six (6) Business Days.

4.4.7

D&E must provide all required Collocation, CFA, Special Bill Number (“SBN”) and NC/NCI information when a Line Sharing arrangement is ordered. Collocation augments required, either at the Point of Termination Bay (POT), Collocation node, or for splitter placement, must be ordered using standard collocation applications and procedures, unless otherwise agreed to by the Parties or specified in this Agreement.

4.4.8

The Parties recognize that Line Sharing is an offering that requires both Parties to make reasonable efforts to coordinate their respective roles in the roll out of Line Sharing in order to minimize provisioning problems and facility issues. D&E will provide reasonable, timely, and accurate forecasts of its Line Sharing requirements, including splitter placement elections and ordering preferences. These forecasts are in addition to projections provided for other stand-alone unbundled Loop types.

4.5

To the extent required by Applicable Law, D&E shall provide Verizon with information regarding the type of xDSL technology that it deploys on each shared Loop. Where any proposed change in technology is planned on a shared Loop, D&E must provide this information to Verizon in order for Verizon to update Loop records and anticipate effects that the change may have on the voice grade service and other Loops in the same or adjacent binder groups.

4.6

As described more fully in Verizon Technical Reference 72575, the xDSL technology used by D&E for Line Share Arrangements shall operate within the Power Spectral Density (PSD) limits set forth in T1.413-1998 (ADSL), T1.419-2000 (Splitterless ADSL), or TR59-1999 (RADSL), and MVL (a proprietary technology) shall operate within the 0 to 4 kHz PSD limits of T1.413-1998 and within the transmit PSD limits of T1.601-1998 for frequencies above 4 kHz, provided that the MVL PSD associated with audible frequencies above 4 kHz shall be sufficiently attenuated to preclude significantly degrading voice services. D&E’s deployment of additional Advanced Services shall be subject to the applicable FCC Rules.

4.7

D&E may only access the high frequency portion of a Loop in a Line Sharing arrangement through an established Collocation arrangement at the Verizon Serving Wire Center that contains the End Office Switch through which voice grade service is provided to Verizon ’s Customer. D&E is responsible for providing a splitter at that Wire Center that complies with ANSI specification T1.413 which employs Direct Current (“DC”) blocking capacitors or equivalent technology to assist in isolating high bandwidth trouble resolution and maintenance to the high frequency portion of the frequency spectrum, and is designed so that the analog voice “dial tone” stays active when the splitter card is removed for testing or maintenance through one of the splitter options described below. D&E is also responsible for providing its own Digital Subscriber Line Access Multiplexer (“DSLAM”) equipment in the Collocation arrangement and any necessary Customer Provided Equipment (“CPE”) for the xDSL service it intends to provide (including CPE splitters, filters and/or other equipment necessary for the end user to receive separate voice and data services across the shared Loop). Two splitter configurations are available. In both configurations, the splitter must be provided by D&E and must satisfy the same NEBS requirements that Verizon imposes on its own splitter equipment or the splitter equipment of any Verizon Affiliate. D&E must designate which splitter option it is choosing on the Collocation application or augment. Regardless of the option selected, the splitter arrangements must be installed before D&E submits an order for Line Sharing.

Splitter Option 1: Splitter in D&E Collocation Area

In this configuration, the D&E-provided splitter (ANSI T1.413 or MVL compliant) is provided, installed and maintained by D&E in its own Collocation space within the Customer’s serving End Office. The Verizon -provided dial tone is routed through the splitter in the D&E Collocation area. Any rearrangements will be the responsibility of D&E.

Splitter Option 2: Splitter in Verizon Area

In this configuration, Verizon inventories and maintains a D&E-provided splitter (ANSI T1.413 or MVL compliant) in Verizon space within the Customer’s serving End Office. The splitters will be installed shelf-at-a-time.

In those serving End Offices where Verizon has employed the use of a POT Bay, the splitter will be installed (mounted) in a relay rack between the POT Bay and the MDF. The demarcation point is at the splitter end of the cable connecting D&E Collocation and the splitter. At D&E’s option, installation of the splitter shelf may be performed by Verizon or by a Verizon -approved vendor designated by D&E.

In those serving End Offices where Verizon does not employ the use of a POT Bay, D&E provided splitter will be located via a virtual-LIKE collocation arrangement, to which D&E does not have access. D&E shall receive its DSL traffic via tie cables running from the MDF to the splitter and from the splitter to D&E’s collocation arrangement. The demarcation point is the connection to the DSLAM from the splitter. The installation of the splitter shelf will be performed by Verizon or by a Verizon -approved vendor.

In either scenario, Verizon will control the splitter and will direct any required activity. Where a POT Bay is employed, Verizon will also perform all POT Bay work required in this configuration. Verizon will provide a splitter inventory to D&E upon completion of the required augment.

4.7.1

Where a new splitter is to be installed as part of an initial Collocation implementation, the splitter installation may be ordered as part of the initial Collocation application. Associated Collocation charges (application and engineering fees) apply. D&E must submit a new Collocation application, with the application fee, to Verizon detailing its request. Standard Collocation intervals will apply (unless Applicable Law requires otherwise).

4.7.2

Where a new splitter is to be installed as part of an existing Collocation arrangement, or where the existing Collocation arrangement is to be augmented (e.g., with additional terminations at the POT Bay or CLEC’s collocation arrangement to support Line Sharing), the splitter installation or augment may be ordered via an application for Collocation augment. Associated Collocation charges (application and engineering fees) apply. D&E must submit the application for Collocation augment, with the application fee, to Verizon. Unless a longer interval is stated in Verizon’s applicable Tariff, an interval of seventy-six (76) business days shall apply.

4.8	D&E will have the following options for testing shared Loops:

	4.8.1	In serving End Offices where a POT Bay has been employed for use the following options shall be available to D&E.

4.8.1.1

Under Splitter Option 1, D&E may conduct its own physical tests of the shared Loop from D&E’s collocation area. If it chooses to do so, D&E may supply and install a test head to facilitate such physical tests, provided that: (a) the test head satisfies the same NEBS requirements that Verizon imposes on its own test head equipment or the test head equipment of any Verizon Affiliate; and (b) the test head does not interrupt the voice circuit to any greater degree than a conventional Mechanized Loop Test (MLT). Specifically, the D&E-provided test equipment may not interrupt an in-progress voice connection and must automatically restore any circuits tested in intervals comparable to MLT. This optional D&E-provided test head would be installed between the “line” port of the splitter and the POT Bay in order to conduct remote physical tests of the shared Loop.

4.8.1.2

Under Splitter Option 2, either Verizon or a Verizon -approved vendor selected by D&E may install a D&E-provided test head to enable D&E to conduct remote physical tests of the shared Loop. This optional D&E-provided test head may be installed at a point between the “line” port of the splitter and the Verizon -provided test head that is used by Verizon to conduct its own Loop testing. The D&E-provided test head must satisfy the same NEBS requirements that Verizon imposes on its own test head equipment or the test head equipment of any Verizon Affiliate, and may not interrupt the voice circuit to any greater degree than a conventional MLT test. Specifically, the D&E-provided test equipment may not interrupt an in-progress voice connection and must automatically restore any circuits tested in intervals comparable to MLT. Verizon will inventory, control and maintain the D&E-provided test head, and will direct all required activity.

4.8.1.3

Under either Splitter Option, if Verizon has installed its own test head, Verizon will conduct tests of the shared Loop using a Verizon -provided test head, and, upon request, will provide these test results to D&E during normal trouble isolation procedures in accordance with reasonable procedures.

4.8.1.4

Under either Splitter Option, Verizon will make MLT access available to D&E via RETAS after the service order has been completed. D&E will utilize the circuit number to initiate a test. This functionality will be available on October 31, 2000.

4.8.2

In those serving End Offices where Verizon has not employed a POT Bay for use, D&E will not be permitted to supply its own test head; Verizon will make its testing system available to D&E through use of the on-line computer interface test system at www.gte.com/wise. This system is available 24 hours, 7 days a week.

4.8.3

The Parties will continue to work cooperatively on testing procedures. To this end, in situations where D&E has attempted to use one or more of the foregoing testing options but is still unable to resolve the error or trouble on the shared Loop, Verizon and D&E will each dispatch a technician to an agreed-upon point to conduct a joint meet test to identify and resolve the error or trouble. Verizon may assess a charge for a misdirected dispatch only if the error or trouble is determined to be one that D&E should reasonably have been able to isolate and diagnose through one of the testing options available to D&E above. The Parties will mutually agree upon the specific procedures for conducting joint meet tests.

4.8.4

Verizon and D&E each have a joint responsibility to educate its Customer regarding which service provider should be called for problems with their respective voice or Advanced Service offerings. Verizon will retain primary responsibility for voice band trouble tickets, including repairing analog voice grade services and the physical line between the NID at the Customer premise and the point of demarcation in the Central Office. D&E will be responsible for repairing advanced data services it offers over the Line Sharing arrangement. Each Party will be responsible for maintaining its own equipment. Before either Party initiates any activity on a new shared Loop that may cause a disruption of the voice or data service of the other Party, that Party shall first make a good faith effort to notify the other Party of the possibility of a service disruption. Verizon and D&E will work together to address Customer initiated repair requests and to prevent adverse impacts to the Customer.

4.8.5

When Verizon provides Inside Wire maintenance services to the Customer, Verizon will only be responsible for testing and repairing the Inside Wire for voice-grade services. Verizon will not test, dispatch a technician, repair, or upgrade Inside Wire to clear trouble calls associated with D&E’s Advanced Services. Verizon will not repair any CPE equipment provided by D&E. Before a trouble ticket is issued to Verizon, D&E shall validate whether the Customer is experiencing a trouble that arises from D&E’s Advanced Service. If the problem reported is isolated to the analog voice-grade service provided by Verizon, a trouble ticket may be issued to Verizon.

4.8.6

In the case of a trouble reported by the Customer on its voice-grade service, if Verizon determines the reported trouble arises from D&E’s Advanced Services equipment, splitter problems, or D&E’s activities, Verizon will:

	4.8.6.1	Notify D&E and request that D&E immediately test the trouble on D&E’s Advanced Service.

4.8.6.2

If the Customer’s voice grade service is so degraded that the Customer cannot originate or receive voice grade calls, and D&E has not cleared its trouble within a reasonable time frame, Verizon may take unilateral steps to temporarily restore the Customer’s voice grade service if Verizon determines in good faith that the cause of the voice interruption is D&E’s data service.

4.8.6.3

Upon completion of Sections 4.8.6.1 and 4.8.6.2 above, Verizon may temporarily remove the D&E-provided splitter from the Customer’s Loop and switch port if Verizon determines in good faith that the cause of the voice interruption is D&E’s data service.

4.8.6.4	Upon notification from D&E that the malfunction in D&E’s advanced service has been cleared, Verizon will restore D&E’s advanced service by restoring the splitter on the Customer’s Loop.

4.8.6.5

Upon completion of the above steps, D&E will be charged a Trouble Isolation Charge (TIC) to recover Verizon ’s costs of isolating and temporarily removing the malfunctioning Advanced Service from the Customer’s line if the cause of the voice interruption was D&E’s data service.

4.8.6.6

Verizon shall not be liable for damages of any kind for temporary disruptions to D&E’s data service that are the result of the above steps taken in good faith to restore the end user’s voice-grade POTS service, and D&E shall indemnify Verizon from any claims that result from such steps.

5.	Line Splitting

CLECs may provide integrated voice and data services over the same Loop by engaging in “line splitting” as set forth in paragraph 18 of the FCC’s Line Sharing Reconsideration Order (CC Docket Nos. 98-147, 96-98), released January 19, 2001. Any line splitting between two CLECs shall be accomplished by prior negotiated arrangement between those CLECs. To achieve a line splitting capability, CLECs may utilize existing supporting OSS to order and combine in a line splitting configuration an unbundled xDSL capable Loop terminated to a collocated splitter and DSLAM equipment provided by a participating CLEC, unbundled switching combined with shared transport, collocator-to-collocator connections, and available cross-connects, under the terms and conditions set forth in their Interconnection Agreement(s). The participating CLECs shall provide any splitters used in a line splitting configuration. CLECs seeking to migrate existing UNE platform configurations to a line splitting configuration using the same unbundled elements utilized in the pre-existing platform arrangement may do so consistent with such implementation schedules, terms, conditions and guidelines as are agreed upon for such migrations in the ongoing DSL Collaborative in the State of New York, NY PSC Case 00-C-0127, allowing for local jurisdictional and OSS differences.

6.	Sub-Loop

6.1

Sub-Loop. Subject to the conditions set forth in Section 1of this Attachment and upon request, Verizon shall provide D&E with access to a Sub-Loop in accordance with, and subject to, the terms and provisions of this Section 6 and the rates set forth in the Pricing Attachment Verizon shall provide D&E with access to a Sub-Loop in accordance with, but only to the extent required by, Applicable Law. Where D&E seeks access to a two-wire or four-wire metallic distribution Sub-Loop in Verizon’s network between a Verizon feeder distribution interface (an “FDI”) and the rate demarcation point for such facility (or network interface device (“NID”) if the NID is located at such rate demarcation point), Verizon will provide access to such Sub-Loops in accordance with the following provisions (Section 6.2 through 6.12). To the extent D&E requests access to a Sub-Loop other than as described in Section 6 and Applicable Law requires Verizon to provide access to such Sub-Loop, Verizon will provide access to such Sub-Loop in accordance with an applicable Verizon Tariff or Section 14.

6.2

D&E may request that Verizon reactivate (if available) an unused drop and NID, install a new drop and NID if no drop and NID are available or provide D&E with access to a drop and NID that, at the time of D&E’s request, Verizon is using to provide service to the Customer. New drops will be installed in accordance with Verizon’s standard procedures. In some cases this may result in D&E being responsible for the cost of installing the drop.

6.3

D&E may obtain access to a two-wire or four-wire metallic distribution Sub-Loop at an FDI from a CLEC outside plant interconnection cabinet (a “COPIC”) or, if D&E is collocated at a remote terminal equipment enclosure and the FDI for such Sub-Loop is located in such enclosure, from the collocation arrangement of D&E at such enclosure. To obtain access to such a Sub-Loop, D&E shall install a COPIC on an easement or Right of Way obtained by D&E within 100 feet of the Verizon FDI to which such Sub-Loop is connected, unless the Parties mutually agree in writing otherwise. A COPIC must comply with applicable industry standards. Subject to the terms of applicable Verizon easements, Verizon shall furnish and place an interconnecting cable between a Verizon FDI and a D&E COPIC and Verizon shall install a termination block supplied by D&E within such COPIC. Verizon shall retain title to and maintain the interconnecting cable. Verizon shall not be responsible for building, maintaining or servicing the COPIC and shall not provide any power that might be required by D&E for any electronics in the COPIC. D&E shall provide any easement, Right of Way or trenching or supporting structure required for any portion of an interconnecting cable that runs beyond a Verizon easement.

6.4

D&E may request from Verizon by submitting a loop make-up engineering query to Verizon, and Verizon shall provide to D&E, the following information regarding a metallic distribution Sub-Loop that serves an identified Customer: the Sub-Loop’s length and gauge, whether the Sub-Loop has loading and bridged tap, the amount of bridged tap (if any) on the Sub-Loop and the location of the FDI to which the Sub-Loop is connected.

6.5

To order access to a metallic distribution Sub-Loop, D&E must first request that Verizon connect the Verizon FDI to which the Sub-Loop is connected to a D&E COPIC. To make such a request, D&E must submit to Verizon an application (a “Sub-Loop Interconnection Application”) that identifies the FDI at which D&E wishes to access the Sub-Loop. A Sub-Loop Interconnection Application shall state the location of the COPIC, the size of the interconnecting cable and a description of the cable’s supporting structure. A Sub-Loop Interconnection Application shall also include a five-year forecast of D&E’s demand for access to Sub-Loops at the requested FDI. D&E must submit the application fee set forth in the Pricing Attachment (a “Sub-Loop Application Fee”) with a Sub-Loop Interconnection Application. D&E must submit Sub-Loop Interconnection Applications to:

USLA Project Manager
Verizon
Room 509
125 High Street
Boston, MA 02110
E-Mail: Collocation.applications@BellAtlantic.com

6.6

Within sixty (60) days after it receives a complete Sub-Loop Interconnection Application for access to a metallic distribution Sub-Loop and the Sub-Loop Application Fee for such application, Verizon shall provide to D&E a work order that describes the work that Verizon must perform to provide such access (a “Sub-Loop Work Order”) and a statements of the cost of such work (a “Sub-Loop Interconnection Cost Statement”).

6.7

D&E shall pay to Verizon fifty percent (50%) of the cost set forth in a Sub-Loop Interconnection Cost Statement within sixty (60) days of D&E’s receipt of such statement and the associated Sub-Loop Work Order, and Verizon shall not be obligated to perform any of the work set forth in such order until Verizon has received such payment. A Sub-Loop Interconnection Application shall be deemed to have been withdrawn if D&E breaches its payment obligation under this Section 6.7. Upon Verizon ’s completion of the work that Verizon must perform to provide D&E with access to a metallic distribution Sub-Loop, Verizon shall bill D&E, and D&E shall pay to Verizon, the balance of the cost set forth in the Sub-Loop Interconnection Cost Statement for such access.

6.8

After Verizon has completed the installation of the interconnecting cable to a D&E COPIC and D&E has paid the full cost of such installation, D&E can request the cross connection of Verizon metallic distribution Sub-Loops to the D&E COPIC. At the same time, D&E shall advise Verizon of the services that D&E plans to provide over the Sub-Loop, request any conditioning of the metallic distribution Sub-Loop and assign the pairs in the interconnecting cable. D&E shall run any crosswires within the COPIC.

6.9

If D&E requests that Verizon reactivate an unused drop and NID, then D&E shall provide dial tone (or its DSL equivalent) on the D&E side of the applicable Verizon FDI at least twenty-four (24) hours before the due date. On the due date, a Verizon technician will run the appropriate cross connection to connect the Verizon Sub-Loop to the D&E dial tone or equivalent from the COPIC. If D&E requests that Verizon install a new drop and NID, then D&E shall provide dial tone (or its DSL equivalent) on the D&E side of the applicable Verizon FDI at least twenty-four (24) hours before the due date. On the due date, a Verizon technician shall run the appropriate cross connection of the facilities being reused at the Verizon FDI and shall install a new drop and NID.

6.10

Verizon will not provide access to a metallic distribution Sub-Loop if Verizon is using such loop of which the Sub-Loop is a part to provide Line Sharing service to another CLEC or a service that uses derived channel technology to a Customer unless such other CLEC first terminates the Verizon-provided Line Sharing or such Customer first disconnects the service that utilizes derived channel technology.

6.11	Verizon shall provide D&E with access to a metallic distribution Sub-Loop in accordance with negotiated intervals

6.12

Verizon shall repair and maintain a metallic distribution Sub-Loop at the request of D&E and, for D&E requests beyond routine repair and maintenance, subject to the time and material rates set forth in the Pricing Attachment. D&E accepts responsibility for initial trouble isolation for metallic distribution Sub-Loops and providing Verizon with appropriate dispatch information based on its test results. If (a) D&E reports to Verizon a Customer trouble, (b) D&E requests a dispatch, (c) Verizon dispatches a technician, and (d) such trouble was not caused by Verizon metallic distribution Sub-Loop facilities or equipment in whole or in part, then D&E shall pay Verizon the charge set forth in the Pricing Attachment for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by D&E is not available at the appointed time. If as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site on Verizon company premises (“dispatch in”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon. If as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site outside of Verizon company premises (“dispatch out”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon.

	6.13	Collocation in Remote Terminals.

To the extent required by Applicable Law, Verizon shall allow D&E to collocate equipment in a Verizon remote terminal equipment enclosure in accordance with, and subject to, the rates, terms and conditions set forth in the Collocation Attachment.

7.	Inside Wire

	7.1	House and Riser.

Subject to the conditions set forth in Section 1 of this Attachment and upon request, Verizon shall provide to D&E access to a House and Riser Cable (as such term is hereinafter defined) in accordance with, and subject to, the terms and provisions of this Section 7 and the rates set forth in the Pricing Attachment. A “House and Riser Cable” means a two-wire or four-wire metallic distribution facility in Verizon’s network between the minimum point of entry for a building where a premises of a Customer is located (such a point, an “MPOE”) and the rate demarcation point for such facility (or network interface device (“NID”) if the NID is located at such rate demarcation point). Verizon will provide access to a House and Riser Cable only if Verizon owns, operates, maintains and controls such facility and only where such facility is available. Verizon shall not reserve a House and Riser Cable for D&E. D&E may access a House and Riser Cable only at the MPOE for such cable. Verizon shall provide D&E with access to House and Riser Cables in accordance with, but only to the extent required by, Applicable Law.

D&E must satisfy the following conditions before ordering access to a House and Riser Cable from Verizon:

7.1.1

D&E shall locate its compatible terminal block within cross connect distance of the MPOE for such cable. A terminal block is within cross connect distance of an MPOE if it is located in the same room (not including a hallway) or within twelve (12) feet of such MPOE.

		7.1.2	If suitable space is available, D&E shall install its terminal block no closer than within fourteen (14) inches of the MPOE for such cable, unless otherwise agreed by the Parties.

7.1.3

D&E’s terminal block or equipment cannot be attached, otherwise affixed or adjacent to Verizon’s facilities or equipment, cannot pass through or otherwise penetrate Verizon’s facilities or equipment and cannot be installed so that D&E’s terminal block or equipment is located in a space where Verizon plans to locate its facilities or equipment.

		7.1.4	D&E shall identify its terminal block and equipment as a D&E facility.

	7.2	To provide D&E with access to a House and Riser Cable, Verizon shall not be obligated to (a) move any Verizon equipment, (b) secure any Right of Way for

D&E, (c) secure space for D&E in any building, (d) secure access to any portion of a building for D&E or (e) reserve space in any building for D&E.

7.3

D&E must ensure that its terminal block has been tested for proper installation, numbering and operation before ordering from Verizon access to a House and Riser Cable. Verizon shall perform cutover of a Customer to D&E service by means of a House and Riser Cable subject to a negotiated interval. Verizon shall install a jumper cable to connect the appropriate Verizon House and Riser Cable pair to D&E’s termination block, and Verizon shall determine how to perform such installation. D&E shall coordinate with Verizon to ensure that House and Riser Cable facilities are converted to D&E in accordance with D&E’s order for such services.

7.4

If a D&E compatible connecting block or spare termination on D&E’s connecting block is not available at the time of installation, Verizon shall bill D&E, and D&E shall pay to Verizon, the Not Ready Charge set forth in the Pricing Attachment and the Parties shall establish a new cutover date. Verizon may install a new House and Riser Cable subject to the time and material charges set forth in the Pricing Attachment.

	7.5	Verizon shall perform all installation work on Verizon equipment. All D&E equipment connected to a House and Riser Cable shall comply with applicable industry standards.

7.6

Verizon shall repair and maintain a House and Riser Cable at the request of D&E and subject to the time and material rates set forth in the Pricing Attachment. D&E shall be solely responsible for investigating and determining the source of all troubles and for providing Verizon with appropriate dispatch information based on its test results. Verizon shall repair a trouble only when the cause of the trouble is a Verizon House and Riser Cable. If (a) D&E reports to Verizon a Customer trouble, (b) D&E requests a dispatch, (c) Verizon dispatches a technician, and (d) such trouble was not caused by a Verizon House and Riser Cable in whole or in part, then D&E shall pay Verizon the charge set forth in the Pricing Attachment for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by D&E is not available at the appointed time. If as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site on Verizon company premises (“dispatch in”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon. If as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site outside of Verizon company premises (“dispatch out”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon.

8.	Dark Fiber

8.1

Access to unbundled Dark Fiber will be provided by Verizon, where existing facilities are available at the requested availability date, in the loop, subloop and interoffice facilities (IOF) portions of the Company’s network. Access to Dark Fiber will be provided in accordance with, but only to the extent required by, Applicable Law. Except as otherwise required by Applicable Law, the following terms and conditions apply to Verizon’s Dark Fiber offering.

	8.2	A “Dark Fiber Loop” consists of continuous fiber optic strand(s) in a Verizon fiber optic cable between the fiber distribution frame, or its functional equivalent,

located within a Verizon Wire Center, and Verizon’s main termination point, such as the fiber patch panel located within a Customer premise, and that has not been activated through connection to the electronics that “light” it, and thereby render it capable of carrying Telecommunications Services. In addition to the other terms and conditions of this Agreement, the following terms and conditions also shall apply to Dark Fiber Loops:

8.2.1

Verizon shall be required to provide a Dark Fiber Loop only where (1) one end of the Dark Fiber Loop terminates at D&E’s collocation arrangement and (2) the other end terminates at the Customer premise. A CLEC demarcation point shall be established either in the main telco room of a building where a Customer is located or, if the building does not have a main telco room, then at a location to be determined by Verizon. Verizon shall connect a Dark Fiber Loop to the demarcation point by installing a fiber jumper.

8.2.2

D&E may access a Dark Fiber Loop only at a pre-existing hard termination point of such Dark Fiber Loop, and D&E may not access a Dark Fiber Loop at any other point, including, but not limited to, a splice point. Verizon will not introduce additional splice points or open existing splice points to accommodate a CLEC’s request. Unused fibers located in a cable vault or a controlled environment vault, manhole or other location outside the Verizon Wire Center, and not terminated to a fiber patch, are not available to D&E.

8.2.3

A strand shall not be deemed to be continuous if splicing is required to provide fiber continuity between two locations. Dark Fiber will only be offered on a route-direct basis where facilities exist (i.e., no intermediate offices).

8.2.4

Verizon shall perform all work necessary to install a cross connection or a fiber jumper, including, but not limited to, the work necessary to connect a dark fiber to a demarcation point, a fiber distribution frame or a POT bay.

8.2.5

At the Customer premise, unused fibers are not available to D&E pursuant to this Attachment unless such fibers terminate on a fiber patch panel. Unused fibers in a fiber splice point located outside the Customer premise are not available to D&E.

8.2.6

Dark Fiber will be offered to D&E in the condition that it is available in Verizon’s network at the time that D&E submits its request (i.e., “as is”). In addition, Verizon shall not be required to convert lit fiber to Dark Fiber for D&E’s use.

8.2.7

Spare wavelengths on fiber strands, where Wave Division Multiplexing (WDM) or Dense Wave Division Multiplexing (DWDM) equipment is deployed, are not considered to be spare Dark Fiber Loops and, therefore, will not be offered to D&E as Dark Fiber.

8.2.8	D&E shall be responsible for providing all transmission, terminating and regeneration equipment necessary to light and use Dark Fiber.

8.2.9	D&E may not resell Dark Fiber purchased pursuant to this Attachment to third parties.

8.2.10

In order for Verizon to continue to satisfy its carrier of last resort (COLR) obligations under Applicable Law and/or to preserve the efficiency of its network, Verizon will limit D&E to leasing a maximum of twenty-five percent (25%) of the Dark Fiber in any given segment of Verizon’s network during any two-year period. In addition, except as otherwise required by Applicable Law, Verizon may take any of the following actions, notwithstanding anything to the contrary in this Agreement:

		8.2.10.1	Revoke Dark Fiber leased to D&E upon a showing of need to the Commission and twelve (12) months’ advance written notice to D&E; and

		8.2.10.2	Revoke Dark Fiber leased to D&E upon a showing to the Commission that D&E underutilized fiber) within any twelve (12) month period.

8.2.10.3

Verizon may reserve Dark Fiber for maintenance purposes, or to satisfy Customer orders for fiber related services or for future growth. Verizon reserves and shall not waive, Verizon’s right to claim before the Commission that Verizon should not have to fulfill a D&E order for Dark Fiber because that request would strand an unreasonable amount of fiber capacity, disrupt or degrade service to Customers or carriers other than D&E, or impair a Verizon obligation to serve as a carrier of last resort.

	8.2.11	D&E may not reserve Dark Fiber.

8.2.12

D&E shall be solely responsible for: (a) determining whether or not the transmission characteristics of the Dark Fiber accommodate the requirements of D&E; (b) obtaining any Rights of Way, governmental or private property permit, easement or other authorization or approval required for access to the Dark Fiber; (c) installation of fiber optic transmission equipment needed to power the Dark Fiber to transmit Telecommunications Services traffic; (d) installation of a demarcation point in a building where a Customer is located; and (e) augmenting D&E’s collocation arrangements with any proper optical cross connects or other equipment that D&E needs to access Dark Fiber before it submits an order for such access.

8.3	Dark Fiber Interoffice Facilities (IOF).

The Dark Fiber IOF UNE is defined as continuous fiber strand(s) that are located within a fiber optic cable sheath between either (a) two Verizon central offices or (b) a Verizon central office and a D&E central office but, in either case, without attached multiplexing, aggregation or other electronics. Dark Fiber IOF is available between the CLEC’s collocation arrangements within two Verizon Central Offices, or between the CLEC’s collocation arrangement in a Verizon Central Office and a CLEC CO/POP. To the extent applicable, the same terms and conditions regarding Dark Fiber Loop UNEs shall govern the Dark Fiber IOF UNE.

8.4

A Dark Fiber Inquiry Form must be submitted prior to submitting an ASR. Upon receipt of the CLEC’s completed Inquiry Form, Verizon will initiate a review of its cable records to determine whether dark fiber may be available between the locations and in the quantities specified, Verizon will respond within fifteen (15)

business days from receipt of the CLEC’s request, indicating whether Unbundled Dark Fiber may be available based on the records search except that for voluminous requests or large, complex projects, Verizon reserves the right to negotiate a different interval.

	8.5	D&E shall order Dark Fiber IOF and Dark Fiber Loop UNEs by sending to Verizon a separate ASR for each A to Z route.

8.6

Direct access to dark fiber loops, subloops, or IOF that terminates in a Verizon premise, must be accomplished via a collocation arrangement in that premise. In circumstances where collocation cannot be accomplished in the premises, the Parties agree to negotiate for possible alternative arrangements.

9.	Network Interface Device

9.1

Subject to the conditions set forth in Section 1 and at D&E’s request, Verizon shall permit D&E to connect a D&E Loop to the Inside Wiring of a Customer through the use of a Verizon NID in the manner set forth in this Section 9. Verizon shall provide D&E with access to NIDs in accordance with, but only to the extent required by, Applicable Law. D&E may access a Verizon NID either by means of a Cross Connection (but only if the use of such Cross Connection is technically feasible) from an adjoining D&E NID deployed by D&E or, if an entrance module is available in the Verizon NID, by connecting a D&E Loop to the Verizon NID. In all cases, Verizon shall perform this Cross Connection. When necessary, Verizon will rearrange its facilities to provide access to an existing Customer’s Inside Wire. An entrance module is available only if facilities are not connected to it.

	9.2	In no case shall D&E access, remove, disconnect or in any other way rearrange, Verizon’s Loop facilities from Verizon’s NIDs, enclosures, or protectors.

9.3

In no case shall D&E access, remove, disconnect or in any other way rearrange, a Customer’s Inside Wire from Verizon’s NIDs, enclosures, or protectors where such Customer Inside Wire is used in the provision of ongoing Telecommunications Service to that Customer.

	9.4	In no case shall D&E remove or disconnect ground wires from Verizon’s NIDs, enclosures, or protectors.

	9.5	In no case shall D&E remove or disconnect NID modules, protectors, or terminals from Verizon’s NID enclosures.

9.6

Maintenance and control of premises Inside Wiring is the responsibility of the Customer. Any conflicts between service providers for access to the Customer’s Inside Wire must be resolved by the person who controls use of the wire (e.g., the Customer).

When D&E is connecting a D&E-provided Loop to the Inside Wiring of a Customer’s premises through the Customer’s side of the Verizon NID, D&E does not need to submit a request to Verizon and Verizon shall not charge D&E for access to the Verizon NID. In such instances, D&E shall comply with the provisions of Sections 9.2 through 9.7 of this Agreement and shall access the Customer’s Inside Wire in the manner set forth in Section 7 of this Agreement.

9.7

Due to the wide variety of NIDs utilized by Verizon (based on Customer size and environmental considerations), D&E may access the Customer’s Inside Wire, acting as the agent of the Customer by any of the following means:

9.7.1

Where an adequate length of Inside Wire is not present or environmental conditions do not permit, D&E may enter the Customer side of the Verizon NID enclosure for the purpose of removing the Inside Wire from the terminals of Verizon’s NID and connecting a connectorized or spliced jumper wire from a suitable “punch out” hole of such NID enclosure to the Inside Wire within the space of the Customer side of the Verizon NID. Such connection shall be electrically insulated and shall not make any contact with the connection points or terminals within the Customer side of the Verizon NID.

9.7.2

D&E may request Verizon to make other rearrangements to the Inside Wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e. D&E, its agent, the building owner or the Customer). If D&E accesses the Customer’s Inside Wire as described in this Section 9.7.2, time and materials charges will be billed to the requesting party (i.e. D&E, its agent, the building owner or the Customer).

10.	Unbundled Switching Elements

Subject to the conditions set forth in Section 1, Verizon shall make available to D&E the Local Switching Element and Tandem Switching Element unbundled from transport, local Loop transmission, or other services, in accordance with this Agreement. Verizon shall provide D&E with access to the Local Switching Element and the Tandem Switching Element in accordance with, but only to the extent required by, Applicable Law.

	10.1	Local Switching.

10.1.1

The unbundled Local Switching Element includes line side and trunk side facilities (e.g. line and trunk side Ports such as analog and ISDN line side Ports and DS1 trunk side Ports). plus the features, functions, and capabilities of the switch. It consists of the line-side Port (including connection between a Loop termination and a switch line card, telephone number assignment, basic intercept, one primary directory listing, presubscription, and access to 911, operator services, and directory assistance), line and line group features (including all vertical features and line blocking options that the switch and its associated deployed switch software is capable of providing and are currently offered to Verizon’s local exchange Customers), usage (including the connection of lines to lines, lines to trunks, trunks to lines, and trunks to trunks), and trunk features (including the connection between the trunk termination and a trunk card).

		10.1.2	Verizon shall offer, as an optional chargeable feature, usage tapes.

10.1.3

D&E may request activation or deactivation of features on a per-port basis at any time, and shall compensate Verizon for the non-recurring charges associated with processing the order. D&E may submit a Bona Fide Request in accordance with Section 14.3 for other switch features and functions that the switch is capable of providing, but which Verizon does not currently provide, or for customized routing of traffic other than operator services and/or directory assistance traffic. Verizon shall develop and provide these requested services where technically feasible with the agreement of D&E to pay the recurring and non-recurring costs of developing, installing, updating, providing and maintaining these services.

	10.2	Network Design Request (NDR).

Prior to submitting any order for unbundled Local Switching (as an UNE or in combination with other UNEs), D&E shall complete the NDR process. As part of the NDR process, D&E shall request standardized or customized routing of its Customer traffic in conjunction with the provision of unbundled Local Switching.

If D&E selects customized routing, D&E shall define the routing plan and Verizon shall implement such plan, subject to technical feasibility constraints. Time and Material Charges may apply.

	10.3	Tandem Switching.

The unbundled Tandem Switching Element includes trunk-connect facilities, the basic switching function of connecting trunks to trunks, and the functions that are centralized in Tandem Switches. Unbundled Tandem switching creates a temporary transmission path between interoffice trunks that are interconnected at a Verizon access Tandem for the purpose of routing a call or calls.

11.	Unbundled Interoffice Facilities

Subject to the conditions of Section 1, where facilities are available, at D&E’s request, Verizon shall provide D&E with interoffice transmission facilities (“IOF”) unbundled from other Network Elements in accordance with, but only to the extent required by Applicable Law, at the rates set forth in the Pricing Attachment; provided, however, that Verizon shall offer unbundled shared IOF only to the extent that D&E also purchases unbundled Local Switching capability from Verizon in accordance with Section 10 of this Attachment.

12.	Signaling Networks and Call-Related Databases

12.1

In accordance with, but only to the extent required by, Applicable Law, Verizon shall provide D&E with access to databases and associated signaling necessary for call routing and completion by providing SS7 Common Channel Signaling (“CCS”) Interconnection, and Interconnection and access to toll free service access code (e.g., 800/888/877) databases, LIDB, and any other necessary databases.

12.2

D&E shall provide Verizon with CCS Interconnection required for call routing and completion, and the billing of calls which involve D&E’s Customers, at non-discriminatory rates, terms and conditions as provided in the Pricing Attachment, provided further that if the D&E information Verizon requires to provide such call-related functionality is resident in a database, D&E will provide Verizon with the access and authorization to query D&E’s information in the databases within which it is stored.

12.3

Alternatively, either Party (“Purchasing Party”) may secure CCS Interconnection from a commercial SS7 hub provider (third party signaling provider) to transport messages to and from the Verizon CCS network, and in that case the other Party will permit the Purchasing Party to access the same databases as would have been accessible if the Purchasing Party had connected directly to the other

Party’s CCS network. If a third party signaling provider is selected by D&E to transport signaling messages, that third party provider must present a letter of agency to Verizon, prior to the testing of the interconnection, authorizing the third party to act on behalf of D&E.

12.4	Regardless of the manner in which D&E obtains CCS Interconnection, D&E shall comply with Verizon’s SS7 certification process prior to establishing CCS Interconnection with Verizon.

12.5

The Parties will provide CCS Signaling to each other, where and as available, in conjunction with all Reciprocal Compensation Traffic, Toll Traffic, Meet Point Billing Traffic, and Transit Traffic. The Parties will cooperate on the exchange of TCAP messages to facilitate interoperability of CCS-based features between their respective networks, including all CLASS Features and functions, to the extent each Party offers such features and functions to its Customers. All CCS Signaling parameters will be provided upon request (where available), including called party number, Calling Party Number, originating line information, calling party category, and charge number. All privacy indicators will be honored as required under applicable law.

12.6	The Parties will follow all Ordering and Billing Forum-adopted standards pertaining to CIC/OZZ codes.

12.7

Where CCS Signaling is not available, in-band multi-frequency (“MF”) wink start signaling will be provided. Any such MF arrangement will require a separate local trunk circuit between the Parties’ respective switches in those instances where the Parties have established End Office to End Office high usage trunk groups. In such an arrangement, each Party will out pulse the full ten-digit telephone number of the called party to the other Party.

12.8

The Parties acknowledge that there is a network security risk associated with interconnection with the public Internet Protocol network, including, but not limited to, the risk that interconnection of D&E signaling systems to the public Internet Protocol network may expose D&E and Verizon signaling systems and information to interference by third parties. D&E shall notify Verizon in writing sixty (60) days in advance of installation of any network arrangement that may expose signaling systems or information to access through the public Internet Protocol network. D&E shall take commercially reasonable efforts to protect its signaling systems and Verizon’s signaling systems from interference by unauthorized persons.

12.9

Each Party shall provide trunk groups, where available and upon reasonable request, that are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties’ respective networks.

12.10

The following publications describe the practices, procedures and specifications generally utilized by Verizon for signaling purposes and are listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Signaling:

	12.10.1	Telcordia Generic Requirements, GR-905-CORE, Issue 1, March, 1995, and subsequent issues and amendments; and

	12.10.2	Where applicable, Verizon Supplement Common Channel Signaling

Network Interface Specification (Verizon-905).

12.11

Each Party shall charge the other Party mutual and reciprocal rates for any usage-based charges for CCS Signaling, toll free service access code (e.g., 800/888/877) database access, LIDB access, and access to other necessary databases, as follows: Verizon shall charge D&E in accordance with the Pricing Attachment and the terms and conditions in applicable Tariffs. D&E shall charge Verizon rates equal to the rates Verizon charges D&E, unless D&E’s Tariffs for CCS signaling provide for lower generally available rates, in which case D&E shall charge Verizon such lower rates. Notwithstanding the foregoing, to the extent a Party uses a third party vendor for the provision of CCS Signaling, such charges shall apply only to the third party vendor.

13.	Operations Support Systems

Subject to the conditions set forth in the Additional Services Attachment, Verizon shall provide D&E with access via electronic inter faces to databases required for pre-ordering, ordering, provisioning, maintenance and repair, and billing. All such transactions shall be submitted by D&E through such electronic interfaces.

14.	Availability of Other UNEs on an Unbundled Basis

14.1

Any request by D&E for access to a Verizon Network Element that is not already available and that Verizon is required by Applicable Law to provide on an unbundled basis shall be treated as a Network Element Bona Fide Request pursuant to Section 14.4, below. D&E shall provide Verizon access to its Network Elements as mutually agreed by the Parties or as required by Applicable Law.

14.2

Notwithstanding anything to the contrary in this Section 14, a Party shall not be required to provide a proprietary Network Element to the other Party under this Section 14 except as required by Applicable Law.

	14.3	Network Element Bona Fide Request (BFR).

14.3.1

Each Party shall promptly consider and analyze access to a new unbundled Network Element in response to the submission of a Network Element Bona Fide Request by the other Party hereunder. The Network Element Bona Fide Request process set forth herein does not apply to those services requested pursuant to Report & Order and Notice of Proposed Rulemaking 91-141 (rel. Oct. 19, 1992) ¶ 259 and n.603 or subsequent orders.

		14.3.2	A Network Element Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Network Element.

14.3.3

The requesting Party may cancel a Network Element Bona Fide Request at any time, but shall pay the other Party’s reasonable and demonstrable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

		14.3.4	Within ten (10) business days of its receipt, the receiving Party shall acknowledge receipt of the Network Element Bona Fide Request.

		14.3.5	Except under extraordinary circumstances, within thirty (30) days of its receipt of a Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a preliminary analysis of such Network Element Bona Fide Request. The preliminary analysis shall confirm that the receiving Party will offer access to the Network Element or will provide a detailed explanation that access to the Network Element is not technically feasible and/or that the request does not qualify as a Network Element that is required to be provided by Applicable Law.

14.3.6

If the receiving Party determines that the Network Element Bona Fide Request is technically feasible and access to the Network Element is required to be provided by Applicable Law, it shall promptly proceed with developing the Network Element Bona Fide Request upon receipt of written authorization from the requesting Party. When it receives such authorization, the receiving Party shall promptly develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals. Unless the Parties otherwise agree, the Network Element requested must be priced in accordance with Section 252(d)(1) of the Act.

14.3.7

As soon as feasible, but not more than ninety (90) days after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, the receiving Party shall provide to the requesting Party a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates, and the installation intervals.

14.3.8

Within thirty (30) days of its receipt of the Network Element Bona Fide Request quote, the requesting Party must either confirm its order for the Network Element Bona Fide Request pursuant to the Network Element Bona Fide Request quote or seek arbitration by the Commission pursuant to Section 252 of the Act.

14.3.9

If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, or is failing to act in accordance with Section 251 of the Act, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

15.	Maintenance of UNEs

If (a) D&E reports to Verizon a Customer trouble, (b) D&E requests a dispatch, (c) Verizon dispatches a technician, and (d) such trouble was not caused by Verizon’s facilities or equipment in whole or in part, then D&E shall pay Verizon a charge set forth in the Pricing Attachment for time associated with said dispatch. In addition, this charge also applies when the Customer contact as designated by D&E is not available at the appointed time. D&E accepts responsibility for initial trouble isolation and providing Verizon with appropriate dispatch information based on its test results. If, as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site on Verizon company premises (“dispatch in”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon. If as the result of D&E instructions, Verizon is erroneously requested to dispatch to a site outside of Verizon company premises (“dispatch out”), a charge set forth in the Pricing Attachment will be assessed per occurrence to D&E by Verizon. Verizon agrees to respond to D&E trouble reports on a non-discriminatory basis consistent with the manner in which it provides service to its own retail Customers or to any other similarly initiated Telecommunications Carrier.

16.	Rates and Charges

The rates and charges for the foregoing UNEs and other services shall be as set forth in this Attachment and the Pricing Attachment.

17.	Combinations

Subject to the conditions set forth in Section 1, Verizon shall be obligated to provide a combination of Network Elements (a “Combination”) only to the extent provision of such Combination is required by Applicable Law. To the extent Verizon is required by Applicable Law to provide a Combination to D&E, Verizon shall provide such Combination in accordance with, and subject to, requirements established by Verizon that are consistent with Applicable Law (such requirements, the “Combo Requirements”). Verizon shall make the Combo Requirements publicly available in an electronic form.

COLLOCATION ATTACHMENT

1.	Verizon’s Provision of Collocation

Verizon shall provide to D&E, in accordance with this Agreement (including, but not limited to, Verizon’s applicable Tariffs) and the requirements of Applicable Law, Collocation for the purpose of facilitating D&E’s interconnection with facilities or services of Verizon or access to Unbundled Network Elements of Verizon; provided, that notwithstanding any other provision of this Agreement, Verizon shall be obligated to provide Collocation to D&E only to the extent required by Applicable Law and may decline to provide Collocation to D&E to the extent that provision of Collocation is not required by Applicable Law. Subject to the foregoing, Verizon shall provide Collocation to D&E in accordance with the rates, terms and conditions set forth in Verizon’s Collocation tariff, and Verizon shall do so regardless of whether or not such rates, terms and conditions are effective.

2.	D&E’s Provision of Collocation

Upon request by Verizon, D&E shall provide to Verizon collocation of facilities and equipment at D&E premises that are located in Verizon’s service territory, but are not located within Verizon’s premises, for the purpose of facilitating Verizon’s interconnection with facilities or services of D&E. D&E shall provide collocation on a non-discriminatory basis in accordance with D&E’s applicable Tariffs, or in the absence of applicable D&E Tariffs, in accordance with terms, conditions and prices to be negotiated by the Parties.

911 ATTACHMENT

1.	911/E-911 Arrangements

1.1

D&E may, at its option, interconnect to the Verizon 911/E-911 Selective Router or 911 Tandem Offices, as appropriate, that serve the areas in which D&E provides Telephone Exchange Services, for the provision of 911/E-911 services and for access to all subtending Public Safety Answering Points (“PSAP”). In such situations, Verizon will provide D&E with the appropriate CLLI codes and specifications of the Tandem Office serving area. In areas where E-911 is not available, D&E and Verizon will negotiate arrangements to connect D&E to the 911 service in accordance with applicable state law.

	1.2	Path and route diverse Interconnections for 911/E-911 shall be made at the D&E-IP, the Verizon-IP, or other points as necessary and mutually agreed, and as required by law or regulation.

1.3

Within thirty (30) days of its receipt of a complete and accurate request from D&E, to include all required information and applicable forms, and to the extent authorized by the relevant federal, state, and local authorities, Verizon will provide D&E, where Verizon offers 911 service, with the following at a reasonable fee, if applicable:

1.3.1

a file via electronic medium containing the Master Street Address Guide (“MSAG”) for each county within the LATA(s) where D&E is providing, or represents to Verizon that it intends to provide within sixty (60) days of CLEC(s) request, local exchange service, which MSAG shall be updated as the need arises and a complete copy of which shall be made available on an annual basis. A letter is required from the PSAP director before the release of the MSAG by Verizon to D&E;

		1.3.2	a list of the address and CLLI code of each 911/E-911 selective router or 911 Tandem office(s) in the area in which D&E plans to offer Telephone Exchange Service;

		1.3.3	a list of geographical areas, e.g., LATAs, counties or municipalities, with the associated 911 tandems, as applicable.

		1.3.4	a list of Verizon personnel who currently have responsibility for 911/E-911 requirements, including a list of escalation contacts should the primary contacts be unavailable.

		1.3.5	any special 911 trunking requirements for each 911/E-911 selective router or 911 Tandem Office, where available, and;

		1.3.6	prompt return of any D&E 911/E-911 data entry files containing errors, so that D&E may ensure the accuracy of the Customer records.

2.	Electronic Interface

D&E shall use, where available, the appropriate Verizon electronic interface, through which D&E shall input and provide a daily update of 911/E-911 database information related to appropriate D&E Customers. In those areas where an electronic interface is not available, D&E shall provide Verizon with all appropriate 911/E-911 information such as name, address, and telephone number via facsimile for Verizon’s entry into the 911/E-

911 database system. Any 911/E-911-related data exchanged between the Parties prior to the availability of an electronic interface shall conform to Verizon standards, whereas 911/E-911-related data exchanged electronically shall conform to the National Emergency Number Association standards (“NENA”). D&E may also use the electronic interface, where available, to query the 911/E-911 database to verify the accuracy of D&E Customer information.

3.	911 Interconnection

Verizon and D&E will use commercially reasonable efforts to facilitate the prompt, robust, reliable and efficient interconnection of D&E systems to the 911/E-911 platforms and/or systems.

4.	911 Facilities

D&E shall be responsible for providing facilities from the D&E End Office to the 911 Tandem or selective router. D&E shall deploy diverse routing of 911 trunk pairs to the 911 tandem or selective router.

5.	Local Number Portability for use with 911

The Parties acknowledge that until Local Number Portability (“LNP”) with full 911/E-911 compatibility is utilized for all ported telephone numbers, the use of Interim Number Portability (“INP”) creates a special need to have the Automatic Location Identification (“ALI”) screen reflect two numbers: the “old” number and the “new” number assigned by D&E. Therefore, for those ported telephone numbers using INP, D&E will provide the 911/E-911 database with both the forwarded number and the directory number, as well as all other required information including the appropriate address information for the customer for entry into the 911/E-911 database system. Further, D&E will outpulse the telephone number to which the call has been forwarded (that is, the Customer’s ANI) to the 911 Tandem office or selective router. D&E will include their NENA five character Company Identification (“COID”) for inclusion in the ALI display.

5.1

D&E is required to enter data into the 911/E-911 database under the NENA Standards for LNP. This includes, but is not limited to, using D&E’s NENA COID to lock and unlock records and the posting of D&E’s NENA COID to the ALI record where such locking and migrating feature for 911/E-911 records are available or as defined by local standards.

6.	PSAP Coordination

Verizon and D&E will work cooperatively to arrange meetings with PSAPs to answer any technical questions the PSAPs, or county or municipal coordinators may have regarding the 911/E-911 arrangements.

7.	911 Compensation

D&E will compensate Verizon for connections to its 911/E-911 platform and/or system pursuant to the rate schedule included in this attachment.

8.	911 Rules and Regulations

D&E and Verizon will comply with all applicable rules and regulations (including 911 taxes and surcharges as defined by local requirements) pertaining to the provision of 911/E-911 services in Pennsylvania.

PRICING ATTACHMENT

1.	General

	1.1	As used in this Attachment, the term “Charges” means the rates, fees, charges and prices for a Service.

	1.2	Except as stated in Section 2 or Section 3, below, Charges for Services shall be as stated in this Section 1.

	1.3	The Charges for a Service shall be the Charges for the Service stated in the Providing Party’s applicable Tariff.

	1.4	In the absence of Charges for a Service established pursuant to Section 1.3, the Charges shall be as stated in Appendix A of this Pricing Attachment.

1.5

The Charges stated in Appendix A of this Pricing Attachment shall be automatically superseded by any applicable Tariff Charges. The Charges stated in Appendix A of this Pricing Attachment also shall be automatically superseded by any new Charge(s) when such new Charge(s) are required by any order of the Commission or the FCC, approved by the Commission or the FCC, or otherwise allowed to go into effect by the Commission or the FCC (including, but not limited to, in a Tariff that has been filed with the Commission or the FCC), provided such new Charge(s) are not subject to a stay issued by any court of competent jurisdiction.

	1.6	In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.5, if Charges for a Service are otherwise expressly provided for in this Agreement, such Charges shall apply.

	1.7	In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.6, the Charges for the Service shall be the Providing Party’s FCC or Commission approved Charges.

	1.8	In the absence of Charges for a Service established pursuant to Sections 1.3 through 1.7, the Charges for the Service shall be mutually agreed to by the Parties in writing.

2.	Verizon Telecommunications Services Provided to D&E for Resale Pursuant to the Resale Attachment

	2.1	Verizon Telecommunications Services for which Verizon is Required to Provide a Wholesale Discount Pursuant to Section 251(c)(4) of the Act.

2.1.1

The Charges for a Verizon Telecommunications Service purchased by D&E for resale for which Verizon is required to provide a wholesale discount pursuant to Section 251(c)(4) of the Act shall be the Retail Price for such Service set forth in Verizon’s applicable Tariffs (or, if there is no Tariff Retail Price for such Service, Verizon’s Retail Price for the Service that is generally offered to Verizon’s Customers), less, to the extent required by Applicable Law: (a) the applicable wholesale discount stated in Verizon’s Tariffs for Verizon Telecommunications Services purchased for resale pursuant to Section 251(c)(4) of the Act; or, (b) in the absence of an applicable Verizon Tariff wholesale discount for Verizon Telecommunications Services purchased for resale pursuant to Section

251(c)(4) of the Act, the applicable wholesale discount stated in Appendix A for Verizon Telecommunications Services purchased for resale pursuant to Section 251(c)(4) of the Act.

2.1.2

The Charges for a Verizon Telecommunications Service Customer Specific Arrangement (“CSA”) purchased by D&E for resale pursuant to Section 3.3 of the Resale Attachment for which Verizon is required to provide a wholesale discount pursuant to Section 251(c)(4) of the Act, shall be the Retail Price for the CSA, less, to the extent required by Applicable Law: (a) the applicable wholesale discount stated in Verizon’s Tariffs for Verizon Telecommunications Services purchased for resale pursuant to Section 251(c)(4) of the Act; or, (b) in the absence of an applicable Verizon Tariff wholesale discount for Verizon Telecommunications Services purchased for resale pursuant to Section 251(c)(4) of the Act, the applicable discount stated in Appendix A for Verizon Telecommunications Services purchased for resale pursuant to Section 251(c)(4) of the Act. Notwithstanding the foregoing, in accordance with, and to the extent permitted by Applicable Law, Verizon may establish a wholesale discount for a CSA that differs from the wholesale discount that is generally applicable to Telecommunications Services provided to D&E for resale pursuant to Section 251(c)(4) of the Act.

2.1.3

Notwithstanding Sections 2.1 and 2.2, in accordance with, and to the extent permitted by Applicable Law, Verizon may at any time establish a wholesale discount for a Telecommunications Service (including, but not limited to, a CSA) that differs from the wholesale discount that is generally applicable to Telecommunications Services provided to D&E for resale pursuant to Section 251(c)(4) of the Act.

2.1.4

The wholesale discount stated in Appendix A shall be automatically superseded by any new wholesale discount when such new wholesale discount is required by any order of the Commission or the FCC, approved by the Commission or the FCC, or otherwise allowed to go into effect by the Commission or the FCC, provided such new wholesale discount is not subject to a stay issued by any court of competent jurisdiction.

2.1.5	The wholesale discount provided for in Sections 2.1.1 through 2.1.3 shall not be applied to:

	2.1.5.1	Short term promotions as defined in 47 CFR § 51.613;

	2.1.5.2	Except as otherwise provided by Applicable Law, Exchange Access services;

2.1.5.3

Subscriber Line Charges, Federal Line Cost Charges, end user common line Charges, taxes, and government Charges and assessment (including, but not limited to, 9-1-1 Charges and Dual Party Relay Service Charges).

2.1.5.4

Any other service or Charge that the Commission, the FCC, or other governmental entity of appropriate jurisdiction determines is not subject to a wholesale rate discount under Section 251(c)(4) of the Act.

	2.2	Verizon Telecommunications Services for which Verizon is Not Required to Provide a Wholesale Discount Pursuant to Section 251(c)(4) of the Act.

2.2.1

The Charges for a Verizon Telecommunications Service for which Verizon is not required to provide a wholesale discount pursuant to Section 251(c)(4) of the Act shall be the Charges stated in Verizon’s Tariffs for such Verizon Telecommunications Service (or, if there are no Verizon Tariff Charges for such Service, Verizon’s Charges for the Service that are generally offered by Verizon).

2.2.2

The Charges for a Verizon Telecommunications Service customer specific contract service arrangement (“CSA”) purchased by D&E pursuant to Section 3.3 of the Resale Attachment for which Verizon is not required to provide a wholesale discount pursuant to Section 251(c)(4) of the Act shall be the Charges provided for in the CSA and any other Charges that Verizon could bill the person to whom the CSA was originally provided (including, but not limited to, applicable Verizon Tariff Charges).

	2.3	Other Charges.

2.3.1

D&E shall pay, or collect and remit to Verizon, without discount, all Subscriber Line Charges, Federal Line Cost Charges, and end user common line Charges, associated with Verizon Telecommunications Services provided by Verizon to D&E.

3.	D&E Prices

Notwithstanding any other provision of this Agreement, the Charges that D&E bills Verizon for D&E’s Services shall not exceed the Charges for Verizon’s comparable Services, except to the extent the D&E has demonstrated to Verizon, or, at Verizon’s request, to the Commission or the FCC, that D&E’s cost to provide such D&E Services to Verizon exceeds the Charges for Verizon’s comparable Services.

4.	Section 271

If Verizon is a Bell Operating Company (as defined in the Act) and in order to comply with Section 271(c)(2)(B) of the Act provides a Service under this Agreement that Verizon is not required to provide by Section 251 of the Act, Verizon shall have the right to establish Charges for such Service in a manner that differs from the manner in which under Applicable Law (including, but not limited to, Section 252(d) of the Act) Charges must be set for Services provided under Section 251.

5.	Regulatory Review of Prices

Notwithstanding any other provision of this Agreement, each Party reserves its respective rights to institute an appropriate proceeding with the FCC, the Commission or other governmental body of appropriate jurisdiction: (a) with regard to the Charges for its Services (including, but not limited to, a proceeding to change the Charges for its services, whether provided for in any of its Tariffs, in Appendix A, or otherwise); and (b) with regard to the Charges of the other Party (including, but not limited to, a proceeding to obtain a reduction in such Charges and a refund of any amounts paid in excess of any Charges that are reduced).

APPENDIX A TO THE PRICING ATTACHMENT

VERIZON PENNSYLVANIA and D&E SYSTEMS, INC.

A. INTERCONNECTION[1]

Service or Element Description[2]:	Recurring Charges:	Non-Recurring Charge:

I. Reciprocal Compensation Traffic Termination[3]
Traffic Delivered at Verizon End Office	$.001723/MOU	Not Applicable
Traffic Delivered at Verizon Tandem	$.002814/MOU	Not Applicable

1 All rates and charges specified herein are pertaining to the Interconnection Attachment.

2 Unless a citation is provided to a generally applicable Verizon tariff, all listed rates and services are available only to D&E when purchasing these services for use in the provision of Telephone Exchange Service, and apply only to Local Traffic and local Ancillary Traffic. Verizon rates and services for use by D&E in the carriage of Toll Traffic shall be subject to Verizon’s tariffs for Exchange Access Service. Adherence to these limitations is subject to a reasonable periodic audit by Verizon.

          As applied to wholesale discount rates, unbundled Network Elements or call transport and/or termination of Local Traffic purchased for the provision of Telephone Exchange Service or Exchange Access, the rates and charges set forth in Appendix A shall apply until such time as they are replaced by new rates as may be approved or allowed into effect by the Commission from time to time pursuant to the FCC Regulations, subject to a stay or other order issued by any court of competent jurisdiction.

3 See the last page regarding measurement and calculation of Reciprocal Compensation Traffic termination charges.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

II. Entrance Facilities and Transport for Interconnection
A. Entrance facilities, and transport, as appropriate, for Interconnection at Verizon End Office, Tandem Office, or other Point of Interconnection

	Per interstate [Verizon FCC 1 Sec. 6 access tariff for Feature Group D service as amended from time to time	Per interstate [Verizon FCC 1 Sec. 6] access tariff for Feature Group D service as amended from time to time

	Per intrastate [Verizon PA PUC. – PA – No. 302 Sec. 6] access tariff for Feature Group D service as amended from time to time	Per intrastate [Verizon PA PUC. – PA – No. 302 Sec. 6] access tariff for Feature Group D service as amended from time to time
III. Exchange Access Service
Interstate	Per Verizon FCC tariff number 1, as amended from time to time
Intrastate	Per Verizon tariff number 302, as amended from time to time

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

IV. End Point Fiber Meet	To be charged in accordance with the requirements of the Interconnection Attachment, Section 3

V. Tandem Transit arrangements for Local Traffic between D&E and carriers other than Verizon that subtend a Verizon Tandem Switch. (Not applicable to Toll Traffic when Meet Point Billing Arrangement applies; Separate trunks required for IXC subtending trunks)

Tandem Switching	$.000795/MOU	Per Section II. above, as applicable
Switched Transport	$.000144/MOU
$.000003/MOU/Mile

B. UNBUNDLED NETWORK ELEMENTS[4] Service or Element Description[5]:	Recurring Charges:	Non-Recurring Charge:

I. Dedicated Transport[6]
Voice Grade/DS-0 DS-1 DS-3 DDS STS-1 OC-3 OC-12

$9.75/Month &
$.03/Mile/Month

$35.22/Month &
$.60/Mile/Month

$489.55/Month &
$16.94/Mile/Month

$10.10/Month &
$.03/Mile /Month

$378.21*/Month &
$15.23*/Mile/Month

$1,144.03*/Month &
$46.79*/Mile/Month

$2,887.97*/Month &
$95.12*/Mile/Month

All: $1.06/Service Order, $357.97/Initial Facility & $24.29/Additional Facility (if purchased when initial facility ordered)
II. Common Transport
Tandem Switching	$.000795/MOU	Not Applicable
Transport Fixed	$.000144/MOU	Not Applicable
Transport Per Mile	$.000003/MOU	Not Applicable

4 All rates and charges specified herein are pertaining to the Unbundled Network Elements Attachment.

5 All rates and/or rate structures set forth herein, that are marked with an asterisk (‘*’), as applied to wholesale discount of retail Telecommunications Services, unbundled Network Elements or call transport and/or termination of Local Traffic purchased for the provision of Telephone Exchange Service or Exchange Access, shall be interim rates and/or rate structures. These interim rates and/or rate structures shall be replaced on a prospective basis by such permanent rates and/or rate structures (applicable to wholesale discount of retail Telecommunications Services, unbundled Network Elements or call transport and/or termination of Local Traffic purchased for the provision of Telephone Exchange Service or Exchange Access) as may be approved by the Commission and if appealed as may be ordered at the conclusion of such appeal.

6 Verizon’s proposed UNEs, UNE combinations, and UNE pricing methodology reflect the FCC’s current rules. Verizon does not agree that UNE prices must be based solely on forward-looking costs, and Verizon reserves the right to seek to change its UNE offerings and UNE prices if the FCC’s rules are vacated or modified by the FCC or by a final, non-appealable judicial decision.

          In compliance with the FCC order approving the merger of GTE Corporation and Bell Atlantic (CC Docket No. 98-1840), Verizon will offer limited duration promotional discounts on residential UNE Loops and UNE Advance Services Loops. The terms and conditions on which these promotional discounts are being made available can be found on http://www.verizon.com/wise for former GTE service areas and former Bell Atlantic service areas.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

III. Digital Cross-Connect System

Service Establishment	Not Applicable	$1913.61

Database Modification	Not Applicable	$150.48/Modification Request
Reconfiguration by Verizon personnel	Not Applicable	$32.37 Programming Charge/Half Hour
DS-0 Cross-Connect	$20.55/Port/Month	$26.48/Port

DS-1 Cross-Connect	$72.10/Port/Month	$33.11/Port

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

IV. Entrance Facilities
2 Wire Voice Grade Channel Termination	$14.04/Month	All: $1.06/Service Order plus installation charges for each initial and additional facility purchased at the time of order: $503.05/Initial & $292.96/Additional

4 Wire Voice Grade Channel Termination DS-1 to Voice Grade Multiplexing DS-1 Channel Termination DS-3 to DS-1 Multiplexing DS-3 Channel Termination STS-1 OC-3 OC-12	$28.78/Month $73.28/Month $155.68/Month $242.57/Month $975.90/Month $325.52*/Month $530.56*/Month $2,129.17*/Month

$504.74/Initial &
$293.52/Additional

$554.67/Initial &
$554.67/Additional

$676.43/Initial &
$335.87/Additional

$554.67/Initial &
$554.67/Additional

$676.43/Initial &
$335.87/Additional

$676.43*/Initial &
$335.87*/Additional

$676.43*/Initial &
$335.87*/Additional

$676.43*/Initial &
$335.87*/Additional

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

V. Unbundled Switching[7]
a. Local Switching Ports
POTS/PBX/Centrex		$1.06/Service Order

Rates per port per month with all vertical features:	$2.67/Port/Month	Per Port: $3.01/Installation $1.34/Disconnect
Rates per port, per month, with all vertical features except:	$1.90/Port/Month
3-Way Calling Centrex Intercom Custom Ringing Calling Number Delivery Block	$.52/Month $.45/Month $.16/Month $.002/Call

ISDN (BRI)	$9.74Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect

7 In addition to the recurring and non-recurring rates set forth herein for unbundled switching elements, Verizon may levy upon purchaser of such elements any access charges (or portion thereof) permitted by Applicable Laws.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

ISDN (PRI)	$128.53/Port/Month	$1.06/Service Order Per Port: $114.73/Installation $1.34/Disconnect
Public/Semi-Public	$3.30/Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect
DID	$5.58/Port/Month	$1.06/ Service Order Per Port: $700.41/Installation $1.32/Disconnect
Switched DS1	$92.70/Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect
IDLC Analog	$382.70/ Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect
UPALP (Unbundled Public Access Line)	$2.50/Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect
UCP (Unbundled Coin)	$3.70/Port/Month	$1.06/Service Order Per Port: $3.01/Installation $1.34/Disconnect

Ancillary Features for UPALP or UCP
International Direct Dial Blocking (IDDB)	$.06543	Not Applicable
Line Side Answer Supervision	$.00592	Not Applicable
Call Type Blocking	$.06543	Not Applicable
Inward Screening	$0.00	Not Applicable
Outward Blocking	$0.06113	Not Applicable
One-way Restriction - Inward Blocking	$0.04181	Not Applicable

SMDI	$206.95	$1.06/Service Order Per Port: $700.41/Installation $1.34/Disconnect
b. Tandem Switching Usage	$.000795/MOU	Not Applicable
c. Local Switching Usage

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

Originating With Vertical Features Terminating With Vertical Features	$.001802/MOU $.001615/MOU	Not Applicable Not Applicable
d. Trunk Ports
End Office (Dedicated) Tandem	$87.81 $214.57	$1.06/Service Order Initial facility $357.97 Additional facility (when ordered at time of Initial Facility) $24.29
VI. Unbundled Loops[8]
2 Wire Analog Loops (POTS Loops)	Density Cell: 1 - $10.25/Month 2 - $11.00/Month 3 - $14.00/Month 4 - $17.50/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

[8] In compliance with the FCC order approving the merger of GTE Corporation and Bell Atlantic (CC Docket No. 98-1840), Verizon will offer limited duration promotional discounts on residential UNE Loops and UNE Advance Services Loops. The terms and conditions on which these promotional discounts are being made available can be found on http://www.verizon.com/wise for former GTE service areas and former Bell Atlantic service areas.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

2 Wire ISDN	Density Cell: 1 - $11.71/Month 2 - $12.42/Month 3 - $15.42/Month 4 - $18.73/Month

Service Order: $1.06
Installation:
If premises visit not required - $13.06 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $77.71, initial loop; $32.91, additional loop

Disconnect:
$1.34 per loop

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

Customer Specified Signaling - 2 Wire	Density Cell: 1 - $10.25/Month 2 - $11.00/Month 3 - $14.00/Month 4 - $17.50/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Coordinated Cutover: [9]
If premises visit not required - $3.28 per order
If premises visit required - $12.25 per order

Designed Circuit:
$41.42 per order

[9] Coordinated Cutover not available with ADSL, HDSL, SDSL, IDSL or Digital Designed Loops.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

Customer Specified Signaling - 4 Wire	Density Cell: 1 - $19.93/Month 2 - $22.81/Month 3 - $28.69/Month 4 - $34.43/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Coordinated Cutover: [10]
If premises visit not required - $3.28 per order
If premises visit required - $12.25 per order

Designed Circuit:
$41.42 per order

[10] Coordinated Cutover not available with ADSL, HDSL, SDSL, IDSL or Digital Designed Loops.

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

DS1	Density Cell: 1 - $117.90/Month 2 - $120.62/Month 3 - $146.42/Month 4 - $191.17/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Coordinated Cutover:
If premises visit not required - $3.28 per order
If premises visit required - $12.25 per order

Designed Circuit:
$41.42 per order

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

DS3	Density Cell: 1 - $915.64/Month 2 - $915.64/Month 3 - $915.64/Month 4 - $915.64/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Coordinated Cutover: If premises visit not required - $3.28 per order
If premises visit required - $12.25 per order

Designed Circuit:
$41.42 per order

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

2 Wire ADSL compatible Loops 2 Wire HDSL compatible Loops 2 Wire SDSL compatible Loops 2 Wire IDSL compatible Loops	Density Cell: 1 - $10.25/Month 2 - $11.00/Month 3 - $14.00/Month 4 - $17.50/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Cooperative Testing, per loop-$31.72

Engineering query,
$123.60

Engineering Work Order,
$555.40

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

4 Wire HDSL Loops	Density Cell: 1 - $19.93/Month 2 - $22.81/Month 3 - $28.69/Month 4 - $34.43/Month

Service Order: $1.06
Installation:
If premises visit not required - $3.01 initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66, initial loop; $22.86, additional loop

Disconnect:
$1.34 per loop

Cooperative Testing, per loop-$31.72

Engineering query,
$123.60

Engineering Work Order, $555.40

Digital Four-Wire (56 KD) Loops	Density Cell: 1 - $37.54*/Month 2 - $40.06*/Month 3 - $47.07*/Month 4 - $51.79*/Month

Service Order: $1.06*
Installation:
If premises visit not required - $3.01* initial and each additional loop; Not Applicable if existing loop & port together

If premises visit required - $67.66*, initial loop; $22.86*, additional loop

Disconnect:
$1.34* per loop

Coordinated Cutover,
premise visit- $12.25*
no premises visit - $3.28*

CCS Design, per order
$41.42*

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

Standard Digital Loop	All: $.45/ Mechanized Loop Qualification per Loop Provisioned	All: $95.27/ Manual Loop Qualification per Loop Request

Digital Designed Loop
2 Wire ADSL compatible Loop (up to 12,000 feet) with Bridged Tap removal	See rates for 2 Wire ADSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)

$123.60* Engineering Query

$555.40* Engineering Work Order Charge

2 Wire ADSL compatible Loop (up to 18,000 feet) with Bridged Tap removal	See rates for 2 Wire ADSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request
$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)

$123.60* Engineering Query

$555.40* Engineering Work Order Charge

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

2 Wire Digital Designed Metallic Loop (up to 30,000 Feet) Non-loaded with Bridged Tap options	See rates for 2 Wire ADSL and 2 Wire HDSL Loops as set forth above
$883.54* Required Removal of Load Coils (up to 21,000 feet)

$1175.10* Required removal of Load Coils (up to 27,000 feet)

$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)

$123.60* Engineering Query

$555.40* Engineering Work Order Charge

2 Wire Digital Designed Metallic Loop with ISDN Loop Extension Electronics	See rates for 2 Wire ISDN Loops as set forth above
$883.54* Required Removal of Load Coils (up to 21,000 feet)

$1175.10* Required Removal of Load Coils (up to 27,000 feet)

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request

$1,055.72* Addition of Range Electronics

$123.60* Engineering Query

$555.40* Engineering Work Order Charge

2 Wire HDSL compatible Loops (up to 12,000 feet) with Bridged Tap removal	See rates for 2 Wire HDSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)
$123.60* Engineering Query
$555.40* Engineering Work Order Charge

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

4 Wire HDSL compatible Loops (up to 12,000 feet) with Bridged Tap removal	See rates for 4 Wire HDSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)
$123.60* Engineering Query

$555.40* Engineering Work Order Charge

2 Wire SDSL compatible Loops with Bridged Tap removal	See rates for 2 Wire SDSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)
$123.60* Engineering Query

$555.40* Engineering Work Order Charge

2 Wire IDSL compatible Loops with (up to 18,000 feet) Bridged Tap removal	See rates for 2 Wire IDSL Loops as set forth above
$193.13* Removal of one Bridged Tap per Request

$469.83* Removal of Multiple Bridged Taps per Loop per Request (up to 18,000 feet)

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

$123.60* Engineering Query

$555.40* Engineering Work Order Charge
VII. Intrastate Collocation
As Applicable Per Verizon PA PUC No. 218 as amended from time to time

VIII. Line Sharing

Rate Element	$ Amount	Mo.	NRC	*Option 1[11]	*Option 2 VERIZON installs/ CLEC vendor installs

Application Fee - Augment	$2500*		X	Not applicable unless adding line-sharing terminations	(1)	(1)
Engineering & Implementation Fee-Additional Cabling	$1095.80*		X	Not applicable unless adding line-sharing terminations	(1)	(1)
Splitter Installation Cost	$1,300.91*		X	Not applicable	(1)
Collocation cross-connect perVG	$1.17* for virtual $0.40* for physical	X		(2) SAC[12]s	(2) SACs	(2) SACs

*Both Option 1 and Option 2 assume there is an existing Collocation Arrangement.

(1) = one required

(2) = two required

[11] Option 1: A CLEC-provided splitter shall be provided, installed and maintained by the CLEC in their own Collocation space. Rearrangements are the responsibility of the CLEC. Verizon dial tone is routed through the splitter in the CLEC Collocation area.

Option 2: Verizon will install, inventory and maintain CLEC provided splitter in Verizon space within the Serving Central Office of the lines being provided. Verizon will have control of the splitter and will direct any required activity.

[12] Service Access Charge (SAC) is the same as Interconnection Access Charge or a cross connect.

Rate Element	$ Amount	Mo.	NRC	*Option 1	Option 2 VERIZON installs/ CLEC vendor installs

Splitter Option A	$20.49*	X		(1)
Splitter Option B	$26.29*	X			(1)	(1)
Splitter Equipment Support	$3.97*	X		(1)	(1)	(1)
WideBand Test Access per line	$2.10*	X		(1)	(1)	(1)

** Although this rate assumes that each relay rack contains 14 splitter shelves, the rate applies only to the shelves that CLEC actually uses in a given relay rack.

(1) = one required

(2) = two required

Rate Element	$ Amount	Mo.	NRC	*Option 1	Option 2 VERIZON installs/ CLEC vendor installs

Service Order	$1.06*		X	(1)	(1)	(1)
Field Installation Dispatch	See Digital Installation Rates		X	(1)	(1)	(1)
Loop Qualification Data Base per link	$0.45*	X		(1)	(1)	(1)
Manual Loop Qualification	$95.27*		X	(1)	(1)	(1)
Engineering Query	$123.60*		X	(1)	(1)	(1)
Engineering Work Order	$555.40*		X	(1)	(1)	(1)
OSS Charges per transaction	TBD*
Unbundled Loops	$0.00*	X
Conditioning charges for Digital Loops and Line Sharing	See Digital Designed Loop Rates		X

(1) = one required

(2) = two required

Service or Element Description:	Recurring Charges:		Non-Recurring Charge:

IX. EEL
DS0 Connection Charge
2 Wire Analog Loop	$0.08	*

2 Wire Digital Loop	$0.09	*

4 Wire Analog Loop	$0.17	*

DS1 Connection Charge	$0.91	*

DS3 Connection Charge	$108.39	*

Digital Four Wire DS0 Loop Connection Charge	$0.27	*

X. UNE Platform Conversion
Initial			$4.20	*
Additional			$4.04	*

Service or Element Description:	Recurring Charges:		Non-Recurring Charge:

XI. DARK FIBER
Records Review			$116.50	*
Dark Fiber – IOF
Verizon C.O. to Verizon C.O
Service Order			$55.22	*
Serving Wire Center (“SWC”) Charge/SWC/Pair	$7.41	*	$42.59	*
	$46.89	*
IOF Mileage/Pair/ mile
IOF Mileage Installation Charge/Pair			$204.94	*

Verizon C.O. to CLEC C.O.
Service Order			$55.22	*
SWC Charge/SWC/Pair	$7.41	*	$42.59	*
Channel Termination Charge/CLEC C.O.	$43.70	*	$353.23	*

Dark Fiber – LOOP
Service Order			$55.22	*
SWC Charge/SWC/Pair	$7.41	*	$38.53	*
Loop Charge/Pair

Rate Group A1	$28.49	*	$566.97	*
Rate Group A2	$54.11	*	$566.97	*
Rate Group B1	$80.08	*	$566.97	*
Rate Group B2	$102.32	*	$566.97	*

XII. UNBUNDLED SUBLOOP ARRANGEMENT (USLA)
USLA - 2 Wire - Distribution	Density Cell	New:
	1-$3.44*	Initial $128.93*
	2-$3.47*	Additional $58.05*
	3-$5.31*	Loop Through:
	4-$8.25*	Initial $222.89*
Additional $130.13*
USLA - 4 Wire – Distribution	Density Cell	New:
	1-$4.39*	Initial $159.25*
	2-$5.07*	Additional $73.55*
	3-$8.18*	Loop Through:
	4-$13.44*	Initial $253.10*
Additional $154.73*

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

XIII. Signaling and Databases
1. STP Port
Termination	$604.28/Month	$95.29/Port

Access	$.43/Mile/Month	$1.06/Service Order
$277.36/Initial Facility &
$24.29/Additional Facility
$1.34/ Disconnect/ Link

2. 800/888/877 Database
Basic Query	$.000817/Query	Not Applicable
Vertical Query	$.000324/Query	Not Applicable

3. LIDB Validation
LIDB Point Codes	Not Applicable	$86.87/Point Code

Calling Card	$.015620/Query	Not Applicable

Billed Number Screening	$.015620/Query	Not Applicable

Storage of D&E’s Data in LIDB Database	Not Applicable	$1,487.64 Service Establishment

4. AIN Service Creation (ASC) Service Developmental Charges
Service Establishment	Not Applicable	$894.74

Service Creation Access Port	$113.97/Port/Month	Not Applicable

Service Creation Usage

a. Remote Access	$1,218.44/Day	Not Applicable

b. On-Premise	$1,218.44/Day	Not Applicable

Certification & Testing	$78.00/Hour	Not Applicable

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

Help Desk Support	$82.55/Hour	Not Applicable

5. Service Charges
Subscription Charge	$5.25/Month	Not Applicable

Database Queries

a. Network Query	$.0006/Query	Not Applicable

b. D&E Network Query	$.0006/Query	Not Applicable

c. D&E Switch Query	$.0006/Query	Not Applicable

Trigger Charge

a. Line Based	$.0009/Query	Not Applicable

b. Office Based	$.0009/Query	Not Applicable

Utilization Element	$.0003/Query	Not Applicable

Service Activation Charge

a. Network Service Activation	Not Applicable	$8.48/Service Activated/Line

b. D&E Network Service Activation	Not Applicable	$8.48/Service Activated/Line

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

c. D&E Switch Service Activation	Not Applicable	$8.48/Service
Activated/Line
Service Modification

DTMF Update	$.09/Occurrence	Not Applicable

Switch Based Announcement	$.004/Announcement	Not Applicable

XIV. Network Interface Device (NID)
2-wire NID	$.64*/Month	Not Applicable
4-wire NID	$.64*/Month	Not Applicable
DS1 NID	$3.81*	Not Applicable
NID - 2 Wire per NID/month - NID-to-NID	$0.64*
NID - 4 Wire per NID/month - NID-to-NID	$0.64*
NID - Shared NID (multiple loops in a single NID)	TBD
Service Call Dispatch	$25.56*
Each 15 minutes (period or part)	$12.25*

C. RESALE[13]
I. Wholesale Discount for Resale of Retail
Telecommunications Services[14]
Resale of retail services if D&E provides own operator services platform	25.69%

Resale of retail services if D&E uses Verizon operator services platform	23.43%

Resale of Residential Verizon Retail Telecommunications

Discount as per Verizon Tariff PA. P.U.C.-No. 1, §1, ¶ 8.1, (D) [in Density Cells 3 & 4], between January 1, 2000 and the later of (a) October 1, 2000 or (b) the date upon which the FCC approves an application of Verizon’s Section 271 (d) (1) under the Act

[13] All rates and charges specified herein are pertaining to the Resale Attachment.

            In compliance with the FCC Order approving the Merger of GTE Corporation and Bell Atlantic (CC Docket No. 98-1840), Verizon will offer limited duration promotional discounts on resold residential exchange access lines. The terms and conditions on which these promotional discounts are being made available can be found on Verizon’s web site, at http://www.verizon.com/wise for former GTE service areas and former Bell Atlantic service areas.

14 Excludes telecommunications services designed primarily for wholesale, such as switched and special exchange access service, and, subject to the provisions of the Resale Attachment, the following additional arrangements that are not subject to resale: limited duration (90 days or less) promotional offerings, public coin telephone service, and technical and market trials. Taxes shall be collected and remitted by the reseller and Verizon in accordance with legal requirements and as agreed between the Parties. Surcharges (e.g., 911, telecommunications relay service, universal service fund) shall be collected by the reseller and either remitted to the recipient agency or NECA, or passed through to Verizon for remittance to the recipient agency or NECA, as appropriate and agreed between the Parties. End user common line charges shall be collected by the reseller and remitted to Verizon.

Service or Element Description:		Recurring Charges:	Non-Recurring Charge:

D. OPERATIONS SUPPORT SYSTEM
1.	Pre-Ordering	$.23/Query	Not Applicable
2.	Ordering	$3.35/Transaction	Not Applicable
3.	Provisioning	Included in Ordering	Not Applicable
4.	Maintenance & Repair
	a. ECG Access	$.23/Query	Not Applicable
	b. EB/OSI Access	$1.17/Trouble Ticket	Not Applicable
5.	Billing
	a. CD-ROM	$249.56/CD-ROM	Not Applicable

b. Daily Usage File
	b.1. Existing Message Recording	$.000261/Message	Not Applicable
b.2. Delivery of DUF
	Data Tape	$17.34/Tape	$62.13/Programming Hour
	Network Data Mover	$.000095/Message	Not Applicable
	CMDS	$.000095/Message	$62.13/Programming Hour

b.3. DUF Transport
	9.6 kb Communications Port	$10.37/Month	$7,527.00/Port
	56 kb Communications Port	$28.63/Month	$31,149.87/Port
	256 kb Communications Port	$28.63/Month	$51,854.42/Port
	T1 Communications Port	$363.64/Month	$185,031.55/Port
	Line Installation	Not Applicable	$62.13/Programming Hour/Port
	Port Set-up	Not Applicable	$9.97/Port
	Network Control Programming Coding	Not Applicable	$62.13/Programming Hour/Port

E. 911/E911		Access pass-through to number portability purchaser
Transport		Per section B. above.
Data Entry and Maintenance		No Charge

Service or Element Description:		Recurring Charges:	Non-Recurring Charge:

F.	TIME AND MATERIALS
	Special Construction	As applicable per Verizon-PA PUC 1 sec. 9

	Service Technician (service work on unbundled loops outside of the Central Office)	Not Applicable	$1.06/Service Order $25.56/Premises Visit $12.25 Labor Charge/ Quarter Hour After First Quarter Hour

	Central Office Technician	Not Applicable	$1.06/Service Order $10.54 Labor Charge/ Quarter Hour or Fraction Thereof

G.	CUSTOMIZED ROUTING

	To Reseller Platform	$.13769/Line/Month	$3.89/Line

	To Verizon Platform for Re-Branding	$.068849/Call	$3.89/Line

	Customized Routing Transport	Per section B. above.

H.	DIRECTORY LISTINGS & BOOKS

Primary Listing (on initial UNE service order). For each residence telephone number, two (2) listings in the White Page directory are provided. For each business telephone number listed (except numbers of Centrex or Centrex-like services or indialing service station lines) one (1) listing is provided in the White Page Directory and one (1) listing in the Yellow Page directory of the type provided to Verizon-PA end user business customers for which no specific charge applies.

		Not Applicable	Not Applicable

Other Tariffed Listing Services (For listings ordered in excess of the primary listings provided or other listing types, or listings ordered at a time other than initial UNE service order, or listings ordered not associated with a UNE service order.)

Retail rates less wholesale discount. For retail rates see Verizon-PA tariff No. 1 sec. 5.B.

	Books & delivery (annual home area directories only)	No charge for normal numbers of books delivered to end users; bulk deliveries to D&E per separate arrangement

LOCAL TRAFFIC TERMINATION RATES

A.	Charges by Verizon

(a) Traffic delivered to Verizon Access Tandem: $.002814 per mou.

(b) Traffic delivered directly to terminating Verizon End Office: $.001723 per mou.

B.	Charges by D&E

1.	Single-tiered interconnection structure:

D&E’s rates for the termination of Verizon’s Local Traffic under the single-tiered interconnection structure shall be recalculated once each year on each anniversary of the Effective Date (the “Rate Determination Date”). The methodology for recalculating the rates is as follows:

Access Tandem Minutes = Total minutes of use of Local Traffic delivered by D&E to Verizon Access Tandem for most recent billed quarter.

End Office Minutes = Total minutes of use Local Traffic delivered by D&E directly to the terminating Verizon End Office for most recent billed quarter.

Total Minutes = Total minutes of use of Local Traffic delivered by D&E to Verizon for most recent billed quarter.

D&E Charge at the D&E-IP =

(Access Tandem Minutes x $.002814) + (End Office Minutes x $.001723)

Total Minutes

For the first year after the Effective Date, the D&E charge shall be calculated based on the traffic data of the quarter immediately preceding such Effective Date, or if no such traffic exists, on the proportion of Reciprocal Compensation Traffictermination trunks to Verizon End Offices and to Verizon Access Tandems.

2.	Multiple-tiered interconnection structure (if offered by D&E to any carrier)

(a) Local Traffic delivered to D&E Access Tandem: $.002814

(b) Local Traffic delivered to terminating D&E End Office/node: $.001723

C.	Miscellaneous Notes

1.      The D&E termination rate under the single-tiered interconnection structure set forth above is intended to be a Local Traffic termination rate for Interconnection to the D&E-IP within each LATA that is reciprocal and equal to the actual rates that will be charged by Verizon to D&E under the two-tiered Local Traffic termination rate structure described above that will apply after the first anniversary of the Effective Date. The single D&E termination rate is also intended to provide financial incentives to D&E to deliver traffic directly to Verizon’s terminating End Offices once D&E’s traffic volumes reach an appropriate threshold.